Exhibit 10.19

SUBLEASE

THIS SUBLEASE AGREEMENT (“Sublease”) is made as of the              day of July, 2004, by and between Millennium Pharmaceuticals, Inc. (hereinafter called “Sublandlord”), a Delaware corporation, and GenPath Pharmaceuticals, Inc. (hereinafter called “Subtenant”), a Delaware corporation.

RECITALS:

A. Pursuant to a Lease dated as of November 17, 1997, as amended by a First Amendment to Lease dated as of March 16,1998, by a Second Amendment to Lease dated as of June, 1998 and by a Third Amendment to Lease dated as of April 20, 1999 (hereinafter collectively, the “Prime Lease”), a true and complete copy of which is attached hereto as Exhibit A, Sublandlord, as tenant, leased from FC 45/75 Sidney, Inc., as landlord (hereinafter called “Prime Landlord”), certain premises consisting of approximately 197,732 rentable square feet, together with all rights appurtenant thereto, including without limitation, such parking as is provided thereunder (hereinafter, the “Leased Premises”), located at 45 Sidney Street and 75 Sidney Street, Cambridge, Middlesex County, Massachusetts, all as more particularly described in the Prime Lease.

B. Sublandlord and Subtenant have agreed that Sublandlord will sublet to Subtenant 55,200 rentable square feet of space, comprised of 27,600 rentable square feet of space located on the 4th floor (hereinafter, the “4th Floor Premises”) and 27,600 rentable square feet of space located on the 5th floor (hereinafter, the “5th Floor Premises”), of the building located at 75 Sidney Street as shown on Exhibit B attached hereto (hereinafter collectively, the “Subleased Premises”).

C. Sublandlord and Subtenant hereby execute and deliver this Sublease subject to the condition precedent of Sublandlord’s obtaining the Prime Landlord’s written consent hereto.

D. Capitalized terms defined in the Prime Lease and not otherwise defined herein shall have the same meanings as the Prime Lease.

AGREEMENTS:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and for the mutual covenants contained herein, the parties agree as follows.

1.	Lease; Term. Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Subleased Premises, together with all rights appurtenant thereto, including all rights of Sublandlord in common areas of the Building in common with others entitled thereto, for a term (the “Sublease Term”) commencing on the Commencement Date, as defined below, and expiring on February 28, 2014 (the “Expiration Date”).

2.	Improvement of the Subleased Premises.

A. Design of Sublandlord’s Work and Subtenant’s Work. Sublandlord and Subtenant each agree to engage Stubbins Associates, Inc. (“Architect”) under separate contracts for the preparation of plans and specifications for Sublandlord’s Work and Subtenant’s Work, as defined below, substantially in accordance with the outline specifications attached hereto as Exhibit C and Exhibit D, respectively.

B. Preparation of Subleased Premises.

(1) Access to Subleased Premises. Sublandlord hereby agrees to grant access to the Subleased Premises as of the date of execution of this Sublease for the purposes of Subtenant preparing for (but not initiating) commencement of Subtenant’s Work (as defined below), which work shall not commence until Sublandlord and Prime Landlord approve the plans and specifications for Subtenant’s Work as required under the Prime Lease and this Sublease. The period of occupancy prior to approval of the plans and specifications (the “Early Access Period”) shall be governed by the terms and conditions of this Sublease. If Prime Landlord has not approved Subtenant’s plans and specifications by the Sunset Date (as defined below), Subtenant shall, within five (5) days after the Sunset Date, vacate and restore the Subleased Premises and deliver the same to Sublandlord in its condition at the time Subtenant’s entry hereunder.

(2) Sublandlord’s Work. Sublandlord hereby agrees to demise the Subleased Premises and building systems servicing the Subleased Premises, and to demise the Building lobby, in accordance with the plans and specifications therefor prepared by Architect consistent with Exhibit C (“Sublandlord’s Work”), and to achieve substantial completion of Sublandlord’s Work by October 1, 2004. The date of substantial completion of Sublandlord’s Work shall be the date upon which (i) Sublandlord’s Work has been completed, except for items the incompletion of which do not and the subsequent completion of which will not, adversely affect or interfere with Subtenant’s occupancy of, or Subtenant’s ability to obtain a certificate of occupancy for, the Subleased Premises, which items shall be set forth on a punch list signed by Sublandlord and Subtenant (ii) all mechanical, electrical and plumbing systems including steam for the autoclave and emergency power as hereinafter provided shall be in good working order and adequate to service the Subleased Premises [as improved prior to the commencement of Subtenant’s Work], (iii) the glass wash equipment described in Exhibit E hereto (which shall remain in the Subleased Premises for use by Subtenant during the Sublease Term without additional charge to Subtenant) shall be in good working order and (iv) Architect has so certified to Sublandlord and Subtenant as to (i) and (ii) above. Sublandlord shall complete such punch list items promptly after substantial completion. Construction of Sublandlord’s Work shall be performed by Kirkland Construction Company, at Sublandlord’s expense. Except for the completion of Sublandlord’s Work, the Subleased Premises are leased to Subtenant in their condition on the date hereof. Sublandlord has made no representations, warranties or promises, except as otherwise provided in this Section 2, with respect to the Subleased Premises or the suitability thereof for the uses contemplated by this Sublease. Subtenant agrees to accept possession of the Subleased Premises on the Commencement Date “as is,” in their same condition as on the date hereof, provided that Sublandlord shall complete Sublandlord’s Work, as set forth herein. The office furniture (the “Furniture”) and non plug-in equipment described in Exhibit F hereto shall remain in the Subleased Premises for use by Subtenant during the Sublease Term without additional charge to Subtenant.

C. Subtenant’s Work. Subtenant shall install its tenant improvements in the Subleased Premises in accordance with the plans therefor prepared by Architect, a schedule of which is attached hereto as Exhibit D, which shall be subject to Sublandlord’s prior written consent and approval, such approval not to be unreasonably withheld, conditioned or delayed (it being agreed that ten (10) business days is a reasonable period for review by Sublandlord of Subtenant’s plans and any changes thereto), and subject to Prime Landlord’s prior written consent and approval in accordance with the Prime Lease (“Subtenant’s Work”). Construction of Subtenant’s Work and the administration thereof shall be performed by Linbeck Construction, at Subtenant’s expense. Subtenant and Sublandlord shall work cooperatively to coordinate the execution of the Sublandlord’s Work and the Subtenant’s Work. Upon completion of Subtenant’s Work, Subtenant shall have the ongoing right to construct, at Subtenant’s sole cost and expense, alterations to the Subleased Premises consistent with the uses permitted hereunder subject to Sublandlord’s prior written consent and approval, which shall not be unreasonably withheld, conditioned or delayed, and Prime Landlord’s prior written consent and approval in accordance with the Prime Lease. All alterations shall be performed in accordance with the terms of the Prime Lease. Subtenant shall be solely responsible for removing any alterations installed by Subtenant upon the expiration or termination of this Sublease, to the extent that such removal is required by the Prime Landlord in accordance with the Prime Lease. In addition, upon the expiration or termination of this Sublease, Subtenant shall, if required to do so by Prime Landlord in accordance with the Prime Lease, properly reinstall any fixtures and equipment removed by Subtenant during the term of this Sublease.

D. Commencement Date. The Term of this Sublease shall commence on the date which is the later to occur of (a) October 1, 2004, and (b) the date of substantial completion of Sublandlord’s Work (or, in the event of a Subtenant Delay, as defined below, the date on which Sublandlord’s Work would have been substantially complete absent the Subtenant Delay).

E. Delays. Notwithstanding anything to the contrary contained in this Sublease, for each day that the completion of Subtenant’s Work is delayed beyond October 1, 2004 because of Sublandlord’s Delay, as hereinafter defined, the Base Rent Commencement Date shall be extended on a day for day basis. In addition, for each day that the completion of Subtenant’s Work is delayed more than thirty (30) days beyond October 1, 2004 because of Sublandlord’s Delay, Subtenant shall be entitled to a credit against Rent equal to the Sublandlord Delay Credit (as hereinafter defined). As used herein, the term “Sublandlord Delay Credit” shall mean an amount equal to (x) the number of days that completion of Subtenant’s Work is delayed more than thirty (30) days beyond October 1, 2004 because of Sublandlord’s Delay, multiplied by (y) the Rent for each day of such delay. “Subtenant’s Delay”

shall mean: (i) any request by Subtenant that Sublandlord delay in the commencement or completion of Sublandlord’s Work for any reason; (ii) any change by Subtenant in any of the work described in Exhibit C hereto, or in any of the work described in Exhibit D which delays the performance of Sublandlord’s Work; (iii) any other act or omission of Subtenant or any of its officers, agents, servants or contractors; and (iv) any reasonably necessary displacement of any of Sublandlord’s Work from its place in Sublandlord’s construction schedule resulting from any of the causes for delay referred to in clauses (i), (ii), and (iii) of this definition and the fitting of such work back into such schedule but only to the extent the same actually delays Sublandlord’s Work. “Sublandlord’s Delay” shall mean: (i) any request by Sublandlord that Subtenant delay in the commencement or completion of Subtenant’s Work for any reason; (ii) any change by Sublandlord in any of the work described in Exhibit D hereto after the approval of the plans therefore by Sublandlord and Subtenant; (iii) any other act or omission of Sublandlord or any of its officers, agents, servants or contractors; and (iv) any reasonably necessary displacement of any of Subtenant’s Work from its place in Subtenant’s construction schedule resulting from any of the causes for delay referred to in clauses (i), (ii), and (iii) of this definition and the fitting of such work back into such schedule but only to the extent the same actually delays Subtenant’s Work. Each party shall give notice to the other within three (3) business days of any delay it believes may constitute a Subtenant’s Delay or a Sublandlord’s Delay, as applicable, on the part of the other.

F. Sublandlord’s Representations. Sublandlord represents and warrants (i) that it is the holder of the interest of the “Tenant” under the Prime Lease and said interest is not the subject of any lien, assignment, sublease, or other hypothecation or pledge, (ii) that the Prime Lease is in full force and effect unmodified, except as set forth above, and constitutes the entire agreement between the Prime Landlord and Sublandlord in respect of the Subleased Premises, (iii) that no notices of default have been served on Sublandlord under the Prime Lease which have not been cured, (iv) that to the best of Sublandlord’s knowledge, neither Sublandlord nor Prime Landlord is in default under the Prime Lease; (v) that to the best of Sublandlord’s knowledge, there are no Hazardous Materials in the Subleased Premises; (vi) that the Subleased Premises have been decommissioned by Sublandlord (a copy of such decommissioning report shall be provided to Subtenant); (vii) that to the best of Sublandlord’s knowledge, there are currently no uncured violations of any federal, state or local laws, regulations, codes, executive orders, guidelines or requirements affecting the Subleased Premises or the Building for which Sublandlord is responsible; and (viii) that this Sublease is permitted by right and no consent or approval is necessary for this Sublease from the Massachusetts Institute of Technology (“MIT”), as landlord under the Amended and Restated Construction and Lease Agreement by and between MIT and Prime Landlord dated as of December 15, 1997 (the “Ground Lease”), and nothing in the Ground Lease is inconsistent with the rights and interests of Subtenant hereunder.

3.	Rent. The annual base rent per year, drawn on a U.S. bank, payable in advance in equal monthly installments, commencing on the date which is the later to occur of April 1, 2005 or one hundred eighty (180) days after the Commencement Date (as said date may be extended pursuant to Section 2.D hereof, the “Base Rent Commencement Date”), and thereafter on the first day of each calendar month in advance, prorated for any partial month at the beginning or end of the Sublease Term, shall be paid as follows:

Lease Year	Annual Rental Rate	Monthly Rent
Base Rent Commencement Date-1/1/07	$1,717,600.00	$143,133.33
1/1/07-9/30/10	$2,097,600.00	$174,800.00
10/1/10-2/28/14	$2,208,000.00	$184,000.00

Rent and all other charges due hereunder shall be payable without demand, notice, set-off, or counterclaim at Sublandlord’s address set forth below or at such other place as may be set forth by notice from Sublandlord to Subtenant. Any installment of rent due or accruing hereunder and any other sum, whether termed rent or otherwise, and payable hereunder by Subtenant to Sublandlord, not paid within five (5) days from the date when due, shall bear interest from the due date at a rate equal to the prime rate published by the Wall Street Journal from time to time plus four percent (4%).

4.	Additional Rent. Subtenant agrees to pay to Sublandlord twenty-seven and 92/100 percent (27.92%) (“Subtenant’s Pro Rata Share”), of any and all Tenant’s Tax Expenses Allocable to the Premises and Tenant’s Operating Expenses Allocable to the Premises from time to time payable by Sublandlord under Article III of the Prime Lease and properly allocable to the Sublease Term commencing on the Base Rent Commencement Date, including, to the extent the same are provided to the Subleased Premises to substantially the same extent and degree as to the balance of the Leased Premises and not separately metered or check metered or otherwise separately charged to Subtenant, charges for utilities and services from time to time payable by Sublandlord under and pursuant to Section 3.4 of the Prime Lease and the out-of-pocket costs to Sublandlord of any Tenant-Provided Services from time to time provided by Sublandlord under and pursuant to Section 5.3 of the Prime Lease.

5.	Utilities. Sublandlord shall provide sufficient steam to the Subleased Premises for Subtenant to operate the existing autoclave in the Subleased Premises during the Sublease Term. Sublandlord shall also provide emergency power to the Subleased Premises equal to at least Subtenant’s Pro Rata Share of that from time to time available to the Building. As to utilities provided to any portion of the Subleased Premises that are provided to other portion(s) of the Building and are metered or check-metered together with such other portion(s), Sublandlord shall only charge Subtenant, and Subtenant shall pay only for, that fraction of the utilities so metered that the rentable square footage of the portions of the Subleased Premises served by such meter bears to the total amount of the Building (including the Subleased Premises) so served.

6.	Maintenance and Repairs. Subtenant shall be responsible, commencing on the Commencement Date, for all maintenance and repairs to equipment solely serving the Subleased Premises. In addition, Subtenant shall be responsible for Subtenant’s Pro Rata Share of out-of-pocket costs from time to time incurred by Sublandlord in the maintenance and repair of any shared building systems serving the entire Leased Premises, including the Subleased Premises.

7.	Parking. Subtenant shall lease one hundred ten (110) parking spaces in the 101 Pacific Street Garage on the same terms and conditions and at the same rental rate per space as set forth in the Prime Lease, the payments for which shall constitute additional rent hereunder.

8.	Personal Property Taxes. Subtenant agrees to pay to local tax authorities and other governmental agencies throughout the term of this Sublease all personal property taxes which may be levied against Subtenant’s merchandise, trade fixtures and other personal property in and about the Subleased Premises.

9.	Use. Subtenant may use the Subleased Premises only for the uses permitted under the Prime Lease, including an animal facility.

10.	Prime Lease Terms and Conditions. The terms and conditions of the Prime Lease are hereby incorporated by reference and made a part hereof, as if set forth in full herein, except that references to “Tenant” therein shall be deemed to be “Subtenant” hereunder, references to “Landlord” therein shall be deemed to be “Sublandlord” hereunder (except in Article IV of the Prime Lease as incorporated herein by reference, where references to “Landlord” shall be deemed to refer only to Prime Landlord and except that financial statements shall be provided only to Sublandlord and Prime Landlord pursuant to Section 12.11 only if required by Prime Landlord pursuant to the Prime Lease), references to the “Premises” therein shall be deemed to be “Subleased Premises” and such other terms shall be deemed modified as may be appropriate in the given context, provided (i) Prime Landlord shall continue to have all rights set forth in the Prime Lease (notwithstanding the fact that Sublandlord shall also have the same rights under this Sublease), and (ii) Sublandlord shall not be deemed to have assumed any of the obligations of Prime Landlord as a result of the incorporation of the Prime Lease. This Sublease and all of its terms, covenants, representations, warranties, agreements and conditions are in all respects subject and subordinate to the Prime Lease. Subtenant agrees that in no event shall Prime Landlord be (a) liable to Subtenant for any act or omission of Sublandlord; (b) liable for the return of any security deposit unless Prime Landlord is holding the same; (c) subject to any offsets or defenses by Sublandlord which Subtenant may have against Sublandlord; or (d) bound by any rent or additional rent which Subtenant may have prepaid for more than the current month. Without limiting the foregoing, it is understood and agreed that Subtenant shall have the abatement and termination rights of “Tenant” (in the event of a casualty or eminent domain) under and pursuant to Article VIII of the Prime Lease as incorporated herein by reference. Notwithstanding the foregoing, the following provisions of the Prime Lease and Exhibits annexed thereto are not incorporated herein by reference and shall not, except as to definitions set forth therein, have any applicability to this Sublease: Articles/Sections: I, II, 3.1, 3.2, 3.3, 3.4, 3.7, XI, 12.8, 12.9, 12.10 and 12.17.

Except to the extent otherwise expressly provided herein, the only services or rights to which the Subtenant is entitled hereunder are those expressly set forth herein and those for which Sublandlord is responsible under the Prime Lease. Sublandlord agrees to use commercially reasonable efforts to cause Prime Landlord to provide the Subleased Premises with the services that are to be provided by Prime Landlord to the Leased Premises and the Building under the Prime Lease. If Prime Landlord defaults in the performance or observance of any of Prime Landlord’s obligations under the Prime Lease, Sublandlord shall use reasonable efforts to cause Prime Landlord to perform such obligations, provided that Sublandlord shall not be obligated to initiate or prosecute litigation with respect thereto. If Prime Landlord fails to provide to the Subleased Premises any of the services described under the Prime Lease, or Sublandlord fails to provide to the Subleased Premises any of the Services for which Sublandlord is responsible hereunder, and such failure materially and adversely interferes with Subtenant’s use and enjoyment of the Subleased Premises, then notwithstanding anything to the contrary herein or incorporated by reference herein, Subtenant shall be entitled to an equitable adjustment of Rent (except that as to services to be provided by Prime Landlord, such adjustment shall be available only if and to the extent that Sublandlord actually receives an equitable adjustment of Rent under the Prime Lease) until such services are restored or other cause or circumstance rectified, whether by Prime Landlord or Sublandlord as aforesaid. In addition, Sublandlord shall cooperate with Subtenant from time to time upon reasonable request from Subtenant to obtain for Subtenant’s benefit the rights of Sublandlord as Tenant with respect to roof rights under Section 2.2(b) thereof and the right to substitute parking under Section 2.4 thereof.

11.	Compliance with Prime Lease. Subtenant covenants and agrees that Subtenant will not (beyond any applicable grace or cure period under the Prime Lease incorporated by reference herein) do anything which would constitute a default under the provisions of the Prime Lease or omit to do anything Subtenant is obligated to do under the terms of this Sublease (beyond any applicable grace or cure period under the Prime Lease as incorporated by reference herein), which omission would constitute a default under the Prime Lease.

Sublandlord covenants and agrees that Sublandlord will not do anything which would constitute a default (beyond any applicable grace or cure period under the Prime Lease) under the provisions of the Prime Lease or omit to do anything Sublandlord is obligated to do under the terms of this Sublease (beyond any applicable grace or cure period under the Prime Lease) which omission would constitute a default under the Prime Lease nor shall Sublandlord voluntarily surrender or terminate the Prime Lease (except as permitted pursuant to the Prime Lease in the event of casualty or eminent domain), nor shall it agree to modify or amend the Prime Lease in any way that will reduce the rights or increase the obligations of Subtenant under this Sublease in any material respect. Sublandlord shall promptly provide Subtenant with a copy of any notice of default Sublandlord receives from Prime Landlord under the Prime Lease, and any other notice from Prime Landlord which relates to or effects the Subleased Premises. Sublandlord agrees that Subtenant shall have the rights to (i) cure any Sublandlord default under the Prime Lease upon five (5) days prior written notice to Sublandlord (except in the case of an emergency, as to which Subtenant shall advise Sublandlord by telephonic notice at the time of such cure), and (ii) offset against Rent otherwise from time to time payable hereunder all costs and expenses that Subtenant reasonably incurs in curing such Sublandlord default under the Prime Lease.

12.	Termination. This Sublease shall terminate upon the termination of the Prime Lease for any reason whatsoever, without any liability therefor on the part of Sublandlord to Subtenant (except if such termination is a result of Sublandlord’s breach of its obligations hereunder, including, without limitation, those expressly set forth in Section 11 above), with the same force and effect as if the date of such termination had been provided expressly in this Sublease as the Expiration Date, except to the extent that Subtenant and Prime Landlord separately otherwise agree that the Subtenant shall retain occupancy of the Subleased Premises from and after such termination, provided that Sublandlord shall have no liability with respect to the Subleased Premises from and after such termination.

13.	Compliance with Law. Subtenant shall comply with all statutes, ordinances, rules, orders, regulations or requirements, including environmental regulations applicable to its particular uses of the Subleased Premises, including, without limitation, its use of the animal facility, and shall obtain all government permits and approvals required in connection with Subtenant’s activities in the Subleased Premises, including, without limitation, its use of the animal facility. Subtenant agrees to comply with the requirements of Sections 6.1 and 6.2 of the Prime Lease, as and to the extent incorporated herein by reference; provided that for purposes of this Sublease (i) “Permitted Uses” as used in Section 6.1 of the Prime Lease shall mean the uses permitted by this Sublease, including Subtenant’s right to operate the animal facility in the Subleased Premises, and (ii) “First Rent Commencement Date” as used in Section 6.1 of the Prime Lease shall mean the “Base Rent Commencement Date” hereunder.

14.	Surrender. Prior to the expiration or earlier termination of this Sublease, Subtenant shall, at Subtenant’s sole cost and expense, (i) decommission all regulated equipment and materials and (ii) deliver certifications reasonably satisfactory to Sublandlord that all radioactive, biological and hazardous materials have been removed from the Subleased Premises. Upon the expiration or earlier termination of this Sublease, Subtenant shall, without notice, deliver up and surrender possession of the Subleased Premises in the same condition in which Subtenant has agreed to keep the same during the continuance of this Sublease and in accordance with the terms hereof, normal wear and tear and damage by fire or other casualty excepted, including removing therefrom all personal property of Subtenant and repairing all damage caused by such removal. Sublandlord and Subtenant agree that the Furniture is to remain in the Subleased Premises until the Expiration Date. If Subtenant is not in default hereunder beyond any applicable grace or cure period under the Prime Lease as incorporated herein by reference under this Sublease as of the Expiration Date, Subtenant shall be deemed owner of the Furniture and shall be responsible for removing the same upon its surrender of the Subleased Premises.

15.	Insurance. Prior to the Early Access Period, and at least twenty (20) days prior to the expiration thereof during the Sublease Term, Subtenant shall provide to Sublandlord certificates with evidence of the insurance coverages required as to the Subleased Premises under the Prime Lease, which insurance shall name both Prime Landlord and Sublandlord as additional insureds thereunder.

16.	Holding Over. If Subtenant remains on the Subleased Premises after the Expiration Date or after any earlier termination provided for herein, then such holding over shall not be deemed to extend or renew the term of this Sublease or to create any tenancy at will, but such holding over shall be as a tenancy-at-sufferance only, subject to all the terms and provisions of this Sublease; provided, however, Subtenant shall be liable for the greater of either (a) one hundred fifty percent (150%) of all Rent prorated for the duration of such holdover only or (b) all amounts Sublandlord incurs under the Prime Lease as a result of Subtenant’s holding over under the Sublease. Notwithstanding the foregoing, Sublandlord may, at its option, regain possession of the Subleased Premises or any part thereof by any and all means available to Sublandlord under this Sublease, the Prime Lease, or at law. The provisions of this Section 16 shall be superceded by any separate agreement between Prime Landlord and Subtenant under which Subtenant retains occupancy of the Subleased Premises from and after the Expiration Date, provided that Sublandlord shall have no liability with respect to the Leased Premises from and after the Expiration Date.

17.	Brokerage Representations. Sublandlord and Subtenant each represent that it has not dealt with any broker in connection with this Sublease except CB Richard Ellis/Lynch Murphy Walsh Advisors (the “Broker”). Each party hereby agrees to defend, indemnify and hold harmless the other party from and against any loss, cost or expense (including reasonable attorneys fees) incurred as a result of its breach of the foregoing representation. Sublandlord shall be responsible for all fees due to the Broker. Sublandlord shall indemnify and hold Subtenant harmless from and against any and all liability, claims, suits, demands, judgments, costs, interest and expense (including, without being limited, reasonable attorneys’ fees and expenses) which Subtenant may be subject to or suffer by reason of any claim made by the Broker for any brokerage fees/commissions, expense or other compensation as a result of the execution and delivery of this Sublease.

18.

Security Deposit. Subtenant agrees to deliver to Sublandlord, upon the execution and delivery of this Sublease, a security deposit in the amount of Five Hundred Fifty Two Thousand and 00/100 ($552,000.00) Dollars in the form of an irrevocable, unconditional, absolutely “clean” letter of credit running to Sublandlord as the sole beneficiary, which letter of credit shall in all ways be satisfactory to Sublandlord in its reasonable discretion (the “Letter of Credit”). The Letter of Credit shall have a stated duration of and shall be effective for at least one (1) year with provision for automatic successive annual one-year extensions during the Sublease Term. Subtenant shall keep the Letter of Credit in force throughout the Sublease Term. If Sublandlord transfers its interest in the Sublease, Subtenant will provide the new sublandlord with a replacement Letter of Credit, at the expense of Subtenant. Subtenant shall deliver to Sublandlord a renewal Letter of Credit no later than thirty (30) days prior to the expiration date of any Letter of Credit issued under this paragraph, and if Subtenant fails to do so, Sublandlord may draw the entire amount of the expiring Letter of Credit and hold the proceeds in cash as the security deposit. Any cash security deposit need not be held by Sublandlord in a separate interest bearing account nor shall interest accrue or be payable thereon. The Letter of Credit shall be issued by a financially sound major regional or national financial institution satisfactory to and approved by Sublandlord in its reasonable discretion. If the issuer of the Letter of Credit shall admit in writing its inability to pay its debts generally as they become due, shall file a petition in bankruptcy or a petition to take advantage of any insolvency act, shall consent to the appointment of a receiver or conservator of itself or the whole or any substantial part of its property, shall file a petition or answer seeking reorganization or arrangement under the United States Bankruptcy Code, shall have a receiver or conservator appointed or shall become subject to operational supervision by any Federal or State regulatory authority, then Subtenant within thirty (30) days after written demand by Sublandlord shall obtain a replacement Letter of Credit from another financial institution satisfactory to Sublandlord, in its reasonable judgment.

The security deposit is given as security for the faithful performance by Subtenant of all the terms, covenants and conditions of this Sublease to be kept and performed by Subtenant, and not as an advance rental deposit or as a measure of Sublandlord’s damage in case of Subtenant’s default. If Subtenant defaults after the expiration of any applicable notice and grace periods, Sublandlord may draw upon the security deposit in whole or in part for the payment of any rent and/or any other sum in default, and/or for the payment of any amount which Sublandlord may spend or become obligated to spend by reason of such default, and/or to compensate Sublandlord for any other loss or amount which Sublandlord may suffer and to which Sublandlord may be entitled under this Sublease by reason of such default. If any portion is so used, Subtenant shall within five (5) business days after written demand therefor, increase the security deposit to the amount required hereunder, and Subtenant’s failure to do so shall be deemed to be a default under this Sublease. Sublandlord shall not be required to indemnify itself from the security deposit, or any portion thereof with respect to any particular violation or default of Subtenant, and the appropriation of such money from the security deposit shall be discretionary with Sublandlord. Sublandlord shall return the Letter of Credit or cash security deposit to Subtenant within thirty (30) days after the Expiration Date, less only such amounts as to which Sublandlord has properly made draw pursuant to the terms hereof.

19.	Assignment and Subletting. Subtenant shall not assign or sublease this Sublease without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld or delayed (provided that no consent of Sublandlord shall be required for Permitted Transfers, as defined in Section 6.8 of the Prime Lease), and the prior written consent of Prime Landlord as provided in the Landlord Consent to this Sublease. If Sublandlord consents to a sublease or assignment of this Sublease by Subtenant at a rent which, in either case, exceeds the rent payable hereunder by Subtenant, Sublandlord and Subtenant shall share equally the amount of such excess allocated to Sublandlord under Section 6.8 of the Prime Lease.

20.

Right of First Offer. Commencing on the Commencement Date, Subtenant shall have an ongoing right of first offer as to any additional portion of the Leased Premises that Sublandlord wishes to sublease (the “First Offer Space”). In the event Sublandlord proposes to sublease all or a part of the First Offer Space to a third party, Sublandlord shall give written notice to Subtenant of Sublandlord’s proposal, and, prior to proceeding with any negotiations with a third party, shall offer the First Offer Space to Subtenant (the “Offer Notice”). If Subtenant does not accept Sublandlord’s offer in writing within ten (10) business days, Sublandlord shall have the right to sublease the subject First Offer Space to any third party within two hundred seventy (270) days thereafter on any terms Sublandlord may elect, provided however, that if Sublandlord offers the subject First Offer

Space on terms that are at least ten percent (10%) lower than the terms offered to Subtenant in the Offer Notice, Sublandlord must deliver another Offer Notice to Subtenant reflecting the revised terms in accordance with the provisions of this Section 20 prior to subleasing the subject First Offer Space to a third party.

21.	Prime Landlord’s Consent Contingency. This Sublease is conditioned upon obtaining Prime Landlord’s written consent to this Sublease in the form attached hereto as Exhibit G, with only such changes (other than as to the specific consent to this Sublease as necessary under the Prime Lease) as Subtenant may approve. If Prime Landlord’s consent is not received in such form within thirty (30) days after the date hereof (the “Sunset Date”), then this Sublease shall terminate and have not further force or effect, absent mutual written agreement of the parties to the contrary.

22.	Notices. Any notice required hereunder shall be deemed to have been given when deposited with the U.S. Mail (certified mail, postage prepaid, return receipt requested), when deposited with a recognized overnight courier, or when delivered in hand by a direct courier who obtains a receipt for such delivery. Such notices shall be sent to the following addresses:

If to Sublandlord:	Millennium Pharmaceuticals, Inc.
75 Sidney Street
Cambridge, Massachusetts 02139 Attention: Mr. Kenneth Doyle, Senior Manager of Real Estate Facilities Planning

With a copy to:	Katharine E. Bachman, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109

If to Subtenant:	GenPath Pharmaceuticals, Inc.
until the Commencement Date, 300 Technology Square Seventh Floor Cambridge, MA 02139 Attention: Chief Financial Officer

after the Commencement Date, 75 Sidney Street Cambridge, MA 02139 Attention: Chief Financial Officer

Any party may change its address for notice by notifying the other parties as aforesaid.

23.	No Partnership. Sublandlord shall not be held to be a partner, joint venturer, or associate of Subtenant in the conduct of its business, it being expressly understood and agreed that the relationship between the parties hereto is and at all times shall remain that of Sublandlord and Subtenant.

24.	Entire Agreement. All prior understandings and agreements between the parties are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties, and this Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by Sublandlord and Subtenant and consented to by prime Landlord.

25.	Binding Effect. The covenants and agreements herein contained shall bind and inure to the benefit of Sublandlord and Subtenant and their permitted successors and assigns.

26.	Limitation of Liability. No director, officer, shareholder, employee, adviser or agent of Sublandlord or Subtenant shall be personally liable in any manner or to any extent under or in connection with this Sublease. Notwithstanding anything to the contrary in this Sublease, in no event shall Sublandlord, Subtenant or any of their directors, officers, shareholders, employees, advisers or agents be responsible for any consequential, indirect or special damages or interruption or loss of business, income or profits.

27.	Governing Law. The Sublease and all rights and remedies thereunder shall be governed by the law of The Commonwealth of Massachusetts.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the parties hereto set their hands and seals as of the day and year first above written.

SUBLANDLORD:

MILLENNIUM PHARMACEUTICALS, INC.

By:	/s/ Ken Bate
	Name:	Ken Bate
	Title:	CFO & EVP

SUBTENANT:

GENPATH PHARMACEUTICALS, INC.

By:	/s/ Peter Courossi
	Name:	Peter Courossi
	Title:	Chief Financial Officer

EXHIBIT A

PRIME LEASE

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (this “Amendment”), dated as of April 20, 1999, entered into by and between FC 45/75 SIDNEY, INC. (“Landlord”), a Massachusetts corporation, having its principal place of business at 38 Sidney Street, Cambridge, Massachusetts 02139, and MILLENNIUM PHARMACEUTICALS, INC. (“Tenant”), a Delaware corporation, having its principal place of business at 238 Main Street, Cambridge, Massachusetts 02142.

RECITALS

A. WHEREAS, pursuant to that certain lease between Landlord and Tenant, dated as of November 17, 1997 (the “Original Lease”) as amended by that certain First Amendment to Lease dated as of March 16, 1998 and that certain Second Amendment to Lease dated as of June 1, 1998 (collectively with the Original Lease, the “Lease”), Landlord leased to Tenant certain premises located in two (2) buildings on the land located at 45 Sidney Street and 75 Sidney Street in Cambridge, Massachusetts, more particularly defined therein. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease; and

B. WHEREAS, Landlord and Tenant desire to modify and clarify certain of the terms and conditions of the Lease pertaining to the consequences following the occurrence of fire or other casualty damage to the 101 Pacific Street Garage.

NOW THEREFORE, in consideration of the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as set forth below.

1. Renaming of 101 Pacific Street Garage. For all purposes of the Lease, the term “101 Pacific Street Garage” shall be replaced with the term “Garage,” which in fact has the street address of 30 Pilgrim Street, rather than 101 Pacific Street.

2. Substitution of Replacement Article VIII. The text of Article VIII of the Lease is deleted in its entirety and replacement text, attached hereto as Exhibit A, is hereby substituted therefor.

3. Authority. Tenant and Landlord each warrant that the person or persons executing this Amendment on their respective behalfs has or have the authority to do so and that such execution has fully obligated and bound such party to all the terms and provisions of this Amendment.

4. Ratification. As modified by this Amendment, the Lease is in full force and effect and Landlord and Tenant ratify and confirm the same.

5. Interpretation and Partial Invalidity. If any term of this Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such term to persons or circumstances other that those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles of the paragraphs are for convenience only and are not to be considered in construing this Amendment. This Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed, under seal, by persons duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

LANDLORD:

FC 45/75 SIDNEY, INC.

By:	/s/ Gayle Friedland
	Name:	Gayle Friedland
	Title:	Vice President

TENANT:

MILLENNIUM PHARMACEUTICALS, INC.

By:	/s/ Kevin Starr
	Name:	Kevin Starr
	Title:	CFO

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EXHIBIT A

ARTICLE VIII

CASUALTY AND EMINENT DOMAIN

Section 8.1 Restoration Following Casualties; Termination for Failing to Maintain Parking. If, during the Term, the Building, the Premises or the Garage shall be damaged by fire or casualty, subject to termination rights of the Landlord and the Tenant provided below in this Article VIII, the Landlord shall proceed promptly to exercise diligent efforts to restore, or cause to be restored, the Building, the Premises or the Garage, as the case may be, to substantially the condition thereof just prior to time of such damage, but the Landlord shall not be responsible for delay in such restoration which may result from External Causes. The Landlord shall have no obligation to expend in the reconstruction of the Building, the Premises or the Garage more than the sum of the amount of any deductible and the actual amount of insurance proceeds made available to the Landlord by its insurer. Any restoration of the Building, the Premises or the Garage shall be altered to the extent necessary to comply with then current and applicable laws and codes.

Section 8.2 Landlord’s Termination Election. If the Landlord reasonably determines, based upon certification by its architect or other design professional, that (a) the amount of insurance proceeds available to the Landlord is insufficient (by more than the amount of any deductible) to cover the cost of restoring the Building and the Garage, or (b) the Landlord will be unable to restore the Building within twelve (12) months from the date of the casualty, or the Garage within twenty four (24) months from the date of the casualty, then the Landlord may terminate this Lease by giving notice to the Tenant. Any such termination shall be effective on the date designated in such notice from the Landlord, but in any event not later than sixty (60) days after such notice, and if no date is specified, effective upon the delivery of such notice. Failure by the Landlord to give the Tenant notice of termination within ninety (90) days following the occurrence of the casualty shall constitute the Landlord’s agreement to restore the Building and the Garage as contemplated in Section 8.1.

Section 8.3 Tenant’s Termination Election. If the Landlord has not terminated this Lease under Section 8.2, but the Landlord has failed to restore the Premises, within twelve (12) months from the date of the casualty, or failed to restore the Garage sufficiently to enable the Tenant to exercise its parking privileges therein within twenty four (24) months from the date of the casualty, such periods to be subject, however, to extension where the delay in completion of such work is due to External Causes, then the Tenant shall have the right to terminate this Lease at any time after the expiration of the aforesaid 12-month or 24-month period (as extended by delay due to External Causes), as the case may be, until the restoration is substantially completed, such termination to take effect as of the date of the Tenant’s notice. However, if the Landlord reasonably determines at any time, and from time to time, during the restoration, based upon certification by its architect or other design professional, that such restoration will not be able to be completed before the deadline date after which the Tenant may terminate this Lease under this Section 8.3, and the Landlord specifies in a notice to the Tenant to such effect a later date that the Landlord estimates will be the date upon which such restoration will be completed, then if such later date is ninety (90) days or less after the deadline date, the Tenant may terminate this Lease within ten (10) days of the Landlord’s notice as aforesaid, or if such later date is greater than ninety (90) days after the deadline date, the Tenant may terminate this Lease within thirty (30) days of the Landlord’s notice as aforesaid, failing which the deadline date shall be extended to the date set forth in the Landlord’s notice (as extended by delay due to External Causes). The Landlord shall exercise reasonable efforts to keep the Tenant advised of the status of restoration work from time to time, and promptly following any request for information during the course of the performance of the restoration work.

If the Garage, or any portion thereof, shall be damaged by fire or casualty so as to render one or more of the Tenant’s parking spaces therein impossible or impracticable to use in the Landlord’s reasonable determination, then the Landlord shall designate, if available to the Landlord and promptly following the occurrence of any such fire or casualty, any temporary alternative parking within University Park that may be used for the parking of the automobiles of the employees and invitees of the Tenant. All such alternative parking shall be allocated proportionately among all tenants, including the Tenant, then currently leasing parking spaces within the Garage. The Tenant shall pay the market rate from time to time in effect for such alternative parking facilities. In the event the Landlord is unable to secure for the Tenant such temporary alternative parking so that the aggregate number of parking spaces shall equal the number to which Tenant is entitled under Exhibit A, then the Tenant may be entitled to the credit against Annual Fixed Rent as provided below in Section 8.6.

Section 8.4 Casualty at Expiration of Lease. If the Premises shall be damaged by fire or casualty in such a manner that the Premises cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days from the commencement of repair work and such damage occurs within the last eighteen (18) months of the Term (as the same may have been extended prior to such fire or casualty), either party shall have the right, by giving notice to the other not later than sixty (60) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice. Notwithstanding the foregoing, the Landlord shall not have the right to terminate this Lease under this Section 8.4 provided that the Tenant shall have exercised its right to extend the Term of this Lease pursuant to Section 2.6 hereof not later than forty-five (45) days after the date of damage to the Premises.

Section 8.5 Eminent Domain. Except as hereinafter provided, if the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for the Tenant’s purposes as contemplated under this Lease, shall be taken by condemnation or right of eminent domain, the Landlord or the Tenant shall have the right to terminate this Lease and any separate parking lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after receipt by the Tenant of notice of the effective date of such taking. If so much of the Building shall be so taken

2

that the Landlord reasonably determines that it would be reasonably necessary to raze or substantially alter the Building, the Landlord shall have the right to terminate this Lease by giving notice to the Tenant of the Landlord’s desire to do so not later than thirty (30) days after the effective date of such taking.

Should any part of the Premises be so taken or condemned during the Term, and should this Lease be not terminated in accordance with the foregoing provisions, the Landlord agrees to use reasonable efforts to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable, subject, however, to applicable laws and codes then in existence.

If the Garage, or such portion thereof as to render the Tenant’s parking privileges therein impossible or impracticable in the Landlord’s reasonable determination, shall be taken by condemnation or right of eminent domain, then the Landlord shall designate, if available to the Landlord and promptly following any such taking, alternative parking within University Park that may be used for the parking of the automobiles of the employees and invitees of the Tenant. All such alternative parking shall be allocated proportionately among all tenants, including the Tenant, then currently leasing parking spaces within the Garage; provided, however, the number of the Tenant’s parking spaces guaranteed by the Landlord in Exhibit A shall not change. The Tenant shall pay the market rate from time to time in effect for such alternative parking facilities. In the event the Landlord is unable to secure for the Tenant such alternative parking within sixty (60) days after the later of the effective date of such taking or the date the Landlord and the Tenant have notice of the effective date of such taking, the Tenant shall have the right, as its sole remedy, to terminate this Lease and any separate parking lease by notice to the Landlord of its desire to do so, provided that the Tenant’s notice is given not later than ten (10) days following the expiration of the aforesaid sixty (60) day period. Such termination shall be effective thirty (30) days after such notice is given to the Landlord, or such later date specified by the Tenant in such notice not exceeding one hundred twenty (120) days after such notice is given.

Section 8.6 Rent After Casualty or Taking. If the Premises shall be damaged by fire or other casualty, then until the Lease is terminated or the Premises is restored, the Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by the Tenant. If the Garage shall be damaged by fire or other casualty, then until the Lease is terminated or the Tenant’s ability to use parking spaces therein as contemplated under this Lease is restored, any parking charges payable under this Lease for spaces that are impossible or impractical to use as aforesaid shall abate for the period of such unusability (provided the Tenant shall pay the parking charges referred to herein for any temporary parking spaces located elsewhere in University Park). In the event of a loss of parking spaces in the Garage, not offset by the Landlord’s provision of temporary alternative spaces, to the extent the Tenant’s parking spaces are not able to be so provided by the Landlord, there shall be a credit against Annual Fixed Rent in the amount of any incremental additional costs incurred by the Tenant in reasonably making alternative arrangements for parking. In the event of a taking resulting in a loss of parking spaces that cannot reasonably be

3

replaced by parking spaces secured by the Tenant as aforesaid, which materially and adversely affects the ability of the Tenant to continue to conduct business in all or any portion of the Premises, then Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by the Tenant. In the event of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent shall be abated for the remainder of the Term.

Section 8.7 Temporary Taking. In the event of any taking of the Premises or any part thereof for a temporary use not in excess of twelve (12) months, (i) this Lease shall be and remain unaffected thereby and Annual Fixed Rent and Additional Rent shall not abate, and (ii) the Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term.

Section 8.8 Taking Award. Except as otherwise provided in Section 8.7, the Landlord shall have and hereby reserves and accepts, and the Tenant hereby grants and assigns to the Landlord, all rights to recover for damages to the Building and the Land, and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, the Tenant hereby grants and assigns to the Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent the Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses and improvements made by the Tenant in the Premises that constitute the Tenant’s personal property, including the Removable Alterations.

4

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (this “Amendment”), dated as of June __, 1998, entered into by and between FC 45/75 SIDNEY, INC. (“Landlord”), a Massachusetts corporation, having its principal place of business at 38 Sidney Street, Cambridge, Massachusetts 02139, and MILLENNIUM PHARMACEUTICALS, INC. (“Tenant”), a Delaware corporation, having its principal place of business at 238 Main Street, Cambridge, Massachusetts 02142.

RECITALS

A. WHEREAS, pursuant to that certain lease between Landlord and Tenant, dated as of November 17, 1997 (the “Original Lease”) as amended by that certain First Amendment to Lease dated as of March 16, 1998 (collectively with the Original Lease, the “Lease”), Landlord leased to Tenant certain premises located in two (2) buildings which are now under construction on the land located at 45 Sidney Street and 75 Sidney Street in Cambridge, Massachusetts, more particularly defined therein. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease;

B. WHEREAS, Tenant now desires to lease a portion of the Expansion Space as contemplated under Section 2.7 of the Original Lease; and

C. WHEREAS, Landlord and Tenant now mutually desire to establish the Expansion Fair Rental Value of such Expansion Space.

NOW THEREFORE, in consideration of the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as set forth below.

1. Desire to Expand. Landlord and Tenant acknowledge that Tenant desires to expand the Premises to include approximately twenty-two thousand seven hundred thirty two (22,732) rentable square feet on the fourth floor of the 45 Sidney Building, as shown on Exhibit A attached hereto (the “First Expansion Premises”), which comprises the balance of the fourth floor of the 45 Sidney Building not included in the Original Premises.

2. Incorporation of First Expansion Premises into Premises. Landlord and Tenant agree that, upon execution of this Amendment, the Premises shall be deemed to include the First Expansion Premises, and all provisions of the Lease relating to the Commencement Date, the Scheduled Rent Commencement Date and the Rent Commencement Date with respect to the 45 Sidney Building shall apply to the First Expansion Premises.

3. Expansion Fair Rental Value. Landlord and Tenant agree to establish the Expansion Fair Rental Value of the First Expansion Premises as follows and agree that the Annual Fixed Rent under the Lease shall be increased by the amounts respectively set forth below, multiplied by the rentable square footage of the First Expansion Premises for the periods established below:

Lease Years One (1) through Five (5):     per rentable square foot;

Lease Years Six (6) through Fifteen (15):     per rentable square foot.

4. Tenant Allowance. Landlord and Tenant agree that in accordance with Section 2.7(a) of the Lease, the Tenant Allowance for the First Expansion Premises shall be $25.00 per rentable square foot of the First Expansion Premises. Notwithstanding the foregoing, Tenant acknowledges that a portion of such Tenant Allowance, equal to $3.05 per rentable square foot of the First Expansion Premises, has already been expended to upgrade the HVAC system in the 45 Sidney Building, and therefore only $21.95 per rentable square foot of the First Expansion Premises remains available for disbursement as contemplated under the Lease.

5. Security Deposit. Landlord and Tenant acknowledge that the Annual Fixed Rent payable under the Lease is increased by the amounts set forth in this Amendment, and that upon execution of this Amendment, Tenant shall deposit with Landlord all additional amounts necessary to increase its Security Deposit to the amount required under Section 11.1 of the Lease. Notwithstanding anything to the contrary contained in the Lease, however, Tenant shall not be obligated to provide any additional amounts toward the TI Security Deposit with respect to the First Expansion Premises.

6. Parking. Landlord and Tenant acknowledge that in accordance with the Lease, Tenant is entitled to two (2) parking spaces per 1,000 rentable square feet of floor area contained in the First Expansion Premises.

7. Authority. Tenant and Landlord each warrant that the person or persons executing this Amendment on their respective behalfs has or have the authority to do so and that such execution has fully obligated and bound such party to all the terms and provisions of this Amendment.

8. Ratification. As modified by this Amendment, the Lease is in full force and effect and Landlord and Tenant ratify and confirm the same.

9. Interpretation and Partial Invalidity. If any term of this Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such term to persons or circumstances other that those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles of the paragraphs are for convenience only and are not to be considered in construing this Amendment. This Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter.

2

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed, under seal, by persons duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

LANDLORD:

FC 45/75 SIDNEY, INC.

By:	/s/ Gayle Friedland
	Name:	Gayle Friedland
	Title:	Vice - President

TENANT:

MILLENNIUM PHARMACEUTICALS, INC.

By:	/s/ Janet C. Bush
	Name:	Janet C. Bush
	Title:	VP Finance

3

EXHIBIT A

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “First Amendment”) is entered into as of the 16th day of March, 1998 by and between FC 45/75 SIDNEY, INC. (“Landlord”), a Massachusetts corporation, having its principal place of business at 38 Sidney Street, Cambridge, Massachusetts 02139, as landlord, and Millennium Pharmaceuticals, Inc. (“Tenant”), a Delaware corporation, having its principal place of business at 238 Main Street, Cambridge, Massachusetts 02142, as tenant.

RECITALS

A. Pursuant to that certain lease dated as of November 17, 1997 (the “Original Lease”), Landlord leased to Tenant certain premises located in two (2) buildings which are now under construction on the land located at 45 Sidney Street and 75 Sidney Street in Cambridge, Massachusetts, more particularly defined therein. All capitalized terms not otherwise defined in this First Amendment shall have the meanings ascribed to them in the Original Lease.

B. Landlord and Tenant now desire to amend the Original Lease pursuant to the terms of this First Amendment in order to modify the terms and conditions of Tenant’s parking privileges pursuant thereto.

NOW THEREFORE, in consideration of the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as set forth below.

1. Exhibit A of the Original Lease is amended to delete the text of the paragraph entitled “Parking Privileges” and substitute the following text therefor:

(a) During the Term, Landlord shall provide in parking garages (except as expressly otherwise provided hereinbelow) located in University Park the aggregate of (i) two (2) parking spaces per 1,000 rsf of floor area of the Premises and (ii) an additional seventy (70) parking spaces. Not more than three hundred fifty (350) of the parking spaces to which Tenant is entitled under this Lease are required to be located in the 101 Pacific Street Garage. If Tenant is, at any time, entitled to more than three hundred fifty (350) of such parking spaces, but not more than four hundred sixty five (465) of such parking spaces, then all or some of such additional parking spaces may be located in another comparable parking garage or parking garages in University Park. If Tenant shall be entitled to more than four hundred sixty five (465) of such parking spaces, then notwithstanding anything to the contrary hereinabove provided, up to forty-one (41) of such additional spaces may be located on surface lots rather than in parking garages, with the remainder of such parking spaces in a comparable parking garage or parking garages. Tenant’s parking privileges in the 101 Pacific Street Garage are subject, however, to the terms and conditions of the Lease pertaining to alternative temporary parking spaces.

(b) The Tenant shall pay the market rate from time to time in effect for all of the parking spaces provided by Landlord. The market rate for garage spaces for the first Lease Year is established to be $140.00 per month per parking space. For any parking space located in a surface parking area, the charge for each surface parking space shall be the lesser of: (a) the market rate for comparable surface parking spaces in the City of Cambridge, Massachusetts, or (b) whatever amount Landlord charges for comparable surface parking spaces within University Park.

(c) Tenant shall have 24-hour access, by security card or other similar means, to the 101 Pacific Street Garage and any other parking facility in which it has the right to parking spaces. With respect to the 101 Pacific Street Garage, the Landlord shall not provide to other tenants of the Building more than two (2) parking spaces per 1,000 rsf of floor area unless such tenant occupies less than 10,000 rsf of floor area in the Building.

2. Original Premises. Exhibit A of the Original Lease is amended to delete the text of the paragraph entitled “Original Premises” and substitute the following text therefor:

Approximately 175,000 total rentable square feet (“rsf”) of space as depicted on Exhibit B-l, as such calculation may be adjusted in accordance with Section 2.1 of this Lease, of which approximately 137,958 rsf is contained in the 75 Sidney Building and 37,042 rsf is contained in the 45 Sidney Building, as such calculations may be adjusted in accordance with Section 2.1 of this Lease.

3. Total Rentable Floor Area of Building. Exhibit A of the Lease is amended to delete the text of the paragraph entitled “Total Rentable Floor Area of Building” and substitute the following text therefor:

The number of square feet calculated in the manner set forth in. Section 2.1.

4. Authority. Tenant and Landlord each warrant that the person or persons executing this First Amendment on their respective behalfs has or have the authority to do so and that such execution has fully obligated and bound such party to all the terms and Provisions of this First Amendment.

5. Ratification. As modified by this First Amendment, the Original Lease is in full force and effect and Landlord and Tenant ratify and confirm the same.

6. Interpretation and Partial Invalidity. If any term of this First Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this First Amendment, or the application of such term to persons or circumstances other that those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this First Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles of the paragraphs are for convenience only and are not to be considered in construing this First Amendment. This First Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter.

IN WITNESS WHEREOF, this First Amendment has been executed and delivered as of the date first above written as a sealed instrument.

LANDLORD:

FC 45/75 SIDNEY, INC.

By:	/s/ Gayle Friedland
	Name:	Gayle Friedland
	Title:	Vice President

TENANT:

MILLENNIUM PHARMACEUTICALS, INC.

By:	/s/ Janet C. Bush
	Name:	Janet C. Bush
	Title:	Vice President of Finance

EXHIBIT A

Basic Lease Terms

Annual Fixed Rent for the Initial Term:	Lease Years One (1) through Five (5): per rentable square foot.
Lease Years Six (6) through Fifteen (15): per rentable square foot.

Security Deposit:	See Section 11.

Initial Term:	Approximately fifteen (15) years, commencing on the First Rent Commencement Date, and expiring on the last day of the month during which the fifteenth (15th) anniversary of the First Rent Commencement Date occurs.

Extension Options:	Tenant shall have two (2) options to extend the term of this Lease for an additional five (5) years each, all as described in Section 2.6 of the Lease.

Landlord’s Original Address:	FC 45/75 Sidney, Inc. 10800 Brookpark Road Cleveland, Ohio 44130 Attention: James Ratner

Landlord’s Address for Notices:	FC 45/75 Sidney, Inc. 38 Sidney Street Cambridge, Massachusetts 02139-4234 Attention: Gayle Friedland

With a copy to:

Forest City Commercial Management 38 Sidney Street Cambridge, Massachusetts 02139-4234 Attention: General Manager

Original Premises:	Approximately 175,000 total rentable square feet (“rsf”) of space as depicted on Exhibit B-1, as such calculation may be adjusted in accordance with Section 2.1 of the Lease.

Parking Privileges:	During the Term, Landlord shall provide in parking garages located in University Park the aggregate of (i) two (2) parking spaces per 1,000 rsf of floor area of the Premises and (ii) an additional seventy (70) parking spaces; provided that at least two (2) parking spaces per 1,000 rsf of floor area contained in the Original Premises shall be located in the 101 Pacific Street Garage, subject to the terms and conditions of this Lease pertaining to alternative temporary parking spaces. However, with respect to the seventy (70) parking spaces to which reference is made in clause (ii) above, and any additional parking spaces that Tenant shall be entitled to by virtue of its expansion beyond 175,000 rentable square feet of floor area (the “Expansion Parking Spaces”), such parking spaces shall be located in the 101 Pacific Street Garage unless and until construction of a building on parcel #8 as shown on the Map of University Park at Exhibit B-2 hereto is complete, at which time the Landlord may designate other comparable spaces within University Park as some or all of such parking spaces. The Tenant shall pay the market rate from time to time in effect for all of the parking spaces provided by Landlord. The market rate for the first Lease Year is established to be $140.00 per month per parking space. Tenant shall have the right to lease additional spaces, as available, on a month to month basis. Tenant shall have 24-hour access, by security card or other similar means, to the 101 Pacific Street Garage and any other parking facility in which it has designated spaces. With respect to the 101 Pacific Street Garage, the Landlord shall not provide to other tenants of the Building more than two (2) parking spaces per 1,000 rsf of floor area unless such tenant occupies less than 10,000 rsf of floor area in the Building.

Permitted Uses:	General business and administrative offices, pharmaceutical research and manufacturing, and customary accessory uses supporting the foregoing, all as permitted by law.

Commencement Date:	See Section 2.5.

Scheduled Rent Commencement Date:	February 15, 1999 with respect to the 75 Sidney Building and March 15, 1999 with respect to the 45 Sidney Building.

Rent Commencement Date:	See Section 2.5.

Tenant’s Original Address:	Millennium Pharmaceuticals, Inc.
238 Main Street
Cambridge, Massachusetts 02142

Tenant’s Address for Notices:	Millennium Pharmaceuticals, Inc.
75 Sidney Street
Cambridge, Massachusetts 02139-4211
Attention: Mark Levin

With a copy to:

Joel R. Bloom, Esq.
Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111

Total Rentable Floor Area of Building:

Approximately 175,000 rsf of which 137,712 rsf is contained in the 45 Sidney Street building and 37,288 rsf is contained in the 75 Sidney Street building, as such calculations may be adjusted in accordance with Section 2.1 of this Lease.

LEASE

45 Sidney Street

and

75 Sidney Street

Cambridge, Massachusetts

LANDLORD

FC 45/75 SIDNEY, INC.

TENANT

MILLENNIUM PHARMACEUTICALS, INC.

Dated: November 17, 1997

(i)

(ii)

(iii)

EXHIBIT A	-	Basic Lease Terms
EXHIBIT B	-	Legal Description
EXHIBIT B-1	-	Depiction of Premises
EXHIBIT B-2	-	Map of University Park
EXHIBIT B-3	-	Preferred Expansion Space
EXHIBIT C	-	Work Letter
EXHIBIT D	-	Standard Services
EXHIBIT D-1	-	Allocation of Maintenance and Repair Services
EXHIBIT E	-	Rules and Regulations
EXHIBIT F	-	Standard Tenant System Allocations and Capacities
EXHIBIT G	-	Measurement Method
EXHIBIT H	-	Form of MIT Non-Disturbance Agreement
EXHIBIT I	-	Form of Lender’s SNDA
EXHIBIT J	-	Dispute Resolution Process
EXHIBIT K	-	Construction Lender’s SNDA
EXHIBIT L	-	Millennium Completion Guaranty

(iv)

“Excusable Delay” - See the Workletter.

“External Causes” means, when referring to a party’s responsibilities under this Lease, collectively (i) Acts of God, war, civil commotion, fire, flood or other casualty, strikes or other extraordinary labor difficulties, shortages of labor or materials or equipment in the ordinary course of trade, extraordinary weather conditions, government order or regulations or other cause not reasonably within the control of such party, and not due to the fault or neglect of such party, and (ii) any act, failure to act or neglect of the other party or the other party’s servants, agents, employees, licensees or, which in the case of the Tenant shall include, without limitation, its sublessees, licensees or other occupants deriving their rights under Tenant, which delays such party in the performance of any act required to be performed by such party under this Lease.

“First Rent Commencement Date” - The earlier of the Rent Commencement Date with respect to the 75 Sidney Building or the Rent Commencement Date with respect to the 45 Sidney Building.

“Initial Term” - See Exhibit A.

“Land” means the parcels of land situated in Cambridge, Massachusetts, described in Exhibit B.

“Landlord’s Original Address” - See Exhibit A.

“Lease Year” means each period of one year during the Term commencing on the First Rent Commencement Date or on any anniversary thereof.

“Leasehold Improvements” - See the Workletter.

“Net Working Capital” - See Section 11.4.

“Original Premises” - See Exhibit A.

“Permitted Uses” - See Exhibit A.

“Premises” means that portion of the Building which the Tenant is leasing at any given time pursuant to the provisions of this Lease. See Exhibit A and Section 2.1.

“Property” means the Land and the Building.

“Removable Alterations” - See Section 4.2.

“Rent Commencement Date” - See Section 2.5.

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“Scheduled Rent Commencement Date” - See Exhibit A.

“Substantial Completion” - See the Workletter.

“Tenant’s Original Address” - See Exhibit A.

“Term” means the Initial Term together with any Extension Term for which an extension option is timely exercised by the Tenant under Section 2.6.

“University Park” means the area in Cambridge, Massachusetts, bounded on the Northside by Massachusetts Avenue, Green and Blanche Streets, on the East side by Lansdowne, Cross and Purrington Streets, on the South side by Pacific Street and on the West side by Brookline Street.

“Work Letter” means the letter agreement of even date herewith between the Landlord and Tenant relating to the construction of the Building and the leasehold improvements in the Premises attached hereto and made a part hereof as Exhibit C.

ARTICLE II

PREMISES AND TERM

Section 2.1 Premises. The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, for the Term, the Original Premises. The Premises shall exclude the entry and main lobby of the Building, first floor elevator lobby, first floor mail room, the common stairways and stairwells, elevators and elevator wells, sprinklers, sprinkler rooms, elevator rooms, mechanical rooms, loading and receiving areas, electric and telephone closets, janitor closets, loading docks and bays, rooftop mechanical penthouses to the extent they house Building equipment, and pipes, ducts, conduits, wires and appurtenant fixtures and equipment serving exclusively or in common other parts of the Building. If the Premises at any time includes less than the entire rentable floor area of any floor of the Building, the Premises shall also exclude the common corridors, vestibules, elevator lobby and toilets located on such floor. At any time during which the Premises includes the entire rentable floor area of the 75 Sidney Building or the 45 Sidney Building or both of such buildings, then with respect to the building(s) the rentable floor area of which is fully leased by the Tenant, the Premises shall also include the following otherwise common areas: the entry and main lobby of such building, first floor elevator lobby, first floor mailroom, the common stairways and stairwells, elevators and elevator wells, rooftop mechanical penthouse areas to the extent they serve the remainder of the Premises exclusively, loading and receiving areas, loading docks and bays, and pipes, ducts, conduits, wires and appurtenant fixtures and equipment servicing exclusively such building. The Tenant acknowledges that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of the Landlord with respect to the Premises, the Building or the Property or with respect to the suitability of any of them for the conduct of the

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Tenant’s business. Promptly following the First Rent Commencement Date, the Landlord shall deliver to the Tenant a statement from the Landlord’s architect setting forth the rentable floor area of the Premises and the total rentable floor area of the Building as computed in accordance with Exhibit G. The Landlord and the Tenant shall, after such determination at the request of either party, confirm in writing the rentable square feet of floor area in the Premises, rentable square feet of floor area in the Building, initial Annual Fixed Rent and the total number of parking spaces guaranteed to the Tenant hereunder.

Section 2.2 (a) Appurtenant Rights. Subject to the provisions of Section 2.1, at any time during which the Premises does not include the entire rentable floor area of either the 75 Sidney Building or the 45 Sidney Building, the Tenant shall have as to such building as appurtenant to the Premises, the nonexclusive right to use in common with others, subject to reasonable rules of general applicability to occupants of the Building from time to time made by the Landlord of which the Tenant is given notice, the following areas and facilities in such building: (i) the entry, vestibules and main lobby of the Building, first floor mailroom, the common stairways, elevators, elevator wells, elevator rooms, sprinkler rooms, mechanical rooms, electric and telephone closets, janitor closets, loading docks and bays, and the pipes, sprinklers, ducts, conduits, wires and appurtenant fixtures and equipment serving the Premises in common with others, (ii) common walkways and driveways necessary or reasonably convenient for access to the Building, (iii) access to loading area and freight elevator subject to rules and regulations then in effect, and (iv) if the Premises at any time include less than the entire rentable floor area of any floor, the common toilets, corridors, vestibules, and elevator lobby of such floor.

If the Tenant occupies the entire rentable floor area of the 75 Sidney Building, the entire rentable floor area of the 45 Sidney Building or both, then with respect to the fully occupied building(s) only, the Tenant shall have the right to install a controlled access system reasonably approved by the Landlord controlling access to all elevators, stairwells and roof areas of such building; provided, however, that the Landlord shall at all times have access to the Building and the Premises, as contemplated under Section 2.3 and Section 6.5.

(b) Roof Rights. The Tenant shall have, as appurtenant to the Premises (and exclusively for use in connection with the occupancy of the Premises), the nonexclusive right of access to and use of the roof for the purpose of installing and maintaining mechanical equipment, antennae and dishes which, in each case, have been pre-approved by the Landlord as part of the initial construction of the Building or as otherwise approved by the Landlord under Article IV, subject however, to reasonable rules of general applicability to occupants of the Building from time to time made by the Landlord of which the Tenant is given notice, but only to the extent that the Tenant has assumed responsibility for maintenance and repair of certain Building equipment and mechanical systems serving exclusively the Premises pursuant to Section 5.2.

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Section 2.3 Landlord’s Reservations. The Landlord reserves the right from time to time, without unreasonable interference with the Tenant’s use (including the specialized needs of Tenant’s operations which Landlord hereby acknowledges): (a) to access, install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures and equipment, wherever located in the Premises or the Building, and (b) to alter or relocate any other common facility provided that substitutions are substantially equivalent or better. Any such actions taken by the Landlord shall be without undue interference by the Tenant so long as such actions are: (i) consistent with the Tenant’s reasonable security requirements, (ii) carried out at times reasonably satisfactory to the Tenant, (iii) effected in a good and workmanlike manner, and (iv) at no additional cost to the Tenant.

Section 2.4 Parking; Construction of Garage. The Landlord shall provide and the Tenant shall pay for parking privileges for use by the Tenant’s employees and business invitees and visitors in accordance with Exhibit A. The Landlord shall use diligent, good faith efforts to cause to be constructed on or before the First Rent Commencement Date, and shall operate, or cause to be operated, at the location depicted on Exhibit B-2, a first-class parking garage (the “101 Pacific Street Garage”) to serve the Building and other buildings. In the event the 101 Pacific Street Garage is not completed on or before the First Rent Commencement Date, the Landlord shall designate alternative temporary parking at one or more of the locations shown on Exhibit B-2 for the Tenant’s use until the 101 Pacific Street Garage is completed. Such temporary parking shall include the number of parking spaces guaranteed by the Landlord to the Tenant in Exhibit A, and shall be maintained in good order and repair together with security comparable to other parking areas provided in the University Park development. If such temporary parking includes surface parking spaces, the charge for each surface space shall be the lesser of: (a) the market rate for comparable surface parking spaces in the City of Cambridge, or (b) whatever amount the Landlord charges for comparable surface parking spaces within University Park. When the 101 Pacific Street Garage is completed, the Landlord shall relocate any parking spaces contemplated under Exhibit A to be located in the 101 Pacific Street Garage to such garage. The Tenant’s parking privileges shall be on a nonexclusive basis (i.e., no reserved spaces); provided, however, the Landlord agrees that the 101 Pacific Street Garage, upon completion, shall be operated so as to maintain therein sufficient spaces to accommodate the Tenant’s parking privileges described in Exhibit A. The Tenant agrees that it and all persons claiming by, through and under it, shall at all times abide by the reasonable rules and regulations promulgated by the Landlord, of which the Tenant is given written notice, with respect to the use of the parking facilities provided by the Landlord pursuant to this Lease.

Charges for the Tenant’s parking privileges hereunder shall constitute Additional Rent and shall be payable monthly to the Landlord, during the Term, from and after (i) the First Rent Commencement Date with respect to two (2) parking spaces per 1,000 rsf of floor area in the portion of the Premises demised as of the First Rent Commencement Date and (ii) from and after the Rent Commencement Date with respect to the remaining floor area in the Premises with respect to the remaining parking spaces to which reference is made in Exhibit A, at the time and in the fashion in which Annual Fixed Rent under this Lease is payable. At the option of the Landlord, the Tenant shall enter into a separate lease agreement for such parking rights upon the same terms and conditions

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contained in this Lease (and cross-defaulted, both as to the Landlord’s and Tenant’s obligations, with this Lease) for a period which shall have the same expiration date as the Term and which, if this Lease provides for options on the part of the Tenant to extend, shall be automatically extended upon the exercise of any of such options.

At any time during the Term the Landlord shall have the right to assign the Landlord’s obligations to provide parking, as herein set forth, together with the Landlord’s right to receive Additional Rent for such parking spaces as herein provided, to a separate entity created for the purpose of providing the parking privileges set forth herein. In such event, the Landlord and the Tenant agree to execute and deliver appropriate documentation, including documentation with the new entity, reasonably necessary to provide for the new entity to assume the Landlord’s obligations to provide the parking privileges to the Tenant as specified herein and for the Tenant to pay the Additional Rent attributable to the parking privileges directly to the new entity, provided, however, the Landlord shall at all times remain obligated to the Tenant for the Tenant’s parking privileges hereunder as an obligation of the Landlord under this Lease, notwithstanding that a new entity is providing the same to the Tenant pursuant to separate documentation.

Section 2.5 Commencement Date; Scheduled Rent Commencement Date; Rent Commencement Date. “Commencement Date” means the date on which the Tenant is first provided access to any portion of the Premises for the construction of the Leasehold Improvements. “Scheduled Rent Commencement Date” for each of the 75 Sidney Building and the 45 Sidney Building shall be the respective dates specified therefor in Exhibit A hereto. “Rent Commencement Date” for each of the 75 Sidney Building and the 45 Sidney Building shall mean the earlier of (i) the Scheduled Rent Commencement Date therefor specified in Exhibit A hereto or (ii) the date upon which the Tenant commences occupancy for the conduct of business of fifty percent (50%) or more of the rentable square footage of the Premises located therein (“Commencement of Occupancy”). Notwithstanding the foregoing, upon the following terms and conditions, but not otherwise, if (i) the Tenant is delayed beyond the Scheduled Rent Commencement Date set forth in Exhibit A hereto in its construction of the Leasehold Improvements, or the Landlord is delayed beyond the Scheduled Rent Commencement Date set forth in Exhibit A hereto in causing Substantial Completion of the Base Building Improvements, and (ii) that to the extent of such delay, the Tenant cannot occupy the Premises in the building in question, there shall be a postponement of the Scheduled Rent Commencement Date and/or the Rent Commencement Date as follows:

(a) if the cause of such delay is Excusable Delay other than Tenant Delay affecting the Substantial Completion of the Base Building Improvements, then the Scheduled Rent Commencement Date shall be postponed by the number of days such right to occupancy is so delayed on account of such Excusable Delay; and

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(b) if the cause of such delay is Landlord Delay affecting the Substantial Completion of the Base Building Improvements or construction by the Tenant of the Leasehold Improvements, then (i) the Scheduled Rent Commencement Date shall be postponed by the number of days such right to occupy is so delayed on account of such Landlord Delay and (ii) the Tenant shall be entitled to commence occupancy of the portions of the Premises in question for the conduct of its business, without triggering the occurrence of the Rent Commencement Date with respect to the building in question, for one (1) day for each day the Tenant’s right to occupy was so delayed on account of such Landlord Delay.

Notwithstanding the foregoing, in no event shall the Rent Commencement Date occur sooner than 225 days following the Tenant Construction Readiness Date unless the conditions to the Commencement of Occupancy by the Tenant have been achieved, whereupon the Rent Commencement Date shall occur, subject to clause (b) above.

Without limitation of the foregoing, there shall be no postponement of the Scheduled Rent Commencement Date or the Rent Commencement Date to the extent Substantial Completion of the Base Building Improvements is delayed on account of Tenant Delay (there would, however, be a postponement of the Scheduled Rent Commencement Date to the extent Substantial Completion of the Base Building Improvements is delayed on account of Excusable Delay or Landlord Delay), nor shall there be any postponement of the Scheduled Rent Commencement Date or the Rent Commencement Date to the extent Tenant’s construction of the Leasehold Improvements is delayed due to Excusable Delay or Tenant Delay. The postponement of the Rent Commencement Date, set forth in clause (b) above, shall constitute the sole and liquidated damages with respect to damages associated with any delay in the Tenant’s ability to occupy the Premises by virtue of Landlord Delay and, except as expressly otherwise provided in Article 9 of the Workletter, the Tenant shall have no right to terminate this Lease on account thereof. Nothing in this paragraph is intended to derogate from Tenant’s right to terminate this Lease under Section 12.17(e).

Section 2.6 Extension Options. Provided that there has been no Event of Default which is uncured and continuing on the part of the Tenant and the Tenant is, as of the date of exercise and as of the commencement date of each Extension Term, actually occupying at least sixty percent (60%) of the Premises for its own business purposes, the Tenant shall have the right to extend the Term hereof for two (2) successive periods of five (5) years each (each such five (5) year period an “Extension Term”) on the following terms and conditions:

(a) Such right to extend the Term shall be exercised by the giving of notice by Tenant to Landlord at least twelve (12) months prior to the expiration of the Initial Term or the then current Extension Term, as applicable. Upon the giving of such notice, this Lease and the Term hereof shall be extended for an additional term of five (5) years without the necessity for the execution of any additional documents except a document memorializing the Annual Fixed Rent for the Extension Term to be determined as set forth below. Time shall be of the essence with respect to the Tenant’s giving notice to extend the Term. In no event may the Tenant extend the Term under this Section 2.6 for more than ten (10) years after the expiration of the Initial Term.

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(b) Each Extension Term shall be upon all the terms, conditions and provisions of this Lease except the Annual Fixed Rent during each five (5) year Extension Term shall be the then Extension Fair Rental Value of the Premises for such Extension Term to be determined under Section 2.6(c) below, but in no case less than the Annual Fixed Rent that was applicable thereto immediately preceding the Extension Term with respect to which the Extension Fair Rental Value is to be established (the “Then Applicable Annual Fixed Rental Rate”). If the Tenant makes a written request to the Landlord for a proposal for the Extension Fair Rental Value for an Extension Term, the Landlord shall make such a written proposal to the Tenant within thirty (30) days after receipt of the Tenant’s request therefor, but in no event shall the Landlord be required to deliver such a proposal sooner than fifteen (15) months prior to the date as of which such proposal is to become effective. Alternatively, the Landlord may, at its election, propose an Extension Fair Rental Value to the Tenant without any request having been made.

(c) For purposes of this Section 2.6, the Extension Fair Rental Value of the Premises shall mean the then current fair market annual rent for leases of other space similarly improved, taking into account the condition to which such premises have been improved (excluding Removable Alterations) and the economic terms and conditions specified in this Lease that will be applicable thereto, including the savings, if any, due to the absence or reduction of brokerage commissions. The Landlord and the Tenant shall endeavor to agree upon the Extension Fair Rental Value of the Premises within forty five (45) days after the Tenant has exercised an option for an Extension Term. If the Extension Fair Rental Value of the Premises is not agreed upon by the Landlord and the Tenant within this time frame, each of the Landlord and the Tenant shall retain a real estate professional with at least ten (10) years continuous experience in the business of appraising or marketing similar commercial real estate in the Cambridge, Massachusetts area who shall, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to the Extension Fair Rental Value. The Landlord and the Tenant shall simultaneously exchange such reports; provided, however, if either party has not obtained such a report within ninety (90) days after the last day of the forty-five (45) day period referred to above in this Section 2.6(c), then the determination set forth in the other party’s report shall be final and binding upon the parties. If both parties receive reports within such time and the lower determination is within ten percent (10%) of the higher determination, then the average of these determinations shall be deemed to be the Extension Fair Rental Value for the Premises. If these determinations differ by more than ten percent (10%), then the Landlord and the Tenant shall mutually select a person with the qualifications stated above (the “Final Professional”) to resolve the dispute as to the Extension Fair Rental Value for the Premises. If the Landlord and the Tenant cannot agree upon the designation of the Final Professional within thirty (30) days of the exchange of the first valuation reports, either party may apply to the American

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Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto, for the designation of a Final Professional. Within ten (10) days of the selection of the Final Professional, the Landlord and the Tenant shall each submit to the Final Professional a copy of their respective real estate professional’s determination of the Extension Fair Rental Value for the Premises. The Final Professional shall not perform his or her own valuation, but rather shall, within thirty (30) days after such submissions, select the submission which is closest to the determination of the Extension Fair Rental Value for the Premises which the Final Professional would have made acting alone. The Final Professional shall give notice of his or her selection to the Landlord and the Tenant and such decision shall be final and binding upon the Landlord and the Tenant. Each party shall pay the fees and expenses of its real estate professional and counsel, if any, in connection with any proceeding under this paragraph, and one-half of the fees and expenses of the Final Professional. In the event that the commencement of the Extension Term occurs prior to a final determination of the Extension Fair Rental Value therefor (the “Extension Rent Determination Date”), then the Tenant shall pay the Annual Fixed Rent at the greater of (i) the rate specified by the Landlord in its proposed Extension Fair Rental Value or (ii) the Then Applicable Fixed Rental Rate. If the Annual Fixed Rent for the Extension Term is determined to be greater than the Annual Fixed Rent paid with respect to the Premises prior to the Extension Rent Determination Date, then the Tenant shall pay to the Landlord the amount of such underpayment within ten(10) days of the Expansion Rent Determination Date, and if the Annual Fixed Rent for the Extension Term is determined to be less than the Annual Fixed Rent paid with respect to the Premises prior to the Extension Rent Determination Date, then the Landlord shall credit the amount of such overpayment against the monthly installments of Annual Fixed Rent thereafter coming due.

Section 2.7 Expansion Options. Provided that there has been no Event of Default which is uncured and continuing on the part of the Tenant and the Tenant is, as of the date of exercise of its rights under this Section 2.7, actually occupying a minimum of seventy-five percent (75%) of the Premises for its own business purposes, Tenant shall have the following rights with respect to the remaining space in the Building not included in the Premises at any given time (hereinafter the “Expansion Space”):

(a) From time to time following the mutual execution and delivery of this Lease, upon the request of the Tenant, the Landlord shall inform the Tenant of the progress the Landlord is making regarding the initial leasing of the Expansion Space to third parties. Additionally, the Landlord shall give the Tenant not less than ten (10) business days’ advance written notice prior to making any bona fide formal lease proposal to a prospective third party tenant for any of the Preferred Expansion Space (as defined in Section 2.7(b)) identified on Exhibit B-3 attached hereto and not less than five (5) business days’ advance written notice prior to making any bona fide formal lease proposal to a prospective third party tenant for all other space in the 45 Sidney Building not part of such Preferred Expansion Space, each such notice being hereinafter referred to as a “Landlord’s Prospect

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Notice;” provided, however, the Landlord shall not offer any space on the balance of the fourth floor of the 45 Sidney Building not included in the Original Premises or the third floor of the 45 Sidney Building (such space being hereinafter referred to as the “Early Expansion Space”) to potential third party tenants until after November 1, 1997. Unless and until the Landlord, after expiration of the five (5) or ten (10) day advance notice period, as applicable, has entered into either a letter of intent (but only if such letter of intent is formalized thereafter as a binding lease between the Landlord and the other party to such letter of intent) or a lease with a third party for any of the Expansion Space (“Third Party Commitment”), but subject to the Landlord’s right thereafter to enter into a Third Party Commitment during the Prospect Negotiation Period specified below in this Section 2.7(a), following the mutual execution and delivery of this Lease the Tenant may, by written notice to Landlord (the “Initial Expansion Election Notice”), elect to lease all or any portion (provided the configuration which the Tenant desires is reasonably acceptable to the Landlord) of the Expansion Space that has not earlier been made subject of a Third Party Lease pursuant to this Section 2.7(a). Tenant’s election to lease any Expansion Space that falls within the scope of a Landlord’s Prospect Notice must, in order to qualify as a validly exercised election, be an election to lease all of the square footage specified in such Landlord’s Prospect Notice. With respect to any Expansion Space that is incorporated into the Premises under this Section 2.7(a), the terms and conditions applicable to such Expansion Space shall be the same terms and conditions set forth in this Lease except for the Tenant Allowance and Annual Fixed Rent payable with respect thereto, which shall instead be, respectively: (i) $25.00 per square foot for the Tenant Allowance and the Expansion Fair Rental Value of such Expansion Space, determined in accordance with Section 2.7(f) below for the Annual Fixed Rent, with respect to all space not part of the Early Expansion Space or any portion of the Early Expansion Space for which the Landlord has not received from the Tenant an Initial Expansion Election Notice on or before November 1, 1997; or (ii) $50.00 per square foot for the Tenant Allowance and $30.00 per rentable square foot for Lease Years one (1) through five (5) and $33.00 per rentable square foot for Lease Years six (6) through fifteen (15) for the Annual Fixed Rent, with respect to any portion of the Early Expansion Space for which the Landlord has received from the Tenant an Initial Expansion Election Notice on or before November 1, 1997. However, if all or any part of the Expansion Space specified in the Initial Expansion Election Notice given by the Tenant includes space specified in a Landlord’s Prospect Notice with respect to which the Tenant did not timely elect to lease, then any Initial Expansion Election Notice shall be subject to the Landlord reaching a Third Party Commitment for such space with the party (or any affiliate thereof) to whom reference is made in Landlord’s Prospect Notice until the date which is sixty (60) days after the expiration of the Tenant’s five (5) or ten (10) day advance notice period, as applicable, (such period being hereinafter referred to as the “Prospect Negotiation Period”). If the Tenant elects to lease any Expansion Space under this Section 2.7(a), the Tenant shall begin to pay Annual Fixed Rent and Additional Rent allocable to such Expansion Space on the later to occur of: (i) the date which is one hundred twenty (120) days after the Landlord receives the Tenant’s Initial Expansion Election Notice, or (ii) the Rent Commencement Date. At any time

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prior to the Landlord receiving from the Tenant an Initial Expansion Election Notice as hereinbefore provided, but always after the five (5) or ten (10) day advance notice period, as applicable, the Landlord may lease (the “Initial Third Party Lease”) all or any part of such Expansion Space to one or more third parties (the “Initial Third Party Tenants”) without notice to or approval from the Tenant, provided, however, that any request for information made by the Tenant for information regarding the progress the Landlord is making in the initial leasing of the Expansion Space to third parties shall specify the expiration date of the term of each such Initial Third Party Lease and the part of such Expansion Space which is subject to each such Initial Third Party Lease. In the event the Landlord enters into any Initial Third Party Lease(s), the remainder of the Expansion Space not so leased to Initial Third Party Tenants shall remain subject to the Tenant’s rights under this Section 2.7(a).

(b) The Landlord agrees that, in the Landlord’s negotiation of any Initial Third Party Lease, or any subsequent third party lease (collectively a “Third Party Lease”), which relates to approximately 25,000 rentable square feet of the Expansion Space located on the first and fourth floors of the 45 Sidney Building and identified on the plan attached hereto as Exhibit B-3 (such space being hereinafter referred to as the “Preferred Expansion Space”), the Landlord shall not permit the expiration date thereof to extend beyond the last day of the seventh Lease Year of this Lease.

(c) From time to time during the Term of this Lease, upon the request of the Tenant, the Landlord shall provide to the Tenant a list of all Third Party Leases, including the location of the spaces so leased and the date of expiration of each such Third Party Lease. The Tenant shall have the right of first opportunity to lease the Expansion Space (including, without limitation, the Preferred Expansion Space) which is subject to a Third Party Lease effective upon the earlier of the expiration or earlier termination of the term of such Third Party Lease. With respect to the Preferred Expansion Space only, should any such space become available after the last day of the fourth Lease Year of this Lease, and Tenant fails to timely exercise its right to incorporate such space into the Premises under this Section 2.7(c), then the Tenant shall be deemed to have waived its option to incorporate such space into the Premises under Section 2.7(d). The Tenant shall exercise its right to incorporate into the Premises any Expansion Space which has been earlier made subject to a Third Party Lease under this Section 2.7(c) as follows: the Tenant shall give the Landlord written notice of its desire to lease such Expansion Space not less than twelve (12) months prior to the date of expiration of the term of the Third Party Lease. Not later than ten (10) business days following such notice from the Tenant, or in the event the Third Party Lease is being terminated prior to the expiration of its term, the Landlord shall promptly give written notice to the Tenant (the “Expansion Opportunity Notice”) describing such Expansion Space, the date of its expected availability and the Landlord’s proposal for the Expansion Fair Rental Value therefor. The Tenant shall, by giving

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written notice to Landlord within ten (10) business days after receipt of the Expansion Opportunity Notice, either (i) elect by written notice (“Vacancy Expansion Election Notice”) to lease such Expansion Space under this Section 2.7(c), or (ii) waive its right to lease such Expansion Space under this Section 2.7(c) until the expiration or earlier termination of the next Third Party Lease executed with respect thereto, whereupon the Tenant’s rights under this Section 2.7(c) shall again apply. If the Tenant does not timely elect to exercise its right to lease such Expansion Space under this Section 2.7(c), by timely giving the Landlord a Vacancy Expansion Election Notice, then the Tenant will be deemed to have waived its rights to lease such Expansion Space under this Section 2.7(c) and the Landlord may lease such Expansion Space without restrictions of any kind; provided, however, that the Tenant shall at all times during the Term of this Lease have the right of first opportunity to lease such Expansion Space under this Section 2.7(c) effective upon the earlier of the date of expiration or earlier termination of the term of the next and any future Third Party Lease for such Expansion Space as provided hereunder.

If the Tenant timely elects to lease any Expansion Space under this Section 2.7(c), such Expansion Space shall be included as part of the Premises for purposes of this Lease effective as of the date upon which the Third Party Lease expires, is earlier terminated, or such later date as the Landlord is able to deliver the space for the Tenant’s occupancy, and the terms and conditions applicable to such Expansion Space shall be the same terms and conditions set forth in this Lease except for the condition of the space, the Tenant Allowance and the Annual Fixed Rent payable with respect thereto. Instead, the Expansion Space shall be delivered by the Landlord in a then “as is” condition, there shall be no Tenant Allowance and the Annual Fixed Rent with respect thereto shall be the Expansion Fair Rental Value therefor as determined in accordance with Section 2.7(f) below.

(d) Unless and to the extent the Tenant has earlier incorporated the same into the Premises or waived its option to incorporate the same into the Premises under Section 2.7(d) pursuant to the terms and conditions of Section 2.7(c), the Tenant shall have the option to incorporate into the Premises the Preferred Expansion Space as follows: the Landlord shall give the Tenant written notice at least twelve (12) months prior to the availability of the Preferred Expansion Space (the “Preferred Expansion Space Notice”) setting forth the date of its expected availability and the Landlord’s proposal for the Expansion Fair Rental Value therefor. The Landlord agrees that the aforesaid date of expected availability shall not occur earlier than the first day of the fifth (5th) Lease Year nor later than the first day of the eighth (8th) Lease Year. The Tenant shall, by giving written notice to the Landlord within ten (10) business days after receipt of the Preferred Space Expansion Notice, either (i) elect to lease such Preferred Expansion Space under this Section 2.7(d) by giving notice to the Landlord to such effect, or (ii) waive its right to lease such Preferred Expansion Space under this Section 2.7(d) until the expiration or earlier termination of the next Third Party Lease executed with respect thereto, whereupon the Tenant’s rights under Section 2.7(c) shall apply. If the

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Tenant does not timely elect to exercise its right to lease the Preferred Expansion Space under this Section 2.7(d), then the Tenant will be deemed to have waived its rights to lease such Preferred Expansion Space under this Section 2.7(d) and the Landlord may lease such Preferred Expansion Space without restrictions of any kind; provided, however, that the Tenant shall at all times during the Term of this Lease have the right of first opportunity to lease such Preferred Expansion Space effective upon the earlier of the date of expiration or earlier termination of the term of the next and any future Third Party Lease for such Preferred Expansion Space as provided in Section 2.7(c) above.

If the Tenant timely elects to lease any Preferred Expansion Space, under this Section 2.7(d), such Preferred Expansion Space shall be included as part of the Premises for purposes of this Lease effective as of the date upon which the Third Party Lease expires, is earlier terminated (but in no event shall the effective date occur prior to the first day of the fifth Lease Year of this Lease), or such later date as the Landlord is able to deliver the space for occupancy by the Tenant, and the terms and conditions applicable to such Preferred Expansion Space shall be the same terms and conditions set forth in this Lease except for the condition of the space, the Tenant Allowance and the Annual Fixed Rent payable with respect thereto. Instead, Preferred Expansion Space shall be delivered by the Landlord in its then “as is” condition, there shall be no Tenant Allowance and the Annual Fixed Rent with respect thereto shall be the Expansion Fair Rental Value therefor as determined in accordance with Section 2.7(f) below.

(e) Notwithstanding anything to the contrary provided herein, if the remaining Term of this Lease would be less than five (5) years at the time that any Expansion Space is to be incorporated into the Premises pursuant to this Section 2.7, the Tenant shall have no right to lease such space unless the Tenant elects pursuant to Section 2.6 to extend the Term for the next Extension Term. However, if there are no further such Extension Terms available to the Tenant under Section 2.6, then the Tenant shall not have the right to lease the Expansion Space in question under this Section 2.7.

(f) For purposes of this Section 2.7, the Expansion Fair Rental Value of Expansion Space shall mean the then current fair market annual rent for leases of space improved to the same level as the Premises and taking into account the condition to which such premises have been improved (excluding Removable Alterations) and the economic terms and conditions specified in this Lease that will be applicable thereto (e.g. the amount of the fit-up allowance), including the savings, if any, due to the absence of brokerage commissions and the absence of any rent-free period for construction of leasehold improvements, determined as provided below in this Section 2.7(f). The Landlord and the Tenant shall endeavor to agree upon the Expansion Fair Rental Value of Expansion Space within forty five (45) days after the Tenant’s election to lease such Expansion Space by giving the Landlord either its Initial Expansion Election Notice or its Vacancy Expansion Election Notice, as the case may be (the

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“Rental Determination Commencement Date”). If the Expansion Fair Rental Value of such Expansion Space is not agreed upon by the Landlord and the Tenant within this time frame, each of the Landlord and the Tenant shall retain a real estate professional with at least ten (10) years continuous experience in the business of appraising or marketing similar commercial real estate in the Cambridge, Massachusetts area who shall, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to the Expansion Fair Rental Value. The Landlord and the Tenant shall simultaneously exchange such reports; provided, however, if either party has not obtained such a report within ninety (90) days after the Rental Determination Commencement Date, then the determination set forth in the other party’s report shall be final and binding upon the parties. If both parties receive reports within such time and the lower determination is within ten percent (10%) of the higher determination, then the average of these determinations shall be deemed to be the Expansion Fair Rental Value for such Expansion Space. If these determinations differ by more than ten percent (10%), then the Landlord and the Tenant shall mutually select a person with the qualifications stated above (the “Final Professional”) to resolve the dispute as to the Expansion Fair Rental Value for such Expansion Space. If the Landlord and the Tenant cannot agree upon the designation of the Final Professional within thirty (30) days of the exchange of the first valuation reports, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto, for the designation of a Final Professional. Within ten (10) days of the selection of the Final Professional, the Landlord and the Tenant shall each submit to the Final Professional a copy of their respective real estate professional’s determination of the Expansion Fair Rental Value for such Space. The Final Professional shall not perform his or her own valuation, but rather shall, within thirty (30) days after such submissions, select the submission which is closest to the determination of the Expansion Fair Rental Value for such Expansion Space which the Final Professional would have made acting alone. The Final Professional shall give notice of his or her selection to the Landlord and the Tenant and such decision shall be final and binding upon the Landlord and the Tenant. Each party shall pay the fees and expenses of its real estate professional and counsel, if any, in connection with any proceeding under this paragraph, and one-half of the fees and expenses of the Final Professional. In the event that the Tenant commences occupancy of any Expansion Space prior to a final determination of the Expansion Fair Rental Value therefor (the “Expansion Rent Determination Date”), then the Tenant shall pay the Annual Fixed Rent at the rate specified in the Expansion Opportunity Notice until the Expansion Fair Rental Value is established. If the Expansion Fair Rental Value is determined to be greater than the Annual Fixed Rent paid with respect to the Expansion Space prior to the Expansion Rent Determination Date, then the Tenant shall pay to the Landlord the amount of such underpayment within ten (10) days of the Expansion Rent Determination Date, and if the Expansion Fair Rental Value is determined to be less than the Annual Fixed Rent paid with respect to the Expansion Space prior to the Expansion Rent Determination Date, then the Landlord shall credit the amount of such overpayment against the monthly installments of Annual Fixed Rent thereafter coming due.

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(g) The Tenant’s election to lease any Expansion Space under this Section 2.7 shall automatically increase the Premises to include the same in accordance herewith. No amendment to this Lease shall be necessary to effect the exercise of the Tenant’s rights pursuant to this Section 2.7.

(h) Notwithstanding anything to the contrary contained in this Section 2.7, the Landlord may grant to other third party tenants occupying space within the Building first priority expansion rights for additional space located on the remainder of the first floor of the 45 Sidney Building which is not part of the. Preferred Expansion Space identified in Exhibit B-3 attached hereto, in which case Tenant’s right of first opportunity to lease such space shall arise only upon the failure of the third party tenant to exercise its expansion rights with respect to such space prior to the expiration of such third party tenant’s lease.

ARTICLE III

RENT AND OTHER PAYMENTS

Section 3.1 Annual Fixed Rent. From and after the First Rent Commencement Date (as defined in Exhibit A), the Tenant shall pay, without notice or demand, monthly installments of one-twelfth (1/12th) of the Annual Fixed Rent in effect and applicable to the Premises in advance for each full calendar month of the Term following the First Rent Commencement Date and of the corresponding fraction of said one-twelfth (l/12th) for any fraction of a calendar month at the First Rent Commencement Date. The Annual Fixed Rent applicable to the Premises during the Initial Term shall be as set forth in Exhibit A. Notwithstanding the foregoing, during the period from the First Rent Commencement Date until the day prior to the occurrence of the Rent Commencement Date with respect to the remaining building in which the Premises is located, such payments shall be pro rata on the basis of the portion of the Premises with respect to which the Rent Commencement Date has occurred.

Section 3.2 Real Estate Taxes. From and after the First Rent Commencement Date, during the Term, the Tenant shall pay to the Landlord, as Additional Rent, the Tenant’s Tax Expenses Allocable to the Premises (as such term is hereinafter defined) in accordance with this Section 3.2. Notwithstanding the foregoing, during the period from the First Rent Commencement Date until the day prior to the occurrence of the Rent Commencement Date with respect to the remaining building in which the Premises is located, such payments shall be pro rata on the basis of the portion of the Premises with respect to which the Rent Commencement Date has occurred. The terms used in this Section 3.2 are defined as follows:

(a) “Fiscal Year” means the 12-month period beginning February 1 each year, or such other fiscal period of twelve (12) consecutive months hereinafter adopted by Landlord for lease administration purposes.

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(b) “The Tenant’s Tax Expense Allocable to the Premises” means (i) that portion of the Landlord’s Tax Expenses for a Fiscal Year which bears the same proportion thereto as the Rentable Floor Area of the Premises (from time to time) bears to the Total Rentable Floor Area of the Building and (ii) in the event that the Premises are improved to a standard which is higher or lower than other portions of the Property, such portion of the Real Estate Taxes on the Property with respect to any Fiscal Year as is appropriate so that the Tenant bears the portion of the Real Estate Taxes which are properly allocable to the Premises, as reasonably determined by Landlord based on assessment values and other information with respect to the Premises and the Building made available by the assessing authorities. If the Tenant disagrees with any adjustment that the Landlord has made in its determination of the Tenant’s Tax Expense Allocable to the Premises by virtue of clause (ii), above, then it shall, within sixty (60) days after its receipt of documentation establishing Tenant’s Tax Expense Allocable to the Premises, send written notice of such disagreement to the Landlord. After Landlord’s receipt of such notice, the Landlord and the Tenant shall have thirty (30) days within which to resolve such controversy after which such controversy shall be resolved by submittal to the binding Dispute Resolution Process described in Exhibit J attached hereto and made a part hereof.

(c) “The Landlord’s Tax Expenses” with respect to any Fiscal Year means the aggregate Real Estate Taxes on the Property with respect to that Fiscal Year, reduced by any abatement receipts with respect to that Fiscal Year.

(d) “Real Estate Taxes” means (i) all taxes and special assessments of every kind and nature assessed by any governmental authority on the applicable property; and (ii) reasonable expenses of any proceedings for abatement of such taxes or special assessments. Any special assessments to be included within the definition of “Real Estate Taxes” shall be limited to the amount of the installment (plus any interest thereon) of such special tax or special assessment (which shall be payable over the longest period permitted by law) required to be paid during the Fiscal Year in respect of which such taxes are being determined. The Landlord hereby represents and warrants that, as of the date hereof, it has no knowledge of any special assessments affecting either the Premises or University Park. There shall be excluded from such taxes all income, estate, succession, inheritance, excess profit, franchise and transfer taxes, all so-called linkage payments and delinquency interest or penalties; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on the Landlord a capital levy or other tax on the gross rents received with respect to the Property, or a federal, state, county, municipal or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) based, in whole or in part, upon

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any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so based, shall be deemed to be included within the term “Real Estate Taxes,” based on the Building being the Landlord’s only property. There shall also be excluded from the definition of “Real Estate Taxes” any taxes on the 75 Sidney Building or the 45 Sidney Building, to the extent such building is occupied entirely by the Tenant as part of the Premises, relating to capital improvements not approved by the Tenant; provided, however, that Landlord may make any improvements or repairs as it may determine in its reasonable discretion are necessary in order to maintain the Building in the condition required under Section 5.1, without regard to the tax impact of such improvements and repairs.

Payments by the Tenant on account of the Tenant’s Tax Expenses Allocable to the Premises shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent and shall be in an amount of the greater of (i) one-twelfth (1/12th) of the Tenant’s Tax Expenses Allocable to the Premises for the current Fiscal Year as reasonably estimated by the Landlord, or (ii) an amount reasonably estimated by any ground lessor of the Land or holder of a first mortgage on the Property, to be sufficient, if paid monthly, to pay the Landlord’s Tax Expenses on the dates due to the taxing authority.

Not later than ninety (90) days after the Landlord’s Tax Expenses are determinable for the first Fiscal Year of the Term or fraction thereof and for each succeeding Fiscal Year or fraction thereof during the Term, the Landlord shall render the Tenant a statement in reasonable detail showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Property, and any abatements or refunds of such taxes. Reasonable expenses incurred in obtaining any tax abatement or refund not previously charged may be charged against such tax abatement or refund before the adjustments are made for the Fiscal Year. If at the time such statement is rendered it is determined with respect to any Fiscal Year, that the Tenant has paid (i) less than the Tenant’s Tax Expenses Allocable to the Premises or (ii) more than the Tenant’s Tax Expenses Allocable to the Premises, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within fifteen (15) days of such statement the amount of such underpayment and, in the case of (ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Tenant’s Tax Expenses Allocable to the Premises next thereafter coming due (or refund such overpayment within fifteen (15) days if the Term has expired and the Tenant has no further obligation to the Landlord).

To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Fiscal Year, the statement to be furnished by the Landlord shall be rendered and payments made on account of such installments. Notwithstanding the foregoing provisions, no decrease in Landlord’s Tax Expenses with respect to any Fiscal Year shall result in a reduction of the amount otherwise payable by the Tenant if and to the extent said decrease is attributable to vacancies in the Building, rather than to a reduction in the assessed value of the Property as a whole or a reduction in the tax rate.

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The Landlord shall so notify the Tenant if a decrease in Landlord’s Tax Expense is attributable to vacancies in the Building as opposed to a reduction in either the assessed value of the Property or the tax rate. In such case, the Tenant shall have sixty (60) days after receipt of such notice to challenge, in writing, the Landlord’s contention. Thereafter, the Landlord and Tenant shall have thirty (30) days within which to resolve the disagreement, after which such controversy shall be submitted to the binding Dispute Resolution Process described in Exhibit J. Landlord shall, upon Tenant’s request therefor, provide Tenant with copies of all applicable tax bills, statements, records and the like, as well as copies of Landlord’s calculations and all other relevant information.

At the reasonable request of the Tenant, the Landlord shall use reasonable efforts to contest or seek abatement of any Real Estate Taxes affecting the Premises. Should the Landlord contest or seek abatement of such taxes, then it shall do so with diligence and shall keep the Tenant appropriately informed, in the Landlord’s reasonable discretion, as to such action.

Section 3.3 Operating Expenses. From and after the First Rent Commencement Date, during the Term the Tenant shall pay to the Landlord, as Additional Rent, the Tenant’s Operating Expenses Allocable to the Premises, as hereinafter defined, in accordance with this Section 3.3. Notwithstanding the foregoing, during the period from the First Rent Commencement Date until the day prior to the occurrence of the Rent Commencement Date with respect to the remaining building in which the Premises is located, such payments shall be pro rata on the basis of the portion of the Premises with respect to which the Rent Commencement Date has occurred. The terms used in this Section 3.3 are defined as follows:

(a) “The Tenant’s Operating Expenses Allocable to the Premises” means that portion of the Operating Expenses for the Property which bears the same proportion thereto as the Rentable Floor Area of the Premises (from time to time) bears to the Total Rentable Floor Area of the Building.

(b) “Operating Expenses for the Property” means the Landlord’s reasonable cost of operating, cleaning, maintaining and repairing the Property, the roads, driveways and walkways for providing access to the Building and shall include without limitation, the cost of fulfilling the maintenance and repair obligations required to be performed by Landlord under Section 5.1 and the cost of services specified on Exhibit D; premiums for insurance carried pursuant to Section 7.4; the reasonable amount deductible from any insurance claim of the Landlord; reasonable compensation including, without limitation, reasonable fringe benefits, worker’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons (University Park/Building general manager and below) directly engaged in the operating, maintaining or cleaning of the Property; interior landscaping and maintenance; steam, water, sewer, gas, oil electricity, telephone and other utility charges (excluding such utility charges either separately metered or separately chargeable to tenants for either measured or additional or special services); cost

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of providing conditioned water for HVAC services; cost of building and cleaning supplies; the costs of routine environmental management programs operated by Landlord; market rental costs for equipment used in the operating, cleaning, maintaining or repairing of the Property, or the amortized cost of equipment owned by the Landlord; cost of cleaning; cost of maintenance, repairs and replacements (other than repairs and replacements reimbursed from contractors under guarantees or made by the Landlord pursuant to the Work Letter); cost of snow removal; cost of landscape maintenance; security services; payments under service contracts with independent contractors; management fees at reasonable rates consistent with comparable single-tenant or multi-tenant buildings, as applicable, in the Cambridge market with the type of occupancy and services rendered; the cost of any capital repair or improvement: (i) required by any law or regulation enacted or promulgated after the issuance of a building permit for the construction of the Building, (ii) which is required in order to maintain the Property in the condition it is required to be kept and maintained under Section 5.1 (excluding those repairs, however, which are necessitated by Landlord’s negligence or willful misconduct or the errors or omissions by the Landlord’s base building architect or contractor(s) to the extent such errors and omissions are covered by insurance or are otherwise recovered by the Landlord), (iii) which reduces the Operating Expenses for the Property, or (iv) which improves the management and operation of the Property in a manner reasonably acceptable to Tenant (all such capital costs to be amortized in accordance with generally accepted accounting principles, together with interest on the unamortized balance at the base lending rate announced by a major commercial bank designated by the Landlord, or such higher rate as may have been paid by the Landlord on funds borrowed for the purpose of constructing such capital improvements, with only the annual amortization amount being included in Operating Expenses with respect to any Fiscal Year); charges equitably and reasonably allocated to the Building for the operating, cleaning, maintaining, securing and repairing of University Park common areas and amenities; and all other reasonable and necessary (in the Landlord’s reasonable judgment) expenses paid in connection with the operation, cleaning, maintenance and repair of the Property. If, for any reason portions of the rentable area of the Building not included in the Premises were not occupied by tenants or the Landlord was not supplying all tenants with the services being supplied under the Lease or any tenants in the Building were supplied with a lesser level of standard services than those supplied to the Tenant under this Lease, Landlord’s Operating Expenses for the Property shall include the amounts reasonably determined by Landlord which would have been incurred if all of the rentable area in the Building were occupied and were supplied with the same level of standard services as supplied to the Tenant under this Lease. Likewise, if any tenants in the Building were supplied with a higher level of standard services than those supplied to the Tenant, Landlord’s Operating Expenses for the Property shall be reduced to an amount reasonably determined by the Landlord which would have been incurred if all tenants in the Building were supplied with the same level of services as supplied to the Tenant under this Lease. Tenant acknowledges that the Building is comprised of two (2) distinct buildings, and that one or more of the Operating Expenses for the Property may be allocated by Landlord other than based solely on the respective square footage in

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each such building in appropriate circumstances if the services with respect to which such Operating Expenses relate disproportionally benefit one building or the other (e.g. Operating Expenses associated with a lobby attendant located in one building but not in the other may be allocated solely to the building in which such lobby attendant is located). Any such disproportional allocation, however, shall be reasonably determined by the Landlord.

Operating Expenses for the Property shall not include the following: the amortized cost of capital improvements expressly not allowed pursuant to the preceding paragraph unless otherwise approved by the Tenant; the Landlord’s Tax Expense; cost of repairs or replacements (i) resulting from eminent domain takings, (ii) to the extent reimbursed by insurance or otherwise, (iii) resulting from correcting defects in the work for which the Landlord is obligated pursuant to the Work Letter, or (iv) resulting from Landlord’s negligence or willful misconduct; replacement or contingency reserves; ground lease rents or payment of debt obligations; legal and other professional fees for matters not relating to the normal administration and operation of the Property, such as those, fees incurred in connection with eviction proceedings and rent collection; promotional, advertising, public relations or brokerage fees and commissions paid in connection with services rendered for securing or renewing leases; lease up and tenant improvement costs for space other than the Premises in the Building; interest or penalties for late payments; depreciation and other non-cash charges; and separately metered or submetered utilities, which will be the subject of separate charges to each of the applicable tenants of the Building.

Notwithstanding anything to the contrary contained in this Section 3.3(b), the reasonable costs of the Tenant-Provided Services (as defined in Section 5.3) shall be excluded from the calculation of the Tenant’s Operating Expenses Allocable to the Premises.

Payments by the Tenant for its share of the Operating Expenses for the Property shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to the Landlord shall be an amount from time to time reasonably estimated by the Landlord to be sufficient to aggregate a sum equal to the Tenant’s share of the Operating Expenses for the Property for each Fiscal Year.

Not later than one hundred twenty (120) days after the end of each Fiscal Year or fraction thereof during the Term or fraction thereof at the end of the Term, the Landlord shall render the Tenant a statement in reasonable detail and according to usual accounting practices certified by an officer of the Landlord, showing for the preceding Fiscal Year or fraction thereof, as the case may be, the Operating Expenses for the Property and the Tenant’s Operating Expenses Allocable to the Premises. Said statement to be rendered to the Tenant also shall show for the preceding Fiscal Year or fraction thereof, as the case may be, the amounts of Operating Expenses already paid by the Tenant. If at the time such statement is rendered it is determined with respect to any Fiscal Year, that the Tenant

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has paid (i) less than the Tenant’s Operating Expenses Allocable to the Premises or (ii) more than the Tenant’s Operating Expenses Allocable to the Premises, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amounts of such underpayment and, in the case of (ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Tenant’s Operating Expenses Allocable to the Premises next thereafter coming due (or refund such overpayment within thirty (30) days if the Term has expired and the Tenant has no further obligation to the Landlord).

The Tenant may examine or audit the accounts and original bills for Landlord’s Operating Expenses upon ten (10) days’ prior written notice to the Landlord, but no more often than one (1) time in any Fiscal Year. The Landlord agrees that it will make available to the Tenant in the Landlord’s office in University Park, during regular business hours, such information as the Landlord has available at such office. In similar manner, the Tenant may examine such further records as the Landlord (or its affiliates) may have, but such matters will be conducted where the Landlord customarily keeps such records, which may be at the headquarters of the Landlord’s parent company. The Tenant shall bear the cost of any such audit, unless the same discloses a discrepancy in excess of three percent (3%) of the Tenant’s Operating Expenses Allocable to the Premises, in which event the Landlord shall reimburse the Tenant for such costs reasonably incurred. For any given Fiscal Year of the Landlord, the Tenant must make any such audit within two (2) years after the Tenant’s receipt of itemized statements (and any supporting documentation requested by the Tenant) referred to in the preceding paragraph. The Tenant must further make any claim for revision of Tenant’s Operating Expenses Allocable to the Premises for such Fiscal Year by written notice to the Landlord within said two (2) year period.

Section 3.4 Other Utility Charges. During the Term, the Tenant shall pay directly to the provider of the service all separately metered charges for steam, heat, gas, electricity, fuel and other services and utilities furnished to the Premises, and shall pay to Landlord as Additional Rent its pro rata share of any utilities or services such as but not limited to water and sewer which are measured based on submetered usage in the Premises. The Tenant shall cause all electricity and gas service (specifically serving the Premises and not the common areas) provided by a public utility to be furnished on a separately metered basis.

Section 3.5 Above-standard Services. If the Tenant requests and the Landlord elects to provide any services to the Tenant in addition to those described in Exhibit D, the Tenant shall pay to the Landlord, as Additional Rent, the amount billed by Landlord for such services at Landlord’s standard rates as from time to time in effect, so long as such rates are consistent with comparable services in comparable buildings within the Cambridge market. If the Tenant has requested that such services be provided on a regular basis, the Tenant shall, if requested by the Landlord, pay for such services at their actual cost to Landlord, including, without limitation, a reasonable overhead component, at the time and in the fashion in which Annual Fixed Rent under this Lease is payable. Otherwise, the Tenant shall pay for such additional services within fifteen (15) days after receipt of an invoice from the Landlord.

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Section 3.6 No Offsets. Annual Fixed Rent and Additional Rent shall be paid by the Tenant without offset, abatement or deduction except as provided herein.

Section 3.7 Net Lease. It is understood and agreed that this Lease is a net lease and that the Annual Fixed Rent is absolutely net to the Landlord excepting only the Landlord’s obligations to pay any debt service or ground rent on the Property, to provide the Landlord’s services, to repair or restore the Premises after any casualty or condemnation as provided in Article VIII hereof, and to pay the real estate taxes and operating expenses which the Tenant is not required to pay under this Lease.

ARTICLE IV

ALTERATIONS

Section 4.1 Consent Required for Tenant’s Alterations. The Tenant shall not make alterations or additions to the Premises except in accordance with the Tenant Design and Construction Manual, and with plans and specifications therefor first approved by the Landlord, which approval shall not be withheld unreasonably. Notwithstanding the foregoing, the Tenant may, from time to time without the Landlord’s prior consent and at the Tenant’s own expense, make interior non-structural alterations and changes in and to the Premises costing less than $50,000.00 in each instance, provided that such alterations or changes (i) do not materially diminish the value of the Building, (ii) are not incompatible with existing mechanical or electrical, plumbing, HVAC or other systems in the Building, or use more than the Tenant’s pro rata share of Building capacities as outlined in Exhibit F attached hereto, or (iii) do not affect the exterior appearance of the Building, in each case, as reasonably determined by the Landlord. Whether or not the Tenant’s changes and/or alterations require the Landlord’s consent pursuant to this paragraph, the Tenant shall give reasonable prior notice to the Landlord of any alterations and changes in and to the Premises which the Tenant intends to undertake, together with a reasonable description of the proposed work and such plans and specifications, if any, as the Tenant has therefor. Tenant shall furnish Landlord an “as-built” set of plans and specifications of the Premises annually, on the first day of each Fiscal Year, in addition to any other plans and specifications furnished by Tenant to Landlord from time to time. The Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (i) involve or might affect any structural or exterior element of the Building, any area or element outside of the Premises (including, without limitation, interior alterations or additions that affect the exterior appearance of the Building), or any facility serving any area of the Building outside of the Premises or any publicly accessible major interior features of the Building; (ii) will require unusual expense to readapt the Premises to normal use as a biotechnology office and research and development facility unless the Tenant first gives assurance acceptable to the Landlord that such readaptation will be made prior to such termination without expense to the Landlord; or (iii) would not be compatible with existing mechanical or electrical, plumbing, HVAC or other systems in the Building, or use more than the Tenant’s pro rata share of Building capacities as outlined in Exhibit F attached hereto and made a part hereof, in each case, as reasonably determined by the

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Landlord; provided, however, with respect to clause (iii), the Landlord shall not withhold its approval if the Tenant agrees to, at its own cost and expense and within a reasonable period of time as determined by the Landlord, make such alterations or additions compatible with all Building systems and equipment. Neither the Landlord’s failure to object to any proposed alterations or additions, nor the Landlord’s approval of any plans and specifications furnished by Tenant to Landlord, shall be construed as superseding in any respect, or as a waiver of Landlord’s right to enforce, the Tenant’s obligation to fulfill all of the terms and conditions of this Lease applicable to any work contemplated thereby.

Notwithstanding anything to the contrary contained in this Section 4.1, if any of the Tenant’s proposed alterations and/or additions affect the roof or the envelope of the Building, the following additional conditions shall apply:

(a) Such alterations and changes will not in any way interfere with the proper functioning of and Landlord’s access to other equipment located on the roof of the Building; and

(b) Adequate measures are taken to screen and otherwise reduce the visibility and noise of such mechanical equipment, antennae and dishes consistent with the appearance and design scheme required by the City of Cambridge and other structures in University Park.

Section 4.2 Ownership of Alterations. All alterations and additions shall be part of the Building and owned by the Landlord, except for certain biotechnology laboratory equipment that is to be installed in the Premises, which shall be deemed to be independent of the real property, and which have been identified as Removable Alterations (as defined herein) in accordance with the terms of this Section 4.2 and by mutual agreement between the Landlord and Tenant either at the time of the Tenant’s initial occupancy of the Premises or from time to time thereafter; provided, however, that the Landlord may require removal by Tenant of all or any portion of all other alterations and additions so long as Landlord advised Tenant of such requirement prior to the installation of the alteration or addition by Tenant. If the Tenant fails to inform the Landlord, in writing, at least ten (10) days prior to the installation of the alteration or addition, thereby preventing the Landlord from making a determination as to whether it will want such addition or alteration removed from the Premises prior to its installation, then the Landlord may require such removal without exception. All movable equipment and furnishings not attached to the Premises shall remain the property of the Tenant and shall be removed by the Tenant upon termination or expiration of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2, any alterations and additions funded by the Landlord and installed as part of the Leasehold Improvements (as defined in the Work Letter) (the “Landlord Funded Alterations”) shall be part of the Building and owned by the Landlord; all alterations and additions which are necessary for the use of the Premises as an operational biotechnology laboratory (the “Base Laboratory Alterations”), regardless of who funded their acquisition and installation, shall in no event constitute Removable Alterations; and all alterations and additions

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which: (i) are not Landlord Funded Alterations; (ii) are not Base Laboratory Alterations; and (iii) have been designated as Removable Alterations by mutual agreement from time to time established between the Landlord and the Tenant (such items being hereinafter collectively referred to as the “Removable Alterations”) shall remain the property of the Tenant and shall be removed by the Tenant upon termination or expiration of this Lease, unless the Landlord elects to purchase all or a portion of such Removable Alterations from the Tenant for a price equal to the then depreciated book value thereof established on the Tenant’s books maintained in accordance with generally accepted accounting principals consistently applied. If the Landlord terminates this Lease on the basis of a default by the Tenant and, the Landlord elects to purchase all or a portion of the Removable Alterations as provided above, then the Landlord will credit such amounts due to the Tenant against any sums owed by Tenant to Landlord, whether overdue Annual Fixed Rent, Additional Rent, damages or otherwise. In connection with any removal by the Tenant of the Removable Alterations, the Tenant shall cap off all utility connections behind the adjacent interior finish and restore such interior finish to the extent necessary so that the Premises are left with complete wall, ceiling and floor finishes.

The Tenant shall have the right to subject the Removable Alterations to a prior security interest in connection with the financing of its Leasehold Improvements (as defined in the Work Letter) so long as the security agreement evidencing the secured party’s interest in such Removable Alterations:

(a) Requires the secured party to offer the Removable Alterations to the Landlord prior to offering them to third parties in the case of a default by the Tenant as part of the secured party’s remedy under such security agreement;

(b) Prohibits the sale of any Removable Alterations at the Premises; and

(c) Provides that the secured party agrees to fulfill the Tenant’s restoration and repair obligations as a condition to recovering possession of the Removable Alterations.

Section 4.3 Construction Requirements for Alterations. All construction work by the Tenant shall be done in a good and workmanlike manner employing only first-class materials and in compliance with Landlord’s construction rules and regulations and with all applicable laws and all lawful ordinances, regulations and orders of Governmental authority and insurers of the Building. The Landlord or Landlord’s authorized agent may (but without any implied obligation to do so) inspect the work of the Tenant at reasonable times and shall give notice of observed defects. All of the Tenant’s alterations and additions and installation of furnishings shall be coordinated with any work being performed by the Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by the Landlord’s general contractor or by contractors or workmen first approved by the Landlord, which approval the Landlord agrees not to unreasonably withhold or delay. The Tenant, before starting any work, shall receive and comply with

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Landlord’s construction rules and regulations and shall cause Tenant’s contractors to comply therewith, shall secure all licenses and permits necessary therefor and shall deliver to the Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and security satisfactory to the Landlord in its reasonable discretion and consistent with the security requirements for comparable work in comparable buildings in the Cambridge market protecting the Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry worker’s compensation insurance in statutory amounts covering all the contractors’ and subcontractors’ employees and comprehensive general public liability insurance with limits of $1,000,000 (individual) and $5,000,000 (occurrence), or in such lesser amounts as Landlord may accept, covering personal injury and death and property damage (all such insurance to be written in companies approved reasonably by the Landlord and insuring the Landlord, such individuals and entities affiliated with the Landlord as the Landlord may designate, and the Tenant as well as the contractors and to contain a requirement for at least thirty (30) days’ notice to the Landlord prior to cancellation, nonrenewal or material change), and to deliver to the Landlord certificates of all such insurance.

Section 4.4 Payment for Tenant Alterations. The Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by the Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and promptly to discharge or bond over any such liens which may so attach. If any such lien shall be filed against the Premises or the Property and the Tenant shall fail to cause such lien to be discharged within fifteen (15) days after receipt by the Tenant of notice of the filing thereof, the Landlord after a further five (5) days’ written notice may cause such lien to be discharged by payment, bond or otherwise without investigation as to the validity thereof or as to any offsets or defenses which the Tenant may have with respect to the amount claimed. The Tenant shall reimburse the Landlord, as additional rent, for any cost so incurred and shall indemnify and hold harmless the Landlord from and against any and all claims, costs, damages, liabilities and expenses (including reasonable attorneys’ fees) which may be incurred or suffered by the Landlord by reason of any such lien or its discharge.

ARTICLE V

RESPONSIBILITY FOR CONDITION OF BUILDING AND PREMISES

Section 5.1 Maintenance of Building and Common Areas by Landlord. Except as otherwise provided in Section 5.3 and Article VIII, the Landlord shall make such repairs to the major structural elements of the Building, including the roof, exterior walls and floor slabs as may be necessary to keep and maintain the same in good condition and maintain and make such repairs to the Common Building Areas as may be necessary to keep them in good order, condition and repair, including without limitation, the glass in the exterior walls of the” Building, and all mechanical systems and equipment serving the Building and not exclusively serving the

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Premises. The Landlord shall further perform the services designated as Landlord’s Services on Exhibit D. The Landlord shall in no event be responsible to the Tenant for any condition in the Premises, the Building or the Land caused by an act or neglect of the Tenant, or any invitee or contractor or agent of the Tenant. Landlord’s costs in performing such services shall be reimbursed by the Tenant to the extent provided in Section 3.3.

Section 5.2 Maintenance of Premises by Tenant. The Tenant shall keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof and all Building and mechanical equipment exclusively serving the Premises, reasonable wear and tear excepted and further excepting those repairs for which the Landlord is responsible pursuant to Sections 5.1, 8.1 and 8.5, and shall surrender the Premises and all alterations and additions thereto, at the end of the Term, in such condition, first removing all goods and effects of the Tenant and, to the extent specified by the Landlord by notice to the Tenant, all alterations and additions, including the Removable Alterations, made by the Tenant, which Tenant has not elected to retain in accordance with the terms of Sections 4.2 and 5.2, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. If the Tenant elects to provide the Tenant-Provided Services, identified as such in Section 5.3, the Tenant shall perform the Tenant-Provided Services promptly, as necessary and appropriate, with due diligence and in accordance with the standards therefor established under Section 5.3. The Tenant shall not permit or commit any damage (waste), and the Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damages to common areas in the Building by the Tenant, or any of the contractors or invitees of the Tenant. Mechanical, HVAC, and all laboratory systems and equipment shall be maintained in good order, condition and repair consistent with prevailing standards at comparable first-class biotechnology facilities.

Section 5.3 Tenant-Provided Services. Notwithstanding anything to the contrary contained in this Article V, the Tenant may choose to provide, at its own cost and expense, in lieu of the Landlord providing the same under this Lease, any of the building services within the Premises, including the services specified in Exhibit D and such other services as may be hereafter approved by the Landlord in its reasonable discretion. Such services which are paid for and provided by the Tenant are hereinafter referred to as the “Tenant-Provided Services.” The provision by Tenant of Tenant-Provided Services shall be subject to reasonable standards imposed by Landlord for the purpose of assuring the fulfillment of the requirements of any ground lessee, mortgagee, tenant, governmental authority or other third party pertaining to the maintenance and operation of the Building in good order, condition and repair and in compliance with all legal requirements.

With respect to HVAC and certain other Building equipment at both the 45 Sidney Building and the 75 Sidney Building, the Tenant and the Landlord shall provide maintenance services in accordance with the terms set forth in Exhibit D-1 attached hereto and made a part hereof. The terms of Exhibit D-1 may be modified from time to time by mutual reasonable agreement between the parties hereto. In connection with the maintenance of HVAC and other Building Equipment, both the Landlord and Tenant agree to provide to each other, within a reasonable period of time after receipt thereof, access to all inspection records and reports pertaining to such equipment.

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Section 5.4 Delays in Landlord’s Services. The Landlord shall not be liable to the Tenant for any compensation or reduction of rent by reason or inconvenience or annoyance or for loss of business arising from the necessity of the Landlord or its agents entering the Premises for any purposes authorized in this Lease, or for repairing the Premises or any portion of the Building. In case the Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on the Landlord’s part, by reason of any External Cause, the Landlord shall not be liable to the Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

The Landlord reserves the right to stop any service or utility system the Landlord provides or causes to be provided under this Lease (i.e. exclusive of any Tenant-Provided Services or other obligations of the Tenant under this Lease) when necessary by reason of accident or emergency, until necessary repairs have been completed; provided, however, that in each instance of stoppage, the Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, the Landlord will schedule contemplated stoppages at times reasonably approved by the Tenant and will use reasonable efforts to avoid unnecessary inconvenience to the Tenant by reason thereof. To the extent that the Landlord is providing or causing to be provided heat, light or any utility or service, in no event shall the Landlord have any liability to the Tenant for the unavailability of the same to the extent that such unavailability is caused by External Causes, provided, however, that the Landlord is obligated to exercise reasonable efforts to restore such services or utility systems’ operation. The Landlord agrees to carry rent interruption insurance in commercially reasonable amounts which, to the extent commercially reasonable, permits recovery within five (5) days after the insured peril. If the unavailability of heat, light or any utility or service provided or caused to be provided by the Landlord other than the unavailability of the same due to the Tenant’s acts or omissions renders all or any portion of the Premises untenantable, and the Tenant ceases to occupy the same for the conduct of its business, the Tenant shall receive an abatement of rent as reasonably determined by the Landlord, taking into account the extent of Tenant’s loss of use of the Premises and the loss of use suffered by other tenants of the Building, commencing with the day following the expiration of the deductible period provided in Landlord’s rent interruption insurance. For all purposes of this Lease, if Tenant has responsibility for maintenance and repair of any aspect of the Building or any equipment or system therein, the functioning and performance of the same shall be the responsibility of the Tenant under this Lease, and shall in no event constitute a service or utility system that the Landlord provides or causes to be provided under this Lease.

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Section 5.5 Tenant’s Responsibilities Regarding Hazardous Materials. The Tenant covenants and agrees that the Tenant shall not use, generate, store or dispose, nor shall the Tenant suffer or permit the use, generation, storing or disposal in the Premises or otherwise by any of Tenant’s contractors, licensees, invitees, agents or employees, of any oil, toxic substances, hazardous wastes or hazardous materials (collectively, “Hazardous Materials”) in, on or about the Premises, the Building or the Land, except for Hazardous Materials that are necessary for Tenant’s operation consistent with the Permitted Uses, and in all cases which such Hazardous Materials must be used, generated, stored and disposed of in compliance with all applicable law and regulations. The Tenant covenants and agrees that no dumping, flushing or other introduction of Hazardous Materials into the septic, sewage or other waste disposal systems serving the Premises shall occur, except as specifically permitted by law and subject to the conditions and qualifications imposed by any governmental license or permit. The Tenant shall provide to the Landlord copies of all licenses and permits that the Tenant has been required to obtain prior to the handling of any such Hazardous Materials, and the Tenant must obtain all of such licenses and permits prior to the commencement of operations in the Premises requiring the same. From time to time during the Term of this Lease, and thereafter during which the Tenant occupies any portion of the Premises, the Tenant shall provide the Landlord with such reasonable substantiation of the Tenant’s compliance with the requirements of this Section 5.5 and any additional requirements set forth in Section 6.2 as the Landlord may reasonably request. The Tenant covenants and agrees that the Tenant shall, at its sole cost, promptly remove or remediate all Hazardous Materials that are found upon the Premises, the Building or the Land by virtue of the failure of the foregoing covenants and agreements to have been fulfilled, or otherwise as the result of the act or omission of Tenant or its contractors, licensees, invitees, agents or employees, in a manner complying with all applicable laws and regulations and the provisions of this Lease. If the Tenant should have any responsibility under this Section 5.5 to remove or remediate Hazardous Materials, the Tenant shall keep the Landlord reasonably informed as to the status of the environmental condition at issue, promptly furnish to the Landlord copies of all regulatory filings with any governmental regulatory agencies in connection therewith, and substantiate the performance of its obligations under this Section 5.5.

Section 5.6 Landlord’s Responsibilities Regarding Hazardous Materials. During the Term of this Lease, if the removal or remediation of Hazardous Materials from the Premises, Building or Land is required to be undertaken, then except to the extent such obligation is the responsibility of the Tenant under Section 5.5 hereof, the Landlord covenants and agrees to undertake the same. Without limitation of the foregoing, if necessary to comply with any applicable legal requirements, should the existing environmental condition of the Land require the removal or remediation of Hazardous Materials, such removal or remediation is expressly intended herein to be the Landlord’s responsibility under this Section 5.6. The Landlord shall keep the Tenant reasonably informed as to the status of the environmental condition at issue, promptly furnish to the Tenant copies of all regulatory filings with any governmental regulatory agencies in connection therewith, and substantiate the performance of its obligations under this Section 5.6.

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Section 5.7 Cross Indemnification. Each of the Landlord and the Tenant shall defend and indemnify the other and hold the other harmless from and against any damages, liability or expense associated with claims by governmental or other third parties arising out of the presence, removal or remediation of Hazardous Materials for which the indemnifying party is responsible for removal or remediation under this Lease.

ARTICLE VI

TENANT COVENANTS

The Tenant covenants during the Term and for such further time as the Tenant occupies any part of the Premises:

Section 6.1 Permitted Uses. The Tenant shall occupy the Premises only for the Permitted Uses, and shall not injure or deface the Premises or the Property, nor permit in the Premises any auction sale. The Tenant shall give written notice to the Landlord, within twenty (20) days after the First Rent Commencement Date and thereafter once annually within twenty (20) days of each anniversary of the First Rent Commencement Date, of any materials on OSHA’s right to know list or which are subject to regulation by any other federal, state, municipal or other governmental authority and which the Tenant intends to have present at the Premises. The Tenant shall comply with all requirements of public authorities and of the Board of Fire Underwriters in connection with methods of storage, use and disposal thereof although nothing herein shall prevent the Tenant from challenging the validity of such requirements. The Tenant shall not permit in the Premises any nuisance, or the emission from the Premises of any objectionable noise, odor or vibration, nor use or devote the Premises or any part thereof for any purpose which is contrary to law or ordinance, or liable to invalidate or increase premiums (above those normally incurred for Permitted Uses) for any insurance on the Building or its contents (unless the Tenant pays for any such increase in premiums and provided such actions do not interfere with the use and enjoyment of the Building by the Landlord, other tenants, visitors or invitees of University Park) or liable to render necessary any alteration or addition to the Building, nor commit or permit any waste in or with respect to the Premises.

Section 6.2 Laws and Regulations. The Tenant shall comply with all federal, state and local laws, regulations, ordinances, executive orders, federal guidelines, and similar requirements in effect from time to time, including, without limitation, City of Cambridge ordinances numbered 1005 and 1086 and any subsequently adopted ordinance for employment and animal experimentation with respect to animal experiments and hazardous waste and any such requirements pertaining to employment opportunity, anti-discrimination and affirmative action. Tenant shall have the right to contest any notice of violation for any of the foregoing by appropriate proceedings diligently conducted in good faith.

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Section 6.3 Rules and Regulations: Signs. The Tenant shall not obstruct in any manner any portion of the Property not hereby leased; shall not permit the placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and shall comply with all reasonable rules and regulations of uniform application to all occupants of the Building now or hereafter made by the Landlord, of which the Tenant has been given notice, for the care and use of the Property and the parking facilities relating thereto. The Landlord shall not enforce rules and regulations in a discriminatory manner, nor shall the Landlord be liable to the Tenant for the failure of other occupants of the Building to conform to any such rules and regulations.

The Landlord shall provide in any multi-tenant building in which a portion of the Premises is located a directory in the lobby thereof with the Tenant’s name and floor locations within such building listed thereon. Notwithstanding anything contained in this Lease (including all exhibits) to the contrary, the Tenant shall have the right to install a sign with its corporate logo on the Sidney Street facade of the 75 Sidney Building and signage in such building’s main lobby according to plans agreed to by the parties hereto. Any exterior sign, however, shall be subject to prior approval by the City of Cambridge and all signs must be consistent with both the University Park signage guidelines then in effect and all applicable legal requirements.

Section 6.4 Safety Compliance. The Tenant shall keep the Premises equipped with all safety appliances required by law or ordinance or any other regulations of any public authority because of the manner of use made by the Tenant and to procure all licenses and permits so required because of such manner of use and, if requested by the Landlord, do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Tenant’s Permitted Uses. Tenant shall conduct such periodic tests, evaluations or certifications of safety appliances and laboratory equipment as are required or recommended in accordance with generally accepted standards for good laboratory practice to ensure that such safety appliances and equipment remain in good working order, and shall, upon Landlord’s reasonable request but not more often than two (2) times in any Fiscal Year, provide to Landlord copies of such reports, evaluations and certifications.

Section 6.5 Landlord’s Entry. The Tenant shall permit the Landlord and it agents, after reasonable notice except in the case of emergencies, to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, monitoring Tenant’s compliance with the requirements and restrictions set forth in this Lease, and for the purpose of showing the Premises to prospective purchasers and mortgagees at all reasonable times and to prospective tenants within twelve (12) months of the end of the Term provided that in connection with such entry, Tenant may provide procedures reasonably designed so as not to jeopardize Tenant’s trade secrets, proprietary technology or critical business operations, including accompaniment of all such persons by an employee of the Tenant. In case of an emergency, the Landlord shall make good faith efforts to notify the Tenant in person or by telephone prior to such entry, and in any event, the Landlord shall notify Tenant promptly thereafter such entry.

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Section 6.6 Floor Load. The Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law as set forth in Exhibit F attached hereto. The Tenant’s machines and mechanical equipment shall be placed and maintained by the Tenant at the Tenant’s expense in settings sufficient to absorb or prevent vibration or noise that may be transmitted to the Building structure or to any other space in the Building.

Section 6.7 Personal Property Tax. The Tenant shall pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed. Tenant shall have the right to contest the validity or amount of any such taxes by appropriate proceedings diligently conducted in good faith.

Section 6.8 Assignment and Subleases. The Tenant shall not assign this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses and the like) the whole or any part of the Premises (each a “Transfer”) without, in each instance, having first received the consent of the Landlord which consent shall not be unreasonably withheld or delayed; provided, however, that a Transfer shall include an assignment only to the extent that it is an assignment of the Lease to a successor tenant and not a collateral assignment. Tenant shall have no right to transfer its roof rights granted under Section 2.2(b) other than in connection with a Transfer of the whole or any part of the Premises for purposes of enabling the transferee to occupy the same for the conduct of its business therein (provided that the occupancy of part of the Premises in service of a business the substantial orientation of which is roof communications shall not qualify as such an occupancy). Except as specifically permitted herein, any Transfer made without such consent shall be void, and in no event shall the Tenant have the right to mortgage, pledge, hypothecate or otherwise transfer this Lease. The Landlord shall not be deemed to be unreasonable in withholding its consent to any proposed Transfer by the Tenant based on any of the following factors:

(a) If the manner in which the proposed occupant conducts its business operations is not consistent, in Landlord’s reasonable opinion, with the image and character of the University Park development as a first-class office/research and development park then the Landlord may reasonably withhold its consent.

(b) If at the time of the contemplated consummation of the proposed Transfer the Tenant’s Consolidated Net Available Cash and Net Working Capital are not, in Landlord’s reasonable judgment, sufficient to support its obligations under this Lease, then: (i) in the event of a proposed Transfer constituting an assignment of this Lease, the Landlord may reasonably withhold its consent if the proposed assignee is not sufficiently creditworthy in the reasonable opinion of the Landlord based on a comparison of the creditworthiness of other companies in the same industry as the proposed occupant and (ii) in the event of a proposed Transfer constituting a sublease, if, as a result of the consummation of the proposed sublease, the then Tenant shall no longer be in occupancy of at least seventy five percent (75%) of the rentable floor area of the Premises (e.g. any sublease that

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would result in more than twenty five percent (25%) of the rentable floor area of the Premises being subject to a sublease or subleases), then the Landlord may reasonably withhold its consent if the proposed sublessee is not sufficiently creditworthy in the reasonable opinion of Landlord based on a comparison of the creditworthiness of other companies in the same industry as the proposed occupant.

(c) If the proposed occupant has already initiated discussions with either the Landlord or any affiliate of the Landlord regarding space within University Park that is or is to become available for lease, then the Landlord may reasonably withhold its consent.

If the Tenant desires to contest the Landlord’s withholding of consent to any proposed Transfer based on any of the foregoing factors, then Tenant shall, within sixty (60) days after receipt of the Landlord’s notice withholding consent, send written notice of such disagreement to the Landlord. After the Landlord’s receipt of such notice, the Landlord and the Tenant shall have thirty (30) days within which to resolve such controversy after which such controversy shall be resolved by submittal to the binding Dispute Resolution Process described in Exhibit J attached hereto and made a part hereof.

Notwithstanding anything to the contrary contained in this Section, Tenant shall have the right to assign or otherwise transfer this Lease or the Premises, or part of the Premises, without obtaining the prior consent of Landlord, (a) to its parent entity or to a majority owned subsidiary or to an entity which is wholly owned by the same entity which wholly owns Tenant, provided that (i) the transferee shall, subject to applicable law, regulation or prior binding agreement, prior to the effective date of the transfer, deliver to Landlord instruments evidencing such transfer and its agreement to assume and be bound by all the terms, conditions and covenants of this Lease to be performed by Tenant, all in form reasonably acceptable to Landlord, and (ii) at the time of such transfer there shall not be an uncured Event of Default under this Lease; or (b) to the purchaser of at least fifty percent (50%) of its assets or stock, or to any entity into which the Tenant may be merged or consolidated (along with all or substantially all of its assets) (the “Acquiring Company”), provided that (i) the net worth of the Acquiring Company upon the consummation of the transfer or merger shall not be less than the net worth of the Tenant at the time immediately prior to such transfer or merger, (ii) the Acquiring Company continues to operate the business conducted in the Premises consistent with the Permitted Uses described in Exhibit A hereto, (iii) the Acquiring Company shall assume in writing, in form acceptable to Landlord, all of Tenant’s obligations under this Lease, (iv) Tenant shall provide to Landlord such additional information regarding the Acquiring Company as Landlord shall reasonably request, and (v) Tenant shall pay Landlord’s reasonable out-of-pocket expenses incurred in connection therewith. Unless Landlord shall have objected to such assignment or transfer by Tenant within ten (10) business days following Landlord’s receipt of the information or items described in (b)(i) and (iii) above, Landlord shall be deemed to have waived its right to object thereto. Each of the transfers described in this paragraph is referred to hereinafter as “Permitted Transfers.” In no event shall any transaction consummated for the purpose of evading Tenant’s obligation to obtain Landlord’s consent under this Section 6.8 be construed as a Permitted Transfer, notwithstanding that such transaction otherwise qualifies as a Permitted Transfer.

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Whether or not the Landlord consents, or is required to consent, to any Transfer, the Tenant named herein shall remain fully and primarily liable for the obligations of the tenant hereunder, including, without limitation, the obligation to pay Annual Fixed Rent and Additional Rent provided under this Lease.

The Tenant shall give the Landlord notice of any proposed Transfer, whether or not the Landlord’s consent is required hereunder, specifying the provisions thereof, including (i) the name and address of the proposed subtenant, assignee, mortgagee or other transferee, (ii) a copy of the proposed subtenant’s, assignee’s, mortgagee’s or other transferee’s most recent annual financial statement, (iii) all of the terms and provisions upon which the proposed Transfer is to be made including, without limitation, all of the documentation effectuating such Transfer (which shall be subject to the Landlord’s approval not to be unreasonably withheld) and such other reasonable information concerning the proposed Transfer or concerning the proposed subtenant, assignee, mortgagee or other transferee as the Tenant has obtained in connection with the proposed Transfer. The Tenant shall reimburse the Landlord promptly for reasonable legal and other expenses incurred by the Landlord in connection with any request by the Tenant for consent to any Transfer. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than the Tenant, or there is otherwise a Transfer after an event of default the Landlord may, at any time and from time to time, collect rent and other charges from the assignee, sublessee, occupant, mortgagee or transferee and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the prohibitions contained in this Section 6.8 or the acceptance of the assignee, sublessee or occupant as a tenant or a release of the Tenant from the further performance by the Tenant of covenants on the part of the Tenant herein contained. The Tenant shall pay to the Landlord fifty percent (50%) of any amounts the Tenant receives from any subtenant, assignee, mortgagee or other transferee as rent, additional rent or other forms of compensation or reimbursement other than those which are less than or equal to the aggregate of (i) the then due and payable (present valued in a manner reasonably satisfactory to Landlord in the case of an assignment or similar Transfer) proportionate monthly share of Annual Fixed Rent, Additional Rent and all other monies due to Landlord pursuant to this Lease (allocable in the case of a sublease to that portion of the Premises being subleased), (ii) the reasonable transaction costs associated with such a transaction, which shall include brokerage commissions, fees for legal services and any expenses of preparing the Premises or applicable portion thereof for occupancy by such subtenant, assignee, mortgagee or other transferee (provided that only the monthly amortization of the expenses incurred in preparing the space for occupancy by such transferee, utilizing an interest component reasonably satisfactory to Landlord, may be included in this calculation in case of a sublease or similar Transfer) and (iii) any fees the Tenant receives for services provided to any such transferee, such as glass washing. The preceding sentence shall

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not apply to any Permitted Transfers. Neither the fact that the Landlord’s consent may not be required in order for the Tenant to effectuate a Permitted Transfer, nor the consent by the Landlord to a Transfer for which the Landlord’s consent is required shall be construed to relieve the Tenant from obtaining the express consent in writing of the Landlord to any further Transfer whether by the Tenant or by anyone claiming by, through or under the Tenant including, without limitation, any assignee, subtenant, mortgagee or other transferee, excluding any Permitted Transfer.

Landlord may elect, within thirty (30) days of receipt of written notice from Tenant of any proposed assignment of this Lease, sublease of all of the Premises or sublease of the remainder of the Premises then occupied by the Tenant (in the case where the Tenant has theretofore sublet a portion of the Premises), prior to approving or disapproving any such proposed assignment or sublease, to repossess the Premises (or in the case where Tenant has theretofore sublet a portion of the Premises, the portion of the Premises not then subject to sublease). Landlord may thereafter lease the Premises (or the portion thereof repossessed) in such a manner as the Landlord may in its sole discretion determine. In the event Landlord elects to repossess the Premises as provided above, then all of the Tenant’s rights and obligations hereunder with respect to the portion of the Premises repossessed by the Landlord shall cease and shall be of no further force and effect. The provisions of this paragraph shall not apply to Permitted Transfers.

ARTICLE VII

INDEMNITY AND INSURANCE

Section 7.1 Indemnity. The Tenant shall indemnify and save harmless the Landlord and the Landlord’s ground lessees, mortgagees and managing agent for the Building from and against all claims, loss, or damage of whatever nature arising from (i) any breach by Tenant of any obligation of Tenant under this Lease, or (ii) from any negligence or misconduct of the Tenant, or the Tenant’s contractors, licensees, invitees, agents, servants or employees, or (iii) arising from any accident, injury or damage whatsoever caused to any person or property in or about the Premises, occurring after the date that possession of the Premises is first delivered to the Tenant and until the end of the Term and thereafter, so long as the Tenant is in occupancy of any part of the Premises, provided that the foregoing indemnity shall not include any claims, loss or damage to the extent arising from any negligence or misconduct of the Landlord, or the Landlord’s contractors, licensees, agents, servants or employees or the Landlord’s ground lessees, mortgagees or managing agent for the Building.

The Landlord shall indemnify and save harmless the Tenant from and against all claims, loss, or damage of whatever nature arising from (i) any breach by Landlord of any obligation of Landlord under this Lease or (ii) from any negligence or misconduct of the Landlord, or the Landlord’s contractors, licensees, agents, servants or employees, provided that the foregoing indemnity shall not include any claims, loss or damage to the extent arising from any act, omission or negligence of the Tenant, or the Tenant’s contractors, licensees, invitees, agents, servants or employees.

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The foregoing indemnity and hold harmless agreements shall include indemnity against reasonable attorneys’ fees and all other costs, expenses and liabilities incurred in connection with any such claim or proceeding brought thereon, and the defense thereof, but shall be subject to the limitation specified in Section 12.15.

Section 7.2 Liability Insurance. The Tenant agrees to maintain in full force from the date upon which the Tenant first enters the Premises for any reason, throughout the Term, and thereafter, so long as the Tenant is in occupancy of any part of the Premises, a policy of comprehensive general liability insurance under which the Landlord (and any individuals or entities affiliated with the Landlord, any ground lessor and any holder of a mortgage on the Property of whom the Tenant is notified by the Landlord) and the Tenant are named as insureds, and under which the insurer provides a contractual liability endorsement insuring against all cost, expense and liability arising out of or based upon any and all claims, accidents, injuries and damages described in Section 7.1, in the broadest form of such coverage from time to time available. Each such policy shall be noncancellable and nonamendable (to the extent that any proposed amendment reduces the limits or the scope of the insurance required in this Lease) with respect to the Landlord and such ground lessors and mortgagees without thirty (30) days’ prior notice to the Landlord and such ground lessors and mortgagees and at the election of the Landlord, either a certificate of insurance or a duplicate original policy shall be delivered to the Landlord. The minimum limits of liability of such insurance as of the Commencement Date shall be Ten Million Dollars ($10,000,000.00) for combined bodily injury (or death) and damage to property (per occurrence) with an aggregate annual limit of liability of Ten Million Dollars ($10,000,000.00), and from time to time during the Term such limits of liability shall be increased to reflect such higher limits as are customarily required pursuant to new leases of space in the Boston-Cambridge area with respect to similar properties.

Section 7.3 Personal Property at Risk. The Tenant agrees that all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of the Tenant and of all persons claiming by, through or under the Tenant which, during the continuance of this Lease or any occupancy of the Premises by the Tenant or anyone claiming under the Tenant which, during the continuance of this Lease or any occupancy of the Premises by the Tenant or anyone claiming under the Tenant, may be on the Premises or elsewhere in the Building or on the Lot or parking facilities provided hereby, shall be at the sole risk and hazard of the Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by the Landlord, except that the Landlord shall in no event be exonerated from any liability to the Tenant or to any person, for any injury, loss, damage or liability to the extent caused by Landlord’s or its employees’, agents’ or contractors’ negligence or willful misconduct.

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Section 7.4 Landlord’s Insurance. The Landlord shall carry such all risk casualty and liability insurance upon and with respect to operations at the Building as may from time to time be deemed reasonably prudent by the Landlord with deductibles in amounts carried at comparable buildings with similar uses within the Cambridge market or required by any mortgagee holding a mortgage thereon or any ground lessor of the Land, in an amount equal to the replacement cost of the Building, including all leasehold improvements, exclusive of foundations, site preparation and other nonrecurring construction costs.

Section 7.5 Waiver of Subrogation. Any insurance carried by either party with respect to the Building, Land, Premises, parking facilities or any property therein or occurrences thereon shall, without further request by either party, if it can be so written without additional premium, or with an additional premium which the other party elects to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss, including, without limitation, injury or loss caused by negligence of such other party, due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

Section 7.6 Policy Requirements. Any required insurance may be in the form of blanket coverage, so long as the coverage required herein is maintained. Each party shall cause a certificate, providing such information as reasonably requested by the other party, evidencing the existence and limits of its insurance coverage with respect to the Premises and the Building, as the case may be, to be delivered to such other party upon the commencement of the Term. Thereafter, each party shall cause similar certificates evidencing renewal policies to be delivered to such other party at least thirty (30) days prior to the expiration of the term of each policy and at such other times as reasonably requested by the other party. The insurance policies and certificates required by this Article VII shall contain a provision requiring the insurance company to furnish Landlord and Tenant, as the case may be, thirty (30) days’ prior written notice of any cancellation or lapse, or the effective date of any reduction in the amounts or scope of coverage.

ARTICLE VIII

CASUALTY AND EMINENT DOMAIN

Section 8.1 Restoration Following Casualties; Termination for Failing to Maintain Parking. If, during the Term, the Building, the Premises or the 101 Pacific Street Garage shall be damaged by fire or casualty, subject to termination rights of the Landlord and the Tenant provided below in this Article VIII, the Landlord shall proceed promptly to exercise diligent efforts to restore, or cause to be restored, the Building, the Premises or the 101 Pacific Street Garage, as the case may be, to substantially the condition thereof just prior to time of such damage, but the Landlord shall not be responsible for delay in such restoration which may result from External Causes. The Landlord shall have no obligation to expend in the reconstruction of the Building, the Premises or the 101 Pacific Street

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Garage more than the sum of the amount of any deductible and the actual amount of insurance proceeds made available to the Landlord by its insurer. Any restoration of the Building, the Premises or the 101 Pacific Street Garage shall be altered to the extent necessary to comply with then current and applicable laws and codes. The Landlord shall designate by notice to the Tenant, as soon as reasonably practicable following any casualty to the 101 Pacific Street Garage, alternative parking within University Park that shall be used for the parking of the automobiles of the employees and invitees of the Tenant during restoration of the 101 Pacific Street Garage. The Tenant shall pay the market rate from time to time in effect for such alternative parking facilities. If the Landlord shall reasonably determine that the amount of insurance proceeds available to the Landlord is insufficient by more than the amount of any deductible to cover the cost of restoring the 101 Pacific Street Garage, or if the Landlord reasonably determines it will be unable to restore the 101 Pacific Street Garage within twenty four (24) months from the date of the casualty, the Landlord shall so notify the Tenant in writing. In such event, the Tenant shall have the right, as its sole remedy, to terminate this Lease by notice to the Landlord of its desire to do so, provided such notice is given not later than thirty (30) days after such notice is given to the Landlord. Such termination shall be effective thirty (30) days after such notice is given to the Landlord, or such later date specified by the Tenant in such notice not exceeding one hundred twenty (120) days after such notice is given.

Section 8.2 Landlord’s Termination Election. If the Landlord reasonably determines, based upon certification by its architect or other design professional, that (a) the amount of insurance proceeds available to the Landlord is insufficient (by more than the amount of any deductible) to cover the cost of restoring the Building, or (b) the Landlord will be unable to restore the Building within twelve (12) months from the date of the casualty, then the Landlord may terminate this Lease by giving notice to the Tenant. Any such termination shall be effective on the date designated in such notice from the Landlord, but in any event not later than sixty (60) days after such notice, and if no date is specified, effective upon the delivery of such notice. Failure by the Landlord to give the Tenant notice of termination within ninety (90) days following the occurrence of the casualty shall constitute the Landlord’s agreement to restore the Building as contemplated in Section 8.1.

Section 8.3 Tenant’s Termination Election. If the Landlord has not terminated this Lease under Section 8.2, but the Landlord has failed to restore the Premises, within twelve (12) months from the date of the casualty or taking, such period to be subject, however, to extension where the delay in completion of such work is due to External Causes, the Tenant shall have the right to terminate this Lease at any time after the expiration of such 12-month period (as extended by delay due to External Causes), as the case may be, until the restoration is substantially completed, such termination to take effect as of the date of the Tenant’s notice. However, if the Landlord reasonably determines at any time, and from time to time, during the restoration, based upon certification by its architect or other design professional, that such restoration will not be able to be completed before the deadline date after which the Tenant may terminate this Lease under this Section 8.3, and the Landlord specifies in a notice to Tenant to such effect a later date that the Landlord estimates will be the date upon which such restoration will be completed, then the Tenant may terminate this Lease within

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ten (10) days of the Landlord’s notice as aforesaid, failing which the deadline date shall be extended to the date set forth in Landlord’s notice (as extended by delay due to External Causes). The Landlord shall exercise reasonable efforts to keep the Tenant advised of the status of restoration work from time to time, and promptly following any request for information during the course of the performance of the restoration work.

Section 8.4 Casualty at Expiration of Lease. If the Premises shall be damaged by fire or casualty in such a manner that the Premises cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days from the commencement of repair work and such damage occurs within the last eighteen (18) months of the Term (as the same may have been extended prior to such fire or casualty), either party shall have the right, by giving notice to the other not later than sixty (60) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice. Notwithstanding the foregoing, the Landlord shall not have the right to terminate this Lease as aforesaid provided that the Tenant shall have exercised its right to extend the Term of this Lease pursuant to Section 2.6 hereof not later than forty-five (45) days after the date of damage to the Premises.

Section 8.5 Eminent Domain. Except as hereinafter provided, if the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for the Tenant’s purposes as contemplated under this Lease, shall be taken by condemnation or right of eminent domain, the Landlord or the Tenant shall have the right to terminate this Lease and any separate parking lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after receipt by the Tenant of notice of the effective date of such taking. If so much of the Building shall be so taken that the Landlord reasonably determines that it would be reasonably necessary to raze or substantially alter the Building, the Landlord shall have the right to terminate this Lease by giving notice to the Tenant of the Landlord’s desire to do so not later than thirty (30) days after the effective date of such taking.

Should any part of the Premises be so taken or condemned during the Term, and should this Lease be not terminated in accordance with the foregoing provisions, the Landlord agrees to use reasonable efforts to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable, subject, however, to applicable laws and codes then in existence.

If the 101 Pacific Street Garage, or such portion thereof as to render the Tenant’s parking privileges therein impossible or impracticable in the Landlord’s reasonable determination, shall be taken by condemnation or right of eminent domain, then the Landlord shall designate, if available and promptly following any such taking, alternative parking within University Park that shall be used for the parking of the automobiles of the employees and invitees of the Tenant. All such alternative parking shall be allocated proportionately among all tenants, including the Tenant, then currently leasing parking spaces within the 101 Pacific Street Garage; provided, however, the number of the Tenant’s parking spaces guaranteed by the Landlord in Exhibit A shall not change. The Tenant

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shall pay the market rate from time to time in effect for such alternative parking facilities. In the event the Landlord is unable to secure for the Tenant such alterative parking, the Tenant shall have the right, as its sole remedy, to terminate this Lease and any separate parking lease by notice to Landlord of its desire to do so, provided such notice is given not later than the later of thirty (30) days after the effective date of such taking or thirty (30) days after the Tenant has notice of the effective date of such taking. Such termination shall be effective thirty (30) days after such notice is given to the Landlord, or such later date specified by the Tenant in such notice not exceeding one hundred twenty (120) days after such notice is given.

Section 8.6 Rent After Casualty or Taking. If the Premises shall be damaged by fire or other casualty, until the Lease is terminated or the Premises is restored, the Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by the Tenant. In the event of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent shall be abated for the remainder of the Term.

Section 8.7 Temporary Taking. In the event of any taking of the Premises or any part thereof for a temporary use not in excess of twelve (12) months, (i) this Lease shall be and remain unaffected thereby and Annual Fixed Rent and Additional Rent shall not abate, and (ii) the Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term.

Section 8.8 Taking Award. Except as otherwise provided in Section 8.7 the Landlord shall have and hereby reserves and accepts, and the Tenant hereby grants and assigns to the Landlord, all rights to recover for damages to the Building and the Land, and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, the Tenant hereby grants and assigns to the Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent the Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses and improvements made by the Tenant in the Premises that constitute Tenant’s personal property, including the Removable Alterations.

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ARTICLE IX

DEFAULT

Section 9.1 Tenant’s Default. Each of the following shall constitute an Event of Default:

(a) Failure on the part of the Tenant to pay the Annual Fixed Rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, if such condition continues for five (5) business days after written notice that the same are due; provided, however if Tenant shall fail to pay any of the foregoing when due two (2) times in any period of twelve (12) consecutive months, then Landlord shall not be required to give notice to Tenant of any future failure to pay during the remainder of the Term and any extension thereof, and such failure shall thereafter constitute an Event of Default if not cured within five (5) days after the same are due.

(b) Failure on the part of the Tenant to perform or observe any other term or condition contained in this Lease if the Tenant shall not cure such failure within thirty (30) days after written notice from the Landlord to the Tenant thereof, provided that in the case of breaches that are not reasonably susceptible to cure within thirty (30) days through the exercise of due diligence, then so long as the Tenant commences such cure within thirty (30) days, and the Tenant diligently pursues such cure to completion, such breach shall not be deemed to create an event of default.

(c) The taking of the estate hereby created on execution or by other process of law; or a judicial declaration that the Tenant is bankrupt or insolvent according to law; or any assignment of the property of the Tenant for the benefit of creditors; or the appointment of a receiver, guardian, conservator, trustee in bankruptcy or other similar officer to take charge of all or any substantial part of the Tenant’s property by a court of competent jurisdiction, which officer is not dismissed or removed within ninety (90) days; or the filing of an involuntary petition against the Tenant under any provisions of the bankruptcy act now or hereafter enacted if the same is not dismissed within ninety (90) days; the filing by the Tenant of any voluntary petition for relief under provisions of any bankruptcy law now or hereafter enacted.

If an Event of Default shall occur, then, in any such case, whether or not the Term shall have begun, the Landlord lawfully may, immediately or at any time thereafter, give notice to the Tenant specifying the Event of Default and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term, and the Tenant will then quit and surrender the Premises to the Landlord, but the Tenant shall remain liable as hereinafter provided.

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Section 9.2 Damages. In the event that this Lease is terminated, the Tenant covenants to pay to the Landlord forthwith on the Landlord’s demand, as compensation, an amount (the “Lump Sum Payment”) equal to the excess, if any, of the discounted present value of the total rent reserved for the remainder of the Term over the then discounted present fair rental value of the Premises for the remainder of the Term. The discount rate for calculating such sum shall be the then current rate of United States Treasury securities having a maturity date as close as possible to the end of the Term (had the Lease not been terminated). In calculating the rent reserved, there shall be included, in addition to the Annual Fixed Rent and all Additional Rent, the value of all other considerations agreed to be paid or performed by the Tenant over the remainder of the Term. In addition, the Tenant shall pay punctually to the Landlord all the sums (“Periodic Payments”) and perform all the obligations which the Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated until such time as the entire Premises has been relet and the term under the new lease has commenced. In calculating the amounts to be paid by the Tenant under the foregoing covenant, the Tenant shall be credited with the net proceeds of any rent obtained by reletting the Premises, after deducting all the Landlord’s expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting. The Tenant shall also be entitled to credit against the last periodic payments which would otherwise become due the amount, if any, paid to the Landlord as a Lump Sum Payment. The Landlord may (i) relet the Premises, or any part or parts thereof, for a term or terms which may, at the Landlord’s option, exceed or be equal to or less than the period which would otherwise have constituted the balance of the Term, and may grant such concessions and free rent as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and improvements in the Premises as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same. No action of the Landlord in accordance with foregoing or failure to relet or to collect rent under-reletting shall operate to release or reduce the Tenant’s liability. The Landlord shall be entitled to seek to rent other properties of the Landlord prior to reletting the Premises. Notwithstanding the foregoing, the Landlord shall offer such Premises to lease in the same manner as the Landlord offers other vacant space for lease in University Park.

Section 9.3 Cumulative Rights. The specific remedies to which the Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by the Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, the Landlord shall be entitled to seek the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions. Nothing contained in this Lease shall limit or prejudice the right of the Landlord to prove for and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

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Section 9.4 Landlord’s Self-help. If there shall be an Event of Default or circumstances which, upon the giving of notice or passage of time would constitute an Event of Default by the Tenant in the performance of any obligation under this Lease, then the Landlord shall have the right, but not the obligation, after the giving by the Landlord of notice thereof to the Tenant and the expiration of any applicable cure period (except in case of emergency in which case no notice need be given nor must any applicable cure period expire) and upon reasonable, but in no event more than ten (10) days’ notice to the Tenant (except in case of emergency in which case no such additional notice need be given), to perform such obligation (including, without limitation, stopping any service or utility system until necessary repairs have been completed). In the event the Landlord exercises its rights under this Section 9.4 in case of emergency, the Landlord shall notify the Tenant as soon as reasonably possible after the taking of such action. The Landlord may exercise its rights under this Section without waiving any other of its rights or releasing the Tenant from any of its obligations under this Lease. The Tenant shall be liable to the Landlord for all of the Landlord’s reasonable costs associated with effecting such cure.

Section 9.5 Enforcement Expenses; Litigation. Each party hereto shall promptly reimburse the other for all costs and expenses, including without limitation legal fees, incurred by such party in exercising and enforcing its rights under this Lease following the other party’s failure to comply with its obligations hereunder, whether or not such failure constitutes an Event of Default pursuant to Sections 9.1 or 9.7 hereof.

If either party hereto be made or becomes a party to any litigation commenced by or against the other party by or against a third party, or incurs costs or expenses related to such litigation, involving any part of the Property and the enforcement of any of the rights, obligations or remedies of such party, then the party becoming involved in any such litigation because of a claim against such other party hereto shall receive from such other party hereto all costs and reasonable attorneys’ fees incurred by such party in such litigation.

Section 9.6 Late Charges and Interest on Overdue Payments. In the event that any payment of Annual Fixed Rent or Additional Rent shall remain unpaid for a period of five (5) days following notice by the Landlord to the Tenant that such payment is overdue, there shall become due to the Landlord from the Tenant, as Additional Rent and as compensation for the Landlord’s extra administrative costs in investigating the circumstances of late rent, a late charge of two percent (2%) of the amount overdue. In addition, any Annual Fixed Rent and Additional Rent not paid when due shall bear interest from the date due to the Landlord until paid at the variable rate (the “Default Interest Rate”) equal to the higher of (i) the rate at which interest accrues on amounts not paid when due under the terms of the Landlord’s financing for the Building, as from time to time in effect, and (ii) one hundred and twenty-five percent (125%) of the rate from time to time announced by BankBoston N.A. as its base rate, or if such rate can no longer be determined, one hundred and twenty-five percent (125%) of the rate from time to time announced by a major commercial bank selected by the Landlord as the rate charged to creditworthy commercial clients for short-term unsecured borrowings.

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Section 9.7 Landlord’s Right to Notice and Cure; Tenant’s Self-Help Rights. The Landlord shall in no event be in default in the performance of any of the Landlord’s obligations hereunder unless and until the Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by the Tenant to the Landlord expressly specifying wherein the Landlord has failed to perform any such obligation. If Landlord has failed to make any repair which results in a material risk of damage or injury to persons or property within the Premises within thirty (30) days or such additional time as is required to make such repair, then the Tenant shall have the right, after providing an additional ten (10) days’ written notice to the Landlord, to perform such obligation so long as the same may be done solely on the Property or within the common areas of the Building. Notwithstanding the foregoing, in the case of an emergency, the Tenant shall have the right to perform any such obligation without regard to the thirty (30) day notice period, so long as (a) the Tenant makes a good faith attempt to notify the Landlord prior to taking such action and (b) notifies the Tenant as soon as possible thereafter. The Landlord shall be liable to the Tenant for all of the Tenant’s reasonable costs associated with effecting such cure, provided that in no event shall the Tenant be entitled to abate any Annual Fixed Rent or Additional Rent or otherwise offset such costs against sums due the Landlord under this Lease.

ARTICLE X

MORTGAGEES’ AND GROUND LESSORS’ RIGHTS

Section 10.1 Subordination. This Lease shall, at the election of the holder of any mortgage or ground lease on the Property, be subject and subordinate to any and all mortgages or ground leases on the Property, so that the lien of any such mortgage or ground lease shall be superior to all rights hereby or hereafter vested in the Tenant, provided that such mortgagee or ground lessor shall have entered into a subordination non-disturbance and attornment agreement with Tenant, the form of which shall be furnished by the mortgagee or ground lessor, as the case may be, with such reasonable modifications as Tenant shall request within a reasonable time period. The form of non-disturbance and attornment agreement attached hereto as Exhibit H is acceptable to Tenant in connection with the Ground Lease held by MIT (as such terms are defined in Section 12.10). The form of subordination, non-disturbance and attornment agreement attached hereto as Exhibit I is acceptable to the Tenant with respect to any such agreement to be entered into during the period following Substantial Completion of the Premises, and the form of subordination, non-disturbance and attornment agreement attached hereto as Exhibit K is acceptable to the Tenant with respect to any such agreement to be entered into during the period prior thereto, in connection with any mortgage to which this Lease shall be subordinated.

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Section 10.2 Prepayment of Rent not to Bind Mortgagee. No Annual Fixed Rent, Additional Rent, or any other charge payable to the Landlord shall be paid more than thirty (30) days prior to the due date thereof under the terms of this Lease and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee or ground lessor) be a nullity as against such mortgagee or ground lessor and the Tenant shall be liable for the amount of such payments to such mortgagee or ground lessor.

Section 10.3 Tenant’s Duty to Notify Mortgagee; Mortgagee’s Ability to Cure. No act or failure to act on the part of the Landlord which would entitle the Tenant under the terms of this Lease, or by law, to be relieved of the Tenant’s obligations to pay Annual Fixed Rent or Additional Rent hereunder or to terminate this Lease, shall result in a release or termination of such obligations of the Tenant or a termination of this Lease unless (i) the Tenant shall have first given written notice of the Landlord’s act or failure to act to the Landlord’s mortgagees or ground lessors of record, if any, of whose identity and address the Tenant shall have been given notice, specifying the act or failure to act on the part of the Landlord which would give basis to the Tenant’s rights; and (ii) such mortgagees or ground lessors, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; which shall include a reasonable time for such mortgagee or ground lessors, but in no event more than thirty (30) days after receipt of such notice, to obtain possession of the Property if possession is necessary for the mortgagee or ground lessor to correct or cure the condition and if the mortgagee or ground lessor notifies the Tenant of its intention to take possession of the Property and correct or cure such condition; provided, however, nothing contained in this Section 10.3 shall affect Tenant’s right (a) to terminate this Lease under Sections 8.3, 8.4 or 8.5 or (b) to exercise its self-help rights under Section 9.7.

Section 10.4 Estoppel Certificates. The Tenant shall from time to time, upon not less than fifteen (15) days’ prior written request by the Landlord, execute, acknowledge and deliver to the Landlord a statement in writing certifying to the Landlord or an independent third party, with a true and correct copy of this Lease attached thereto, to the extent such statements continue to be true and accurate, (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); (ii) that the Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and to perform its other covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no known uncured defaults of the Landlord or the Tenant under this Lease (or if there are known defaults, setting them forth in reasonable detail); (iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid; (v) that the Tenant has accepted, is satisfied with, and is in full possession of the Premises, including all improvements, additions and alterations thereto required to be made by Landlord under the Lease; (vi) that the Landlord has satisfactorily complied with all of the requirements and conditions precedent to the occurrence of the Rent Commencement Date with respect to the entire Building; (vii) that the Tenant has been in occupancy since the First Rent Commencement Date and paying rent since the specified dates; (viii) that no monetary or other considerations, including, but not limited to, rental concessions for Landlord, special tenant improvements or Landlord’s

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assumption of prior lease obligations of Tenant have been granted to Tenant by Landlord for entering into Lease, except as specified; (ix) that Tenant has no notice of a prior assignment, hypothecation, or pledge of rents or of the Lease; (x) that the Lease represents the entire agreement between Landlord and Tenant; (xi) that no prepayment or reduction of rent and no modification, termination or acceptance of Lease will be valid as to the party to whom such certificate is addressed without the consent of such party; (xii) that any notice to Tenant may be given it by certified or registered mail, return receipt requested, or delivered, at the Premises, or at another address specified; and (xiii) such other matters with respect to the Tenant and this Lease as the Landlord may reasonably request. On or following each Rent Commencement Date to occur hereunder, the Tenant shall, within ten (10) days after receipt of Landlord’s request therefor, promptly execute, acknowledge and deliver to the Landlord a statement in writing that the Rent Commencement Date has occurred with respect to a portion of the Premises, that the Annual Fixed Rent has begun to accrue with respect thereto, and that the Tenant has taken occupancy of such portion of the Premises. Any statement delivered pursuant to this Section may be relied upon by any prospective purchaser, mortgagee or ground lessor of the Premises and shall be binding on the Tenant.

Landlord shall from time to time, upon not less than fifteen (15) days’ prior written request by the Tenant, execute, acknowledge and deliver to the Tenant a statement in writing certifying to the Tenant or an independent third party, with a true and correct copy of this Lease attached thereto, to the extent such statements continue to be true and accurate (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); (ii) that the Landlord has no knowledge of any defenses, offsets or counterclaims against its obligations to perform its covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no known uncured defaults of the Tenant or the Landlord under this Lease (or if there are known defaults, setting them forth in reasonable detail); (iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid; (v) that the Tenant is in full possession of the Premises; (vi) that Landlord has no notice of a prior assignment of the Lease or sublease of space therein; (vii) that the Lease represents the entire agreement between Landlord and Tenant; (viii) that any notice to Landlord may be given if by certified or registered mail, return receipt requested, or delivered to the Landlord’s address listed on Exhibit A, or at another address specified; and (xii) such other matters with respect to the Tenant and this Lease as the Tenant may reasonably request. Any statement delivered pursuant to this Section may be relied upon by any prospective assignee or sublessee of Tenant and shall be binding on the Landlord.

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ARTICLE XI

SECURITY DEPOSIT

Section 11.1 Concurrently with the mutual execution and delivery of this Lease by the Landlord and the Tenant, the Tenant has deposited with the Landlord, and thereafter throughout the Term, the Tenant shall maintain with the Landlord, a security deposit (the “Lease Security Deposit”) equal to the product of (i) six (6) times (ii) the aggregate of (a) the then applicable monthly installment of Annual Fixed Rent payable by the Landlord to the Tenant under this Lease and (b) the then applicable monthly installment of the Tenant’s Tax Expenses Allocable to the Premises. The Landlord may draw upon any letter of credit (if deposited as a letter of credit) and apply such deposit, including all interest thereon accrued but not yet paid to the Tenant, as provided in this Article XI, upon any Event of Default by the Tenant hereunder or any default of the Tenant with respect to which the Landlord may exercise its self-help rights under Section 9.4. Provided there is no then subsisting default by the Tenant under this Lease with respect to which the Landlord has given the Tenant notice, and thereafter only at such time as there is no such default by the Tenant then subsisting: (i) on each anniversary of the date upon which the Rent Commencement Date has occurred with respect to the entire Original Premises, all interest which shall have theretofore accrued on the Lease Security Deposit shall be disbursed to Tenant and (ii) within thirty (30) days after the expiration of tills Lease, any remaining portion of the Lease Security Deposit not theretofore applied shall be disbursed to Tenant. However, upon any termination of this Lease the Lease Security Deposit may first be applied by the Landlord to any amounts for which the Tenant is liable under this Lease. In the event the Landlord draws down on any letter of credit or applies any funds constituting the Lease Security Deposit, the Tenant shall deliver to the Landlord as Additional Rent, within ten (10) days after invoice therefor, either a replacement or supplemental letter of credit, or the amount of the Lease Security Deposit applied by the Landlord, such that the balance of the Lease Security Deposit shall be restored to the appropriate amount specified herein. Failure by the Tenant to timely make the Lease Security Deposit shall constitute a condition to the effectiveness of this Lease, failure of which to be timely satisfied by the Tenant shall entitle the Landlord to terminate this Lease.

Section 11.2 On or before the respective dates specified below in this Section 11.2, the Tenant shall deposit an additional amount (collectively, the “TI Security Deposit”) that, in the aggregate, equals fifty-seven percent (57%) of the lesser of (i) fifty percent (50%) of Tenant’s Allowance or (ii) $7,437,500, as follows:

(a) One Million Three Hundred Thousand Dollars ($1,300,000) upon the Architect’s notice to the Tenant that construction of the Building has commenced (“Construction Commencement Date”); plus

(b) One Million Dollars ($1,000,000) on or before the date which is three (3) months following the Construction Commencement Date; plus

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(c) One Million Dollars ($1,000,000) on or before the date which is ten (10) months following the Construction Commencement Date; plus

(d) the balance of the TI Security Deposit upon the occurrence of the First Rent Commencement Date.

Additionally, the TI Security Deposit shall be increased to the amount by which (x) fifty percent (50%) of Tenant’s Allowance exceeds (y) the aggregate of the amounts set forth in clauses (a), (b), (c) and (d) above, if the circumstances contemplated under Section 11.4 should occur. Once deposited by the Tenant in accordance with the aforesaid schedule, the TI Security Deposit shall be maintained by the Tenant and held by the Landlord, whether in cash or by letter of credit, on the same terms and conditions, and subject to being applied by the Landlord in accordance with such terms and conditions, as pertain to the Lease Security Deposit.

Section 11.3 The Lease Security Deposit and TI Security Deposit (collectively, the “Security Deposits”) may be made and maintained by the Tenant, at its election, either in the form of a clean, unconditional and irrevocable letter of credit in form and substance satisfactory in all respects to the Landlord, and from a commercial bank having an AA rating by Standard and Poors or from an institution that is a wholly owned subsidiary of a bank having an AA rating by Standard and Poors or in cash. If and to the extent the Security Deposits are held in the form of a letter of credit, the Landlord may pledge its right, title and interest in and to such letter of credit to any mortgagee or ground lessor and, in order to perfect such pledge, have such letter of credit held in escrow by such mortgagee or ground lessee. If and to the extent the Security Deposits are held in the form of cash, the Landlord may pledge its right and interest in and to such cash to any mortgagee or ground lessor and, in order to perfect such pledge, have such cash held in escrow by such mortgagee or ground lessee or grant such mortgagee or ground lessee a security interest therein. In connection with any such pledge or grant of security interest by the Landlord to a mortgagee or ground lessee (“Security Deposit Pledgee”), Tenant covenants and agrees to cooperate as reasonably requested by the Landlord, in order to permit the Landlord to implement the same on terms and conditions reasonably required by such mortgagee or ground lessee including, without limitation, providing in any letter of credit that the Tenant elects to give under this Article XI any necessary and appropriate language that will permit the implementation of such pledge. If and to the extent the Security Deposits are or are hereafter held in the form of cash, and whether or not a Security Deposit Pledgee shall have a security interest therein, such cash shall be deposited in a separately maintained and accounted escrow account established with a bank or other financial institution reasonably acceptable to the Tenant (the “Escrow Holder”), and all monies held therein shall be invested and reinvested by the Escrow Holder in the name of the Escrow Holder or its nominee in cash equivalents or other investments approved by the Landlord and the Escrow Holder. The Tenant agrees that any Security Deposit Pledgee may be the Escrow Holder so long as the Security Deposit Pledgee is a bank or other financial institution. The Landlord and the Tenant agree that a separate three-party escrow agreement, in form and substance satisfactory to the Landlord, the Tenant and the

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Escrow Holder, will be entered into prior to the date upon which the Tenant may deposit any such sums in cash, and the Tenant agrees to reasonably cooperate from time to time as requested by the Landlord in order to effectuate the holding of any cash amount comprising a portion of the Security Deposits (as defined below) by the Escrow Holder in accordance with terms and conditions reasonably required by such Escrow Holder. Notwithstanding anything in this Lease to the contrary, the Security Deposits shall at all times constitute the property of the Tenant and title to the Security Deposits shall remain with the Tenant. To the extent, if any, the Security Deposits are deemed to be held by the Landlord they shall be deemed to be held in trust for the benefit of the Tenant, in all cases, subject however to the Landlord’s rights pursuant to this Article XI. None of the Security Deposits shall be available for the use of the Landlord for any reason other than in accordance with the exercise of the Landlord’s rights pursuant to this Article XI.

Section 11.4 The TI Security Deposit shall be immediately increased by the Tenant by the additional amount specified in Section 11.2 (the “Security Deposit Covenant Amount”) in the event that either (i) the Tenant’s Consolidated Net Available Cash falls below Thirty Million Dollars ($30,000,000) or (ii) the Tenant’s Net Working Capital falls below an amount equal to one hundred fifty percent (150%) of the Security Deposit Covenant Amount; provided, however, if the Tenant’s Consolidated Net Available Cash thereafter rises to a level above Thirty Million Dollars ($30,000,000.00) or the Tenant’s Net Working Capital rises to a level above an amount equal to one hundred fifty percent (150%) of the Security Deposit Covenant Amount for six (6) consecutive months, the Tenant shall be entitled to a refund of the Security Deposit Covenant Amount within thirty (30) days after the end of such six (6) month period. For purposes of this Lease, the Tenant’s “Consolidated Net Available Cash” shall be the sum of the Tenant’s (A) cash and cash equivalents and (B) marketable securities as reported on the consolidated balance sheets contained in the Tenant’s quarterly reports on Form 10-Q and Annual Report on Form 10-K. For purposes of this Lease, the Tenant’s “Net Working Capital” shall mean current assets minus current liabilities, as reported on the consolidated balance sheets contained in the Tenant’s quarterly reports on Form 10-Q and the Annual Report on Form 10-K. The Tenant shall provide the Landlord with such reports as soon as practicable but in no case later than five (5) business days following the filing of same with the Securities and Exchange Commission. The Tenant shall promptly notify the Landlord in the event that (A) the Tenant’s Consolidated Net Available Cash falls below Thirty Million Dollars ($30,000,000.00) or (B) the Tenant’s Net Working Capital falls below an amount equal to one hundred fifty percent (150%) of the Security Deposit Covenant Amount. The Tenant shall be required to provide monthly reporting of its Consolidated Net Available Cash during any quarterly period following a quarter in which Tenant’s Consolidated Net Available Cash is less than Thirty Five Million Dollars ($35,000,000.00) or Tenant’s Net Working Capital is less than an amount equal to one hundred fifty percent (150%) of the Security Deposit Covenant Amount.

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Section 11.5 Provided there is no then subsisting default by the Tenant under this Lease with respect to which the Landlord has given the Tenant notice, and thereafter only at such time as there is no such default by the Tenant then subsisting, the required TI Security Deposit under this Section 11 shall be reduced on the first anniversary of the date upon which the Rent Commencement Date has occurred with respect to the entire Original Premises, and on each following anniversary of the Commencement Date, by One Million Dollars ($1,000,000). However, if the Security Deposit Covenant Amount has been required, but has not theretofore been deposited by the Tenant as part of the TI Security Deposit held by the Landlord, then the retirement of the TI Security Deposit obligation contemplated under this Section 11.4 shall first be applied to the Security Deposit Covenant Amount until fully retired, and thereafter to the TI Security Deposit held by the Landlord under this Section 11.5

ARTICLE XII

MISCELLANEOUS

Section 12.1 Notice of Lease. The Tenant agrees not to record this Lease, but upon request of either party, both parties shall execute and deliver a memorandum of this Lease in form appropriate for recording or registration, an instrument acknowledging the Commencement Date of the Term, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

Section 12.2 Notices. Whenever any notice, approval, consent, request, election, offer or acceptance is given or made pursuant to this Lease, it shall be in writing. Communications and payments shall be addressed, if to the Landlord, at the Landlord’s Address for Notices as set forth in Exhibit A or at such other address as may have been specified by prior notice to the Tenant; and if to the Tenant, at the Tenant’s Original Address or at such other place as may have been specified by prior notice to the Landlord. Any communication so addressed shall be deemed duly given on the earlier of (i) the date received, (ii) on the third business day following the day of mailing if mailed by registered or certified mail, return receipt requested, or (iii) on the next business day if sent by a nationally recognized overnight courier service. If the Landlord by notice to the Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by the Tenant shall be paid or given to the agent designated until notice to the contrary is received by the Tenant from the Landlord.

Section 12.3 Successors and Limitation on Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successor Landlord shall be liable only for obligations accruing during the period of its ownership. The obligations of the Landlord under this Lease shall be binding upon the assets of the Landlord consisting of an equity ownership of the Property (and including any proceeds realized from the sale of such Property) but not upon other assets of the Landlord and neither the Tenant, nor anyone claiming by, under or through the Tenant, shall be entitled to obtain any judgment in enforcing the

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terms and conditions of this Lease creating personal liability on the part of the Landlord or enforcing any obligations of the Landlord against any assets of the Landlord other than an equity ownership of the Property. The obligations of the Tenant under this Lease shall be binding upon the assets of the Tenant and neither the Landlord, nor anyone claiming by, under or through the Landlord, shall be entitled to obtain any judgment in enforcing the terms and conditions of this Lease creating personal liability on the part of any of Tenant’s, officers, employees, directors or shareholders.

Section 12.4 Waivers by the Landlord. The failure of the Landlord or the Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by the Landlord of Annual Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by the Landlord or the Tenant, as the case may be, unless such waiver be in writing signed by the Landlord or the Tenant, as the case may be. No consent or waiver, express or implied, by the Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

Section 12.5 Acceptance of Partial Payments of Rent. No acceptance by the Landlord of a lesser sum than the Annual Fixed Rent and Additional Rent then due shall be deemed to be other than a partial installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the Landlord may accept such check or payment without prejudice to the Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of the Landlord or to the Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

Section 12.6 Interpretation and Partial Invalidity. If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law. The titles of the Articles are for convenience only and not to be considered in construing this Lease. This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

Section 12.7 Quiet Enjoyment. So long as the Tenant pays Annual Fixed Rent and Additional Rent, performs all other Tenant covenants of this Lease and observes all conditions hereof, the Tenant shall peaceably and quietly have, hold and enjoy the Premises free of any claims by, through or under the Landlord.

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Section 12.8 Brokerage. Each party represents and warrants to the other that it has had no dealings with any broker or agent other than Meredith & Grew, Incorporated and Lynch, Murphy, Walsh & Partners (collectively, the “Broker”) in connection with this Lease and shall indemnify and hold harmless the other from claims for any brokerage commission (other than by the Broker) arising out a breach of the foregoing representations Landlord shall be responsible for any commission due to the Broker pursuant to the terms of a separate agreement.

Section 12.9 Surrender of Premises and Holding Over. The Tenant shall surrender possession of the Premises on the last day of the Term and the Tenant waives the right to any notice of termination or notice to quit. The Tenant covenants that upon the expiration or sooner termination of this Lease, it shall, without notice, deliver up and surrender possession of the Premises in the same condition in which the Tenant has agreed to keep the same during the continuance of this Lease and in accordance with the terms hereof, normal wear and tear and damage by fire or other casualty excepted, first removing therefrom all goods and effects of the Tenant and any leasehold improvements Landlord specified for removal pursuant to Section 4.2, and repairing all damage caused by such removal. Upon the expiration of this Lease or if the Premises should be abandoned by the Tenant, or this Lease should terminate for any cause, and at the time of such expiration, vacation, abandonment or termination, the Tenant or Tenant’s agents, subtenants or any other person should leave any property of any kind or character on or in the Premises, the fact of such leaving of property on or in the Premises shall be conclusive evidence of intent by the Tenant, and individuals and entities deriving their rights through the Tenant, to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. Landlord shall have the right and authority without notice to the Tenant or anyone else, to remove and destroy, or to sell or authorize disposal of such property, or any part thereof, without being in any way liable to the Tenant therefor and the proceeds thereof shall belong to the Landlord as compensation for the removal and disposition of such property.

If the Tenant fails to surrender possession of the Premises upon the expiration or sooner termination of this Lease, the Tenant shall pay to Landlord, as rent for any period after the expiration or sooner termination of this Lease an amount equal to one hundred fifty percent (150%) of the Annual Fixed Rent and the Additional Rent required to be paid under this Lease as applied to any period in which the Tenant shall remain in possession. Acceptance by the Landlord of such payments shall not constitute a consent to a holdover hereunder or result in a renewal or extension of the Tenant’s rights of occupancy. Such payments shall be in addition to and shall not affect or limit the Landlord’s right of re-entry, Landlord’s right to collect such damages as may be available at law, or any other rights of the Landlord under this Lease or as provided by law.

Section 12.10 Ground Lease. The Land is owned by the Massachusetts Institute of Technology (“MIT”). MIT as lessor and the Landlord as lessee (or a limited partnership of which the Landlord would be the general partner (the “Limited Partnership”) and to whom all of the Landlord’s rights and obligations under this Lease may be assigned in the Landlord’s sole discretion) shall enter into

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a ground lease (the “Ground Lease”) of the Land, and this Lease shall in all respects be subject to such Ground Lease. If the Ground Lease shall terminate during the Term for any reason whatsoever, except as may otherwise be agreed between MIT and the Tenant, this Lease shall terminate with the same force and effect as if such termination date had been named herein as the date of expiration hereof. However, this Lease is subject to the execution by MIT, the Tenant and the Landlord of a non-disturbance agreement in the form attached hereto as Exhibit H. Each party shall pay its own expenses related to such non-disturbance agreement. The Landlord represents and warrants to the Tenant that, upon execution of the Ground Lease by the Landlord, or upon assignment of this Lease to the Limited Partnership and the execution of the Ground Lease by the Limited Partnership, the Landlord or the Limited Partnership, as the case may be, shall have the full right and authority to grant the estate demised herein and the appurtenant rights granted herein.

Section 12.11 Financial Reporting. Tenant shall from time to time (but not less frequently than quarterly) provide Landlord with financial statements of Tenant, together with related statements of Tenant’s operations for Tenant’s most recent fiscal year then ended, certified by an independent certified public accounting firm. Tenant’s financial statements shall, in any event, specify the Tenant’s Consolidated Net Available Cash and Net Working Capital. Notwithstanding the foregoing, so long as the Tenant is a public company, it shall be in compliance with its financial reporting obligations provided that it submits all 10-Q and 10-K reports to the Landlord within ten (10) business days of filing the same with the Securities and Exchange Commission.

Section 12.12 Cambridge Employment Plan. The Tenant agrees to sign an agreement with the “Employment and Training Agency designated by the City Manager of the City of Cambridge as provided in subsections (a)-(g) of Section 24-4 of Ordinance Number 1005 of the City of Cambridge, adopted April 23, 1984.

Section 12.13 Truck Delivery Routes; Traffic Mitigation Measures. Tenant agrees to exercise good faith efforts to cooperate with any efforts by the City of Cambridge to direct truck traffic to certain streets and away from certain other streets, in connection with the making of deliveries to the Premises, and to comply with any traffic mitigation measures of the City of Cambridge, and Tenant shall otherwise comply with all legal requirements of the City of Cambridge pertaining thereto.

Section 12.14 Laboratory Animals. The Landlord acknowledges that the Tenant will be conducting biotechnology research and development at the Premises and as such may require the use of certain laboratory animals at the Premises in order to carry out such research and development.

Section 12.15 No Consequential Damages. In no event shall either Landlord or Tenant be liable to the other for consequential damages, provided that damages incurred by the Landlord in connection with any holding over by Tenant in the Premises, including without limitation those associated with loss, cost, liability or expense arising by virtue of the existence of aggrieved third parties (e.g. lenders and prospective tenants), shall not constitute consequential damages.

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Section 12.16 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

Section 12.17 Termination Rights for Failure of Conditions. The effectiveness of this Lease shall be subject to the timely satisfaction of each of the conditions specified below, unless the satisfaction of a condition is waived or deemed waived, on or before the deadline date specified below for the satisfaction thereof:

(a) Tenant’s Title Due Diligence: That the Tenant is reasonably satisfied, on or before November 21, 1997, that any matters specified in that certain ALTA leasehold title insurance commitment with respect to this Lease and a boundary survey of the Land specifying the location of any easements or restrictions, which have been heretofore furnished by the Landlord to the Tenant, will not materially and adversely interfere with Tenant’s use of the Premises, and the timely occupancy thereof as contemplated under this Lease, for the Permitted Uses. The Tenant’s failure to terminate this Lease under this clause (a) on the basis of the condition herein described, on or before November 24, 1997, shall constitute a waiver by the Tenant of such condition.

(b) Lender’s Zoning Opinion: that the Tenant has been furnished with a copy of the zoning opinion given by the Landlord’s counsel to the lender making the construction loan to which reference is made in clause (c) below on or before the closing of such construction loan, which opinion does not reveal, in the Tenant’s reasonable judgment, any issues that will materially and adversely interfere with Tenant’s use of the Premises and the timely occupancy thereof as contemplated in this Lease for the Permitted Uses.

(c) Closing of Construction Loan: that a loan financing construction of the Building shall have closed on or before March 1, 1998, which condition shall be for the benefit of both the Landlord and the Tenant, and cannot be waived as a condition unless waived by both the Landlord and the Tenant. If the construction loan is not closed on or before March 1, 1998, this Lease may be terminated by either the Landlord or the Tenant upon notice to such effect to the other.

(d) Subordination, Non-Disturbance and Attornment Agreement: that the Tenant has been furnished with a subordination, non-disturbance and attornment agreement, substantially in the form attached hereto as Exhibit K on or before the closing of the construction loan to which reference is made in clause (c) above.

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(e) Commencement of Construction: that the commencement of construction of the Building will be able to be, and is, commenced on or before March 1, 1998, which condition shall be for the benefit of both the Landlord and the Tenant, and cannot be waived as a condition unless waived by both the Landlord and the Tenant. If the construction of the Building is not commenced on or before March 1, 1998, this Lease may be terminated by either the Landlord or the Tenant upon notice to such effect to the other.

(f) Forest City Enterprises Guaranty of Completion: that a guaranty of completion for the benefit of the Tenant, in the form attached hereto as Exhibit L (the “Millennium Completion Guaranty”) is furnished to the Tenant on or before the closing of the construction loan to which reference is made in clause (c) above, provided that paragraph 2(c)(ii) of Exhibit A thereto may be further modified so long as such modification does not adversely affect the rights of Tenant under the Millennium Completion Guaranty.

Upon any termination of this Lease under this Section 12.17, neither party shall have any further rights or obligations under this Lease, which shall have no further force or effect.

IN WITNESS WHEREOF, this Lease has been executed and delivered as of the date first above written as a sealed instrument.

LANDLORD:

FC 45/75 SIDNEY, INC.

By:	/s/ Gayle W. Friedland
Gayle W. Friedland
Vice President

TENANT:

MILLENNIUM PHARMACEUTICALS, INC.

By:	/s/ Mark Levin
Title:	CEO

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EXHIBIT B-l

Depiction of Premises

B-1-1

EXHIBIT B-1

Tenant Premises
Landlord Premises

75 SIDNEY STREET - SECOND FLOOR

Tenant Premises
Landlord Premises

75 SIDNEY STREET - THIRD FLOOR

Tenant Premises

Landlord Premises

75 SIDNEY STREET - FOURTH FLOOR

Tenant Premises
Landlord Premises

75 SIDNEY STREET - FIFTH FLOOR

Tenant Premises

Landlord Premises

45 SIDNEY STREET - FOURTH FLOOR

EXHIBIT B-2

Map of University Park

B-2-1

EXHIBIT B-2

45 Sidney Street
75 Sidney Street
Alternative Parking
101 Pacific Street
Garage
Alternative Parking
350
129
23
20
55
26
46-60
45
38
35
40
64-84
75
64
65
80
88-104
101
91
88
UNIVERSITY PARK AT MIT
MASTER PLAN
ILLUSTRATIVE PLAN

EXHIBIT B-3

Preferred Expansion Space

EXHIBIT C

WORK LETTER

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to said terms in the Lease to which this Work Letter is attached as Exhibit C. This Work Letter is expressly subject to the provisions of the Lease and supplements the Lease. The provisions herein should be read consistently with the Lease, provided, however, in the event of any inconsistency between this Work Letter and the Lease, the terms and conditions of the Lease shall, in all instances, and for all purposes, control.

ARTICLE 1

Definitions

1.1 Definitions. The following terms shall have the meanings indicated or referred to below:

“Architect” — means Tsoi Kobus Associates (or replacement therefor in accordance with Section 2.1).

“Base Building Plans and Specs”— See Section 3.1.

“Base Building Schematic Plans and Specs” means the schematic plans and outline specifications prepared by the Architect for the Base Building Improvements identified on Schedule C1 attached hereto.

“Base Building Improvements” means the base building shell and core and base building mechanical systems contemplated by the Project Work Allocation and the Base Building Plans and Specs.

“Building Standards” means the essential qualities associated with the Base Building Improvements specified in the Project Work Allocation and the Mechanical Systems Capacities Exhibit.

“Construction Progress Schedule”— See Section 4.7.

“Contractor” — means JMA/Siena Joint Venture (or replacement therefor in accordance with Section 4.1).

“Design and Construction Commencement Schedule” — See Section 3.1.

“Developer’s Administrative Fee” means a fee of Fifty Five Thousand Dollars ($55,000.00), to be charged against the Leasehold Improvement Allowance by Forest City Development for construction administration services, in eleven (11) equal monthly installments of Five Thousand Dollars ($5,000.00) each, commencing on the first day of the month following the date upon which Landlord commences construction of the Building.

“Eligible Leasehold Improvement Expenses”— See Section 6.2.

“Excusable Delay” means any delay in the satisfaction of the conditions in question to the extent the same is a consequence of External Causes including, without limitation, any governmental embargo restrictions, or actions or inactions of local, state or federal governments (such as, without limitation, any delays in issuing building permits, certificates of occupancy or other similar permits or certificates).

“Landlord Delay”— See Section 7.4.

“Leasehold Improvement Allowance”— See Section 6.1

“Leasehold Improvements” means the build-out of the Premises (and, if applicable, work performed by Tenant in areas not part of the Premises) into a first class biotechnology research and development laboratory and office facility as contemplated by the Project Work Allocation and the Tenant’s Plans and Specs.

“Mechanical Systems Capacities Exhibit” — See Section 3.2.

“Millennium Project” means, collectively, the Base Building Improvements and the Leasehold Improvements.

“Project Work Allocation” means the schedule denoting aspects of the Millennium Project and the allocation thereof to either Landlord or Tenant (or partially to Landlord and the balance to Tenant) attached hereto as Schedule C2.

“Substantial Completion”— See Section 7.1.

“Tenant Base Building Change Order” — See Section 5.1.

“Tenant Leasehold Improvement Change Order”— See Section 5.5.

“Tenant Construction Readiness Date”— See Section 4.6.

“Tenant Delay”— See Section 7.3.

“Tenant’s Plans and Specs” — See Section 3.1.

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“Tenant’s Schematic Plans and Specs” means the schematic plans and outline specifications prepared by the Architect for the Leasehold Improvements identified on Schedule C3 attached hereto.

“Tenant’s Representative” — See Section 2.2.”

“Termination Notice”— See Section 9.1.

ARTICLE 2

Engagement of Architect and Tenant’s Representative

2.1 Landlord and Tenant have, under separate arrangements with the Architect, engaged the Architect to develop schematic plans, drawings and specifications for the Base Building Improvements and the Leasehold Improvements, respectively. Landlord and Tenant shall hereafter enter into separate formal architect’s contracts with the Architect pursuant to which the Architect will be engaged separately by Landlord and Tenant to prepare more fully developed plans, drawings and specifications, work with Landlord and Tenant through the bid process and supervise the construction of the Base Building Improvements and Leasehold Improvements, respectively. Landlord and Tenant agree to work together to engage the Architect’s services under contracts that properly allocate the responsibility of the Architect to each of Landlord and Tenant, and to assure that the construction of the Millennium Project is well coordinated. In order to assure such coordination, Landlord shall furnish a copy of its architect’s contract to Tenant, and it is intended by the parties that Landlord’s architect’s contract shall serve as a guide for the preparation of Tenant’s architect’s contract. Tenant shall furnish a copy of its proposed architect’s contract with the Architect to Landlord prior to its execution for Landlord’s review and approval, which shall not be unreasonably withheld or delayed. In either case, purely economic terms that a party may reasonably believe is appropriately confidential may be redacted. If either Landlord or Tenant should elect to replace the Architect and engage a replacement Architect to fulfill the responsibilities contemplated to be undertaken by the Architect on behalf of such party, and the parties agree that such a replacement of the Architect will not be implemented without good cause, the identity of the replacement shall be subject to the other party’s approval, which shall not be unreasonably withheld or delayed.

2.2 Tenant has entered into an agreement with The Carlisle Consulting Group, Inc. (“Tenant’s Representative”) pursuant to which Tenant’s Representative will perform certain services for and on behalf of Tenant during the design and construction phases of the Leasehold Improvements. Tenant shall, at its sole cost and expense, and in accordance with the terms and conditions of its agreement with Tenant’s Representative, compensate Tenant’s Representative for providing such services. Landlord hereby agrees that Tenant’s Representative shall receive copies of all notices to which reference is made in this Exhibit C given by Landlord to

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Tenant. Tenant hereby agrees that Tenant’s Representative shall have authority to act as Tenant’s representative in connection with its participation in meetings and otherwise, and that except to the extent Landlord has been given contrary instructions in writing from Tenant with respect to any matter with which Tenant’s Representative has been involved, Landlord is entitled to rely on Tenant’s Representative as the party having authority to make decisions and establish schedules for the performance of work. Tenant agrees further to continue to engage Tenant’s Representative to render the services contemplated hereunder, or a qualified successor subject to Landlord approval, which shall not be unreasonably withheld, until such time as final completion of the Leasehold Improvements and occupancy by Tenant in the Premises has been achieved.

ARTICLE 3

Plans and Specifications

3.1 Landlord shall, at its sole cost and expense (except as provided in Section 3.4 and Article 5), as soon as reasonably possible, but in any event in substantial conformity with the Design and Construction Commencement Schedule, cause the completion of the Base Building Schematic Plans and Specs as necessary to permit construction of the Base Building Improvements to commence on or before the date contemplated therefor, and thereafter finally complete the Base Building Plans and Specs as necessary to permit construction of the Base Building Improvements to proceed expeditiously. For all purposes hereof, the “Base Building Plans and Specs” means the plans, specifications and working drawings for the completion of the Base Building Improvements, as the same may be modified consistently with the terms and conditions hereof. Tenant shall at its sole cost and expense (except as provided in Section 3.4 and Article 5), as soon as reasonably possible, but in any event in substantial conformity with the “Design and Construction Commencement Schedule” attached hereto as Schedule C4, cause the completion of the Tenant’s Schematic Plans and Specs as necessary to permit construction of the Leasehold Improvements to commence on the Tenant Construction Readiness Date for each of the 75 Sidney Building and the 45 Sidney Building, and thereafter to finally complete the Tenant’s Plans and Specs as necessary to permit construction of the Leasehold Improvements to proceed expeditiously. For all purposes hereof, the “Tenant’s Plans and Specs” means the plans, specifications and working drawings for the completion of the Leasehold Improvements approved by Landlord as herein provided, as the same may be modified consistently with the terms and conditions hereof.

3.2 Landlord, Tenant, and Architect have been working together to create design concepts, plans and specifications for the Millennium Project that will be mutually satisfactory to Landlord and Tenant. The results of such efforts as of the date of this Lease are the Project Work Allocation, the standard tenant system allocations and capacities specified in Exhibit F to this Lease (the “Mechanical Systems Capacities Exhibit”), the designs for the Base Building Improvements set forth in the Base Building Schematic

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Plans and Specs, the designs for the Leasehold Improvements set forth in Tenant’s Schematic Plans and Specs and the inventory of standard installed laboratory equipment identified on Schedule C5 attached hereto. The parties agree diligently and in good faith to work together with the Architect and any other retained design professionals to finalize the Base Building Plans and Specs and Tenant’s Plans and Specs in the manner contemplated by the Design and Construction Commencement Schedule. Landlord and Tenant agree to furnish in timely fashion to each other such information as may be requested by the other party, to promptly “sign off” or specify objections or concerns as to matters where a “sign off” is requested by one party or the other and to otherwise undertake all such actions as are reasonably necessary in order to assure the timely commencement of the construction of the Base Building Improvements and, upon the Tenant Construction Readiness Date, the Leasehold Improvements.

3.3 Tenant’s Plans and Specs, including without limitation each iteration thereof, and each change proposal with respect thereto, through and including the “as-built” version thereof, and the work contemplated to be performed in accordance therewith, shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld or delayed. Without limitation of the foregoing, Landlord shall not be deemed to be unreasonable for requiring that the standards provided in Article IV of this Lease are being fulfilled, for withholding approval to any material variance of the Tenant’s Plans and Specs with Tenant’s Schematic Plans and Specs, or for withholding approval with respect to any aspect of Tenant’s Plans and Specs that are inconsistent or incompatible with the Base Building Plans and Specs, unless Tenant proposes a Tenant Base Building Change Order to remedy such inconsistency or incompatibility, to which Landlord has no objection under Section 5.1. Neither the requirement that Tenant’s Plans and Specifications be submitted to Landlord nor Landlord’s or Landlord’s agents actual or implied review of Tenant’s Plans and Specs on changes thereto shall in any way be deemed to be an agreement by Landlord that (i) the work contemplated thereby or any other aspect thereof complies with legal or other requirements, (ii) that the Tenant’s Plans and Specs will be approved by any governmental agency having jurisdiction thereover, (iii) that Tenant’s Plans and Specs are free from errors, omissions or inconsistencies or are coordinated with the Base Building Plans and Specs or within Tenant’s Plans and Specs, and without limitation, any delay associated with any of the foregoing (i), (ii) and (iii) shall constitute Tenant’s Delay.

3.4 The Base Building Plans and Specs developed by Landlord under Section 3.1 shall always remain consistent with the Building Standards and, if during the development and completion of the Base Building Plans and Specs, Landlord desires to make any change that would not be so consistent (a “Major Change”), such Major Change shall be subject to Tenant’s consent, which shall not be unreasonably withheld or delayed. If, during the development and completion of the Base Building Plans and Specs, Tenant desires to propose a Major Change, Tenant shall undertake responsibility for having the Architect prepare any necessary modifications to the Base Building Plans and Specs, and any such Major Change shall be subject to Landlord’s approval, which Landlord shall not unreasonably withhold or delay. Without limitation of the foregoing, Landlord shall not be deemed to be

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unreasonable for withholding consent to any Major Change which would diminish the quality of the Base Building Improvements, would cause any delay in the Substantial Completion of the Base Building Improvements, or which Landlord would be entitled to reject under Article IV of this Lease. Landlord may, in any event, condition its approval to a Major Change proposed by Tenant upon Tenant’s expressly acknowledging its responsibility for any increase in the costs associated with the Base Building Improvements resulting from such Major Change and depositing Landlord’s estimate thereof, based on input from the Contractor, with Landlord for application by Landlord to the cost thereof as contemplated in Section 6.3. If Landlord should approve Tenant’s proposed Major Change, Tenant shall cause all plans and specifications associated therewith to be furnished to Landlord for approval. Neither the requirement that Tenant submit such plans and specifications to Landlord nor Landlord’s or Landlord’s agents’ actual or implied review thereof shall in any way be an agreement by Landlord that (i) the work contemplated thereby or any other aspect thereof complies with legal or other requirements, (ii) that such plans and specifications will be approved by any governmental authority having jurisdiction thereover, (iii) that the plans and specifications are free from errors, omissions or inconsistencies, or are coordinated with the Base Building Plans and Specs or within themselves, and without limitation, any delay associated with any of the foregoing (i), (ii) or (iii) or any delay in Landlord’s ability to cause the Tenant Construction Readiness Date or the date upon which Substantial Completion of the Base Building Improvements occurs shall constitute Tenant’s Delay. Tenant acknowledges that Landlord has made no representation or warranty with respect to the Base Building Improvements being suitable for any particular use or purpose, Tenant having the responsibility to make such determination.

ARTICLE 4

Construction of the Project

4.1 Landlord and Tenant shall, under separate contracts, engage the Contractor, and enter into such other arrangements as are appropriate, to cause the Base Building Improvements and Leasehold Improvements, respectively, to be timely constructed, installed and completed. Tenant shall furnish a copy of its proposed construction contract with the Contractor, prior to its execution for Landlord’s review and approval, which shall not be unreasonably withheld or delayed. It is contemplated that Tenant’s construction contract with the Contractor be consistent with the terms and conditions set forth in Landlord’s contract with the Contractor, and due to the fact that the construction of the Base Building Improvements and Leasehold Improvements are to be performed contemporaneously in significant respects, the coordination of the construction process and the proper undertaking of responsibility by the Contractor on behalf of Landlord and Tenant is critically important. In furtherance of such coordination, Landlord shall furnish Tenant a copy of Landlord’s construction contract, and it is intended by the parties that Landlord’s construction contract shall serve as a guide for the preparation of Tenant’s construction contract. In the case of both Landlord’s and Tenant’s delivery of their respective

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construction contracts to the other, purely economic terms that a party may reasonably believe is appropriately confidential may be redacted. However, in no event shall the economic terms associated with the pricing of change orders be considered appropriately confidential, as under certain circumstances each party may be responsible for increases in cost incurred by the other party in connection with change orders. If either Landlord or Tenant should elect to replace the Contractor to fulfill the responsibilities contemplated to be undertaken by the Contractor on behalf of such party, and the parties agree that such a replacement of the Contractor will not be implemented without good cause, the identity of the replacement shall be subject to the other party’s approval, which shall not be unreasonably withheld or delayed. Each of Landlord and Tenant agree to notify the other party in the event such party or the Contractor should seek to terminate, or terminates, a construction contract entered into by such party and the Contractor.

4.2 Landlord shall install, furnish and perform, as the case may be, with reasonable diligence and in a good and workmanlike manner and at its sole cost and expense (except as otherwise expressly provided herein to the contrary), the facilities, materials, labor, supplies and work required for the construction of the Base Building Improvements in accordance with the Base Building Plans and Specs.

4.3 Tenant shall install, furnish, and perform, as the case may be, with reasonable diligence and in a good and workmanlike manner and at its own cost and expense (except as otherwise expressly provided to the contrary herein) the facilities, materials, labor, supplies and work required for the construction of the Leasehold Improvements in accordance with the Tenant’s Final Plans and Specs or otherwise as approved by Landlord. The Leasehold Improvements shall commence to be constructed promptly following the Tenant Construction Readiness Date, and be constructed, installed and performed in accordance with the Rules and Regulations for Tenant Construction which are set forth as Schedule C6 and with any and all reasonable requirements of Landlord’s lender in connection with the loan documents, including without limitation, inspection procedures, funding payment procedures, and retainage. As construction of the Base Building Improvements and the Leasehold Improvements will, to a certain extent, be conducted contemporaneously, each of Landlord and Tenant expressly acknowledge that in conducting their respective work, due care must be exercised to avert interference in the conduct by the other party of its work, and each party covenants and agrees to exercise reasonable efforts to avert such interference.

4.4 All building permits, certificates of occupancy and other governmental approvals required to construct the Base Building Improvements shall be obtained by Landlord at Landlord’s sole cost and expense (except as expressly otherwise provided herein). All building permits, certificates of occupancy, and other governmental approvals required to construct the Leasehold Improvements and to occupy and operate Tenant’s business in the Premises shall be obtained by Tenant at Tenant’s sole cost and expense.

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4.5 Landlord and Tenant agree to work together cooperatively so as to coordinate the management, administration, and scheduling of the Base Building Improvements and the Leasehold Improvements. Such cooperation shall include without limitation, regular meetings during the construction period with the Contractor, the attendance at such meetings to include authorized representatives of Landlord and Tenant’s Representative. Landlord and Tenant each agree that they shall respectively assure the availability of such representatives at reasonable times after reasonable notice. For the foregoing purposes, Landlord has initially designated Allison Nichols as Landlord’s representative.

4.6 The Base Building Improvements shall for all purposes hereof be deemed at the stage of completion sufficient to permit Landlord to establish that the “Tenant Construction Readiness Date” has occurred on such date as the Base Building Improvements are in such condition, with floor slab concrete poured and fireproofing installed, that Tenant can reasonably commence construction of the mechanical, electrical, and plumbing rough-in portions of the Leasehold Improvements on at least two (2) contiguous floors of the Premises. Landlord shall diligently proceed with the construction of the Base Building Improvements and endeavor to achieve the stage of completion sufficient to permit Landlord to cause the Tenant Construction Readiness Date to occur (i) on or before July 5, 1998, for the 75 Sidney Building; and (ii) on or before August 2, 1998 for the 45 Sidney Building.

4.7 Landlord and Tenant have jointly prepared a construction progress schedule (the “Construction Progress Schedule”) for construction and completion of the Millennium Project, which specifies the material activities and events that will occur during each phase of the Millennium Project and sets forth key dates and certain aspects of construction that are anticipated to be substantially completed thereby in order that the Millennium Project is timely completed. The Construction Progress Schedule will be updated mutually by Landlord and Tenant as necessary to reflect the then expectations of the parties including, without limitation, following the occurrence of circumstances reasonably anticipated to affect the progress of construction. The Construction Progress Schedule will indicate, without limitation, the anticipated Tenant Construction Readiness Date. No modification of the Construction Progress Schedule as hereinabove contemplated, or otherwise as permitted hereunder, shall necessarily result in a postponement of the Scheduled Rent Commencement Date or the Rent Commencement Date. The only circumstances resulting in a postponement of either of such dates shall be the circumstances contemplated in Section 2.5 of the Lease.

ARTICLE 5

Changes in the Work

5.1 Tenant may request changes, subject to the Landlord’s approval as hereinafter provided, in the Base Building Improvements consisting of additions or deletions to, or other revisions in, the Base Building Plans and Specs, with an appropriate adjustment, if any, to the Construction Progress Schedule and with appropriate provisions for payments by Tenant as herein provided. Any such

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changes in the Base Building Plans and Specs which are approved by Landlord and authorized by Tenant by written change order are herein referred to as a “Tenant Base Building Change Order”. Landlord’s rights with respect to approving or withholding approval to a proposed Tenant Base Building Change Order, and the allocation of responsibility in paying any increase in the cost of the Base Building Improvements resulting therefrom, shall be governed by the same criteria as are applicable to requested change to the Base Building Plans and Specs under Section 3.4.

5.2 If Landlord determines that a Tenant Base Building Change Order will result in an increase in the cost of the Base Building Improvements, as calculated below, Landlord shall advise Tenant of Landlord’s estimate thereof and permit Tenant, in accordance with Section 5.3 below, to decide whether or not to give Landlord notice that Tenant desires that Landlord proceed with such Tenant Base Building Change Order. Such increase in the cost of the Base Building Improvements (“Tenant Base Building Change Order Cost”) shall be equal to the sum of (a) all so-called “hard costs” as specified in Landlord’s contract with Contractor reasonably and necessarily incurred with the subject change, plus (b) all reasonable, actually incurred so-called third party “soft costs” in connection with the subject change (including, without limitation, interest and other carrying costs), plus (c) reasonable, actually incurred so-called “general conditions”, plus (d) Contractor’s overhead and profit, and (e) all reasonable, actually incurred design and engineering costs in connection with the design of such change. Landlord shall provide Tenant with an estimate accompanied by reasonable substantiation of all costs attributed to Tenant Base Building Change Orders, including, without limitation, material and labor quantity estimates, unit costs and contractor and subcontractor quotations. Such costs charged to Tenant should not exceed the actual cost to be incurred by Landlord. Additionally, Landlord shall give Tenant notice of its estimate of any effect that Tenant’s Base Building Change Order will have on the Construction Progress Schedule.

5.3 Within five (5) business days after such notification, Tenant shall, in turn, notify Landlord as to whether Tenant wishes to proceed with the Tenant Base Building Change Order in question and, if the decision is to proceed, accompanied by payment equal to Landlord’s estimated Tenant Base Building Change Order Cost. In the event that Tenant fails to notify Landlord within such five (5) business day period, Tenant shall automatically be deemed not to desire the Tenant Base Building Change Order, and Landlord shall not be obligated to implement the same. If Tenant timely gives Landlord notice to implement the Tenant Base Building Change Order, then Tenant shall be responsible for the full Tenant Base Building Change Order Cost (whether greater or less than the amount of Landlord’s estimate which Tenant shall have paid to Landlord as a condition to landlord’s having implemented the same) and any delay in the occurrence of the Tenant Construction Readiness Date and/or Substantial Completion of the Base Building Improvements caused thereby, whether greater or less than the delay estimated by Landlord, shall be deemed Tenant Delay for all purposes hereof.

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5.4 Notwithstanding anything to the contrary otherwise provided in this Article 5, if Tenant should propose a Tenant Base Building Change Order that is approved by Landlord in accordance with this Article 5 and approved by Tenant to be implemented by Landlord, and if the calculation of the Tenant Base Building Change Order Cost with respect thereto results in a decrease in the cost to the Owner to construct the Base Building Improvements (“Base Building Change Order Savings”), then such Base Building Change Order Savings, until fully applied, may be applied by Tenant to any future Tenant Base Building Change Order Costs thereafter incurred by Tenant hereunder. However, Tenant shall not be entitled to any credit whatsoever for unapplied Base Building Change Order Savings, as Base Building Change Order Savings may not be applied other than to Tenant Base Building Change Order Costs.

5.5 Tenant may, subject to obtaining the Landlord’s approval as hereinafter provided, make changes to the Leasehold Improvements consisting of additions or deletions to, or other revisions in the Tenant Plans and Specs, with an appropriate adjustment, if any, to the cost of the Leasehold Improvements and to the Construction Progress Schedule (“Tenant Leasehold Improvement Change Order”). Landlord’s rights with respect to approving or withholding approval to a proposed Tenant Leasehold Improvement Change Order shall be governed by the same criteria as are applicable to the approval of Tenant’s Plans and Specs under Section 3.3.

5.6 If Landlord elects to make a discretionary change (e.g. not changes dictated by legal requirements or agreements with municipal authorities, changes which Landlord is advised should be adopted in order to serve good construction practice or other changes that otherwise are required to serve some other non-discretionary purpose) to the Base Building Plans and Specs that would have the effect of requiring that Tenant modify Tenant’s Plans and Specs, and increase the cost to Tenant of constructing the Leasehold Improvements, then Landlord agrees that the Leasehold Improvement Allowance shall be increased by the amount of such increase. Nothing in the preceding sentence is intended to impose the burden upon Tenant of any violation by Landlord in its preparation of the Base Building Plans and Specs of any applicable legal requirements in effect at the time Landlord obtained the building permit therefor, or any breach by Landlord of any existing agreements with municipal authorities. Tenant shall specify based on input from the Contractor whether the cost of constructing the Leasehold Improvements would be increased by virtue of such change in the Base Building Plans and Specs promptly after Landlord’s inquiry to such effect, specifying the amount of such increase. If any such change constitutes a Major Change, Tenant shall not be deemed unreasonable for withholding approval thereto on the condition that Landlord agrees to such an increase in the Leasehold Improvement Allowance. Notwithstanding the foregoing, if Landlord should implement a change in the Base Building Plans and Specs, but such change has the effect of reducing the cost to Tenant of constructing the Leasehold Improvements (“Leasehold Improvement Change Order Savings”), then such Leasehold Improvement Change Order Savings, until fully applied, may be applied by Landlord to any future increases in the cost of the Leasehold Improvements resulting from discretionary changes by Landlord in the Base Building Plans and Specs as aforesaid. However, Landlord shall not be entitled to any credit whatsoever for unapplied Leasehold Improvement Change Order Savings.

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ARTICLE 6

Payment of Costs: Leasehold Improvement Allowance

6.1 Landlord has established an allowance (the “Leasehold Improvements Allowance”) equal to the product for purpose of being applied to certain costs and expenses, more particularly set forth below, incurred by or on behalf of Tenant in connection with the performance of the Leasehold Improvements. If Tenant incurs costs in connection with the construction of the Leasehold Improvements in excess of the Leasehold Improvement Allowance, then except as otherwise expressly provided in Section 5.6 and Section 7.6, all costs shall be borne by Tenant, and shall be deposited with Landlord in accordance with the terms and conditions specified in Section 6.3 below.

6.2 The application of the Leasehold Improvement Allowance by Landlord shall be limited to payment of the following costs and expenses incurred by or on behalf of Tenant in connection with the Leasehold Improvements (collectively “Eligible Leasehold Improvement Expenses”): (i) the actual documented and verified cost of the labor and materials, together with the associated contractor’s overhead and profit and general conditions and the Developer’s Administrative Fee, incurred in the construction of the Leasehold Improvements contemplated by Tenant’s Plans and Specs, except for the making of Removable Alterations or other improvements, installation of fixtures or incorporation of other items which (x) by virtue of their quantity or quality (whether greater or less) would not be of general utility to other laboratory tenants that might later occupy the Premises, whether at the expiration of the Term or by virtue of the earlier termination of this Lease, (y) otherwise are not of a nature, scope or capacity consistent with a first class office and laboratory facility or (z) are moveable rather than permanent improvements, examples of which are furniture, telephone and security systems and bench-top laboratory equipment items such as microscopes. In the event that, upon Substantial Completion of the Millennium Project, there remains unapplied funds from the Leasehold Improvement Allowance, then architectural and engineering design fees, up to an aggregate of the product of the Premises, shall be deemed Eligible Leasehold Improvement Expenses.

6.3 Upon the execution by Tenant of the construction contract with the Contractor for performance of the Leasehold Improvements, the anticipated cost and expense of performing the Leasehold Improvements shall be established by Landlord and Tenant (the “Leasehold Improvement Cost Budget”). If the anticipated cost and expense established in the Leasehold Improvement Cost Budget for the Leasehold Improvements exceeds the lesser of (i) so much of such costs that will constitute Eligible Leasehold

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Improvement Expenses or (ii) the Leasehold Improvement Allowance (“Excess Leasehold Improvement Costs”), such amount shall be deposited in escrow (the “Tenant Construction Escrow”) with Landlord pursuant to the escrow requirements set forth in Article XI of this Lease. If for any reason the anticipated cost and expense of performing the Leasehold Improvements should change, the Tenant’s Leasehold Improvement Cost Budget shall be changed accordingly and Tenant shall deposit into the Tenant Construction Escrow consistent with such reasonable requirements as may be imposed upon Landlord by Landlord’s construction lender with respect to the Base Building Improvements any increase in the Excess Leasehold Improvement Costs so that the amount which is so held in escrow shall always equal the amount by which the then cost of completing the Leasehold Improvements exceeds the aggregate of (x) the unadvanced Leasehold Improvement Allowance available to pay the then budgeted Eligible Leasehold Improvement Expenses and (y) the then amount held in the Tenant Construction Escrow.

6.4 During the construction of the Leasehold Improvements and in accordance with the terms and conditions imposed upon the Landlord pursuant to the loan agreement with Landlord’s lender pertaining to the construction of the Base Building Improvements, Tenant shall, on a monthly basis (as the Contractor submits to Tenant its application for payment less retainage of not less than five percent (5%) together with lien waivers), deliver to Landlord a requisition for payment showing the cost of the Leasehold Improvements and the amount of the current payment requested from Landlord. Each of the requisitions for payment shall also show the amounts paid to date and the percent complete of the total Leasehold Improvements scope. It is Landlord’s expectation that Landlord will deliver such requisition to the Lender together with its own requisition for payment of costs associated with Base Building Improvements, and shall promptly, but in any event within (30) days, pay directly to the Contractor the amount specified in such Contractor’s requisition. Following the completion of the Leasehold Improvements, Tenant shall deliver to the Landlord, within fifteen (15) days of completion, a statement showing the final costs of the Leasehold Improvements, the total of Tenant’s excess costs, the amounts paid to date to, or on behalf of the Tenant, and any amounts available for release of retainage. Landlord shall endeavor, in good faith, to ensure that its construction lender advances monies properly and duly owed to Contractor for the Leasehold Improvements.

6.5 Payments made to Contractor on account of Tenant’s requisitions shall be made from the Leasehold Improvement Allowance and the Tenant Construction Escrow account on a proportionate basis consistent with the ratio of (i) the lesser of (x) the Eligible Leasehold Improvement Expenses set forth in the Leasehold Improvement Cost Budget established as of the Tenant Construction Readiness Date and (y) the Leasehold Improvement Allowance to (ii) the total Leasehold Improvement Cost Budget established as of the Tenant Construction Readiness Date. If Tenant should increase the Leasehold Improvement Cost Budget by authorizing Leasehold Improvement Change Orders, then the increased costs shall be deposited by Tenant in the Tenant Construction Escrow account when due, and such increased costs shall be paid exclusively from the Tenant Construction Escrow account, in order to maintain the same ratio of Landlord’s advances from the Leasehold Improvement Allowance to the total of Tenant’s requisition as the ratio of the Eligible Leasehold Improvement Expenses to the total Leasehold Improvement Cost Budget.

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6.6 All of the payments to be made by Landlord and Tenant described in this Article 6, shall be made based upon the rentable floor area of the Premises calculated by the Architect in accordance with Exhibit A to the Lease on the basis of the Tenant’s Plans and Specs as of the Tenant Construction Readiness Date. After a final determination of such rentable floor area pursuant to Section 2.1 of the Lease, the aforesaid payments shall be adjusted between the parties within thirty (30) days of such final determination.

ARTICLE 7

Substantial Completion; Delays

7.1 For all purposes hereof, “Substantial Completion” of the Base Building Improvements shall be deemed to have taken place once the Base Building Improvements have been substantially completed in substantial accordance with the Base Building Plans and Specs, notwithstanding that minor or insubstantial details of construction, mechanical adjustment, balancing or decorating remain to be performed, and notwithstanding that any other work upon which a temporary certificate of occupancy for the Premises is not contingent, and the failure of which to complete by Landlord will not materially and adversely affect Tenant in occupying and conducting business therein remains to be performed. Once Substantial Completion of the Base Building Improvements has occurred, upon the completion of the Leasehold Improvements, the “Substantial Completion” of the Millennium Project will be deemed to have been achieved.

7.2 It is contemplated by Landlord and Tenant that Landlord and Tenant shall respectively complete final iterations of Landlord’s Plans and Specs and Tenant’s Plans and Specs, and respectively execute construction contracts with the Contractor, permitting construction of the Base Building Improvements to occur on or before the date contemplated therefor in the Construction Progress Schedule. Assuming the foregoing is achieved, Landlord contemplates the Tenant Construction Readiness Date for each of the 75 Sidney Building and the 45 Sidney Building occurring on or before the dates respectively projected therefor, and that Landlord shall cause Substantial Completion of the Base Building Improvements with respect to the 75 Sidney Building and the 45 Sidney Building on the dates set forth as the respective Scheduled Rent Commencement Dates in the Lease. Tenant shall have the period commencing on the Tenant Construction Readiness Date until the Scheduled Rent Commencement Date for each of the aforesaid buildings during which Tenant may cause the Leasehold Improvements to be constructed prior to the commencement of the rental and other obligations that accrue thereafter.

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7.3 As used herein, “Tenant Delay” shall mean any delay in the satisfaction of the condition in question (e.g. the Tenant Construction Readiness Date or the date upon which Substantial Completion of the Base Building Improvements is achieved) to the extent the same is a consequence of any act, omission or neglect of Tenant, of Architect (in connection with Tenant’s Plans and Specs or Tenant Base Building Change Orders), or of any other employee, agent, Contractor (in its performance of the Leasehold Improvements), subcontractor, sub-subcontractor, agent or representative of Tenant, including without limitation, any errors, omissions or inconsistencies in Tenant’s Plans and Specs or the lack of coordination of Tenant’s Plans and Specs with the Base Building Plans and Specs, delays attributable to any Tenant Base Building Change Orders, or otherwise from interference that could reasonably have been averted in the manner by which Tenant’s construction of the Leasehold Improvements is conducted.

7.4 As used in this Work Letter, “Landlord Delay” shall mean any delay in the satisfaction of the condition in question (e.g. the Tenant Construction Readiness Date or the date upon which Substantial Completion of the Base Building Improvements is achieved) to the extent the same is a consequence of any act, omission or neglect of Landlord, of Architect (in connection with Base Building Plans and Specs or discretionary Base Building change orders made by Landlord), or of any other employee, agent, Contractor (in its performance of the Base Building Improvements), subcontractor, sub-subcontractor, agent or representative of Landlord, including without limitation from interference that could reasonably have been averted in the manner in which Landlord’s construction of the Base Building Improvements is conducted.

7.5 In the event of a condition causing delay as set forth in this Article 7, the party affected by such condition shall give written notice to the other party within five (5) days following the commencement of such condition indicating the cause of delay and the probable duration thereof.

7.6 If Landlord must incur change order costs under its construction contract with the Contractor with respect to the Base Building Improvements by virtue of Tenant Delay, such costs shall be payable by Tenant as an additional cost of its Leasehold Improvements. If Tenant must incur change order costs under its construction contract with the Contractor with respect to the Leasehold Improvements by virtue of Landlord Delay, the Leasehold Improvement Allowance shall be increased by the amount of such costs.

ARTICLE 8

Completion of Basic Building Improvements; Punch List

8.1 Notwithstanding that Substantial Completion of the Base Building Improvements shall be deemed to have occurred with respect to one or both of the 75 Sidney Building and the 45 Sidney Building, subject to the provisions of this Section 8, Landlord shall with reasonable diligence cause the remaining Base Building Improvements to be completed.

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8.2 During the five (5) business days immediately preceding the occupancy of all or any portion of each of the 75 Sidney Building or the 45 Sidney Building by Tenant, Tenant shall conduct an inspection of the Base Building Improvements with respect thereto, giving Landlord prior notice and an opportunity to attend the same, and furnish to Landlord a notice (“Punch List Notice”) specifying any aspect of Base Building Improvements which remains to be completed or which, if completed, is not substantially in accordance with the Base Building Plans and Specs. Landlord shall cause any incomplete work to be completed and/or remedy any such work not substantially in accordance with the Base Building Plans and Specs promptly following the establishment of the punchlist. In no event shall Landlord be obligated to repair or cause the repair of any damage to the Base Building Improvements caused by Tenant, its employees, agents or contractors. Nothing in this Section 8.2 shall limit any of Tenant’s rights or Landlord’s obligations under the Lease with respect to the maintenance or operation of the Building.

8.3 If Tenant shall fail to conduct an inspection of Base Building Improvements and timely give to Landlord a Punch List Notice as provided in Section 8.1 above, then it shall be deemed that, except for latent defects, and work which cannot be inspected or tested due to seasonal factors, the Base Building Improvements with respect to the building in question has been fully completed in accordance with the Base Building Plans and Specs. If Tenant shall conduct an inspection and give Landlord a Punch List Notice as provided in Section 8.1, then except for the items specified in the Punch List Notice, latent defects and work which cannot be inspected due to seasonal factors, the Base Building Improvements with respect to the building in question has been fully completed in accordance with the Base Building Plans and Specs. Nothing in this Section 8.3 shall limit any of Tenant’s rights or Landlord’s obligations under the Lease with respect to the maintenance of operation of the Building.

8.4 Tenant shall furnish Landlord, promptly after the Substantial Completion of the Millennium Project, an “as built” iteration of Tenant’s Plans and Specs.

ARTICLE 9

Right to Terminate for Failure to Achieve Tenant Construction Readiness Date

9.1 Notwithstanding anything to the contrary provided in this Lease, Tenant shall have the right, in accordance with the terms of this Section 9.1, to terminate this Lease in the event that the Tenant Construction Readiness Date has not been achieved, with respect to either the 75 Sidney Building or the 45 Sidney Building by October 15, 1998, as such date may be extended by Landlord, but not beyond December 31, 1998, by virtue of Excusable Delay, or extended without limitation as to the duration of such extension, by virtue of Tenant Delay (the “Deadline Date”). Any termination as set forth herein shall become effective immediately upon receipt of the Termination Notice; provided, however, that if Tenant has not given the Termination Notice to Landlord on or before the tenth (10th) day following the occurrence of the Deadline Date, then Tenant’s right to terminate the Lease under this Section 9.1 shall automatically expire and be of no further force and effect.

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SCHEDULE C-1

BASE BUILDING. SHELL AND CORE IMPROVEMENTS

Note: the plans and specifications listed herein may indicate work that will be allocated to Tenant in accordance with Schedule C-2, the Project Work Allocation

Architectural Plans and Specifications

Sheet No.	Date	Sheet Title
A-0.00	10/15/97	Drawing List
A-0.01	10/15/97	General Reference Sheet
A-0.02	10/15/97	Fire Diagrams
A-1.01	10/15/97	75 First Floor Plan
A-1.02	10/15/97	75 Second Floor Plan
A-1.03	10/15/97	75 Third Floor Plan
A-1.04	10/15/97	75 Fourth Floor Plan
A-1.05	10/15/97	75 Fifth Floor Plan
A-1.06	10/15/97	75 Roof Plan
A-1.07	10/15/97	75 Penthouse Roof Plan
A-1.08	10/15/97	45 First Floor Plan
A-1.09	10/15/97	45 Second Floor Plan
A-1.10	10/15/97	45 Third Floor Plan
A-1.11	10/15/97	45 Fourth Floor Plan
A-1.12	10/15/97	45 Fifth Floor Plan
A-1.13	10/15/97	45 Roof Plan
A-1.14	10/15/97	45 Penthouse Roof Plan
A-1.15	10/15/97	75/45 Bridge, Elevations, Details
A-3.01	10/15/97	75 North & South Elevations
A-3.02	10/15/97	75 East & West Elevations
A-3.03	10/15/97	45 North & South Elevations
A-3.04	10/15/97	45 East & West Elevations
A-3.51	10/15/97	Building Sections
A-4.01	10/15/97	Exterior Wall
A-4.02	10/15/97	Exterior Wall
A-4.03	10/15/97	Exterior Wall
A-4.04	10/15/97	Exterior Wall - Lobby/Entry
A-4.51	10/15/97	Exterior Details
A-4.52	10/15/97	Exterior Details
A-4.53	10/15/97	Penthouse Details
A-4.54	10/15/97	Exterior Details
A-4.55	10/15/97	Exterior Details
A-4.56	10/15/97	Exterior Details
A-5.01	10/15/97	Loading Dock - 1/4” Plans
A-5.02	10/15/97	Lobby - 1/4” Plans
A-5.51	10/15/97	Core 1/4” Plans
A-5.52	10/15/97	Stair/Elevator Details

A-5.53	10/15/97	Toilet Elevations & Details
A-6.51	10/15/97	Partition Types
A-8.01	10/15/97	Door Types/Schedule

Civil and Landscape

Sheet No.	Date	Sheet Title
C-1	9/15/97	Existing Conditions Plans
C-2	9/15/97	Site Preparation
C-3	9/15/97	Site Preparation
C-4	9/15/97	Layout and Grades
C-5	9/15/97	Layout and Grades
C-6	9/15/97	Utilities Plan
C-7	9/15/97	Utilities Plan
C-8	9/15/97	General Notes, Typical Sections & Crosswalks
C-9	9/15/97	Water Details
C-10	9/15/97	Electrical Details
C-11	9/15/97	Street Lighting Details
C-12	9/15/97	Drainage Details
C-13	9/15/97	Sewer Details
C-14	9/15/97	Driveway Plan

Structural Plans and Specifications

Sheet No.	Date	Sheet Title
S-0.01	10/15/97	General Notes
S-0.02	10/15/97	Typical Details
S-0.03	10/15/97	Typical Details
S-1.01	10/15/97	75 Sidney Street - First Floor Framing & Foundation Plan
S-1.02	10/15/97	75 Sidney Street - Second Floor Framing Plan
S-1.03	10/15/97	75 Sidney Street - Third Floor Framing Plan
S-1.04	10/15/97	75 Sidney Street - Fourth Floor Framing Plan
S-1.05	10/15/97	75 Sidney Street - Fifth Floor Framing Plan
S-1.06	10/15/97	75 Sidney Street - Roof Framing Plan
S-1.07	10/15/97	75 Sidney Street - Penthouse Roof Framing Plan
S-1.08	10/15/97	45 Sidney Street - First Floor Framing Plan
S-1.09	10/15/97	45 Sidney Street - Second Floor Framing Plan
S-1.10	10/15/97	45 Sidney Street - Third Floor Framing Plan
S-1.11	10/15/97	45 Sidney Street - Fourth Floor Framing Plan
S-1.12	10/15/97	45 Sidney Street - Fifth Floor Framing Plan
S-1.13	10/15/97	45 Sidney Street - Roof Framing Plan
S-1.14	10/15/97	45 Sidney Street - Penthouse Roof Framing Plan
S-1.15	10/15/97	Bridge
S-2.01	10/15/97	45 & 75 Sidney Street - Column Schedule
S-2.02	10/15/97	45 & 75 Sidney Street - Column Schedule
S-2.03	10/15/97	Bracing Elevations

S-2.04	10/15/97	Grade Beams
S-2.06	10/15/97	Pile Cap Plans and Details
S-2.07	10/15/97	Concrete Sections

HVAC Plans and Specifications

Sheet No.	Date	Sheet Title
H-1	10/15/97	Schedules and Legend
H-2	10/15/97	Schedules and General Notes
H-3	10/15/97	Details
H-4	10/15/97	Details
H-5	10/15/97	Chilled/Condensed Water Schematic
H-6	10/15/97	Hot Water/Steam Schematic
H-7	10/15/97	75 Sidney Street - Supply/Return Ductwork
Riser Diagram
H-8	10/15/97	45 Sidney Street - Supply/Return Ductwork
Riser Diagram
H-9	10/15/97	Toilet/Atrium Ductwork - Riser Diagram
H-10	10/15/97	Air Conditioning Unit Detail
H-11	10/15/97	75 Sidney Street - First Floor Plan - Ductwork & Piping
H-12	10/15/97	75 Sidney Street - Fourth Floor Plan - Ductwork & Piping
H-13	10/15/97	75 Sidney Street - Fifth Floor Plan - Ductwork & Piping
H-14	10/15/97	75 Sidney Street - Lower Mechanical
Penthouse and Roof
H-15	10/15/97	45 Sidney Street - First Floor Plan - Ductwork & Piping
H-16	10/15/97	45 Sidney Street - Fourth Floor Plan - Ductwork & Piping
H-17	10/15/97	45 Sidney Street - Fifth Floor Plan - Ductwork & Piping
H-18	10/15/97	45 Sidney Street - Lower Mechanical
Penthouse and Roof

Fire Protection

Sheet No.	Date	Sheet Title
FP-4.01	10/15/97	Legends & Details
FP-1.01	10/15/97	75 Sidney Street - First Floor Plan
FP-1.02	10/15/97	75 Sidney Street - Second Floor Plan
FP-1.03	10/15/97	75 Sidney Street - Third Floor Plan
FP-1.04	10/15/97	75 Sidney Street - Fourth Floor Plan
FP-1.05	10/15/97	75 Sidney Street - Fifth Floor Plan
FP-1.06	10/15/97	75 Sidney Street - Roof Plan
FP-1.08	10/15/97	45 Sidney Street - First Floor Plan
FP-1.09	10/15/97	45 Sidney Street - Second Floor Plan
FP-1.10	10/15/97	45 Sidney Street - Third Floor Plan
FP-1.11	10/15/97	45 Sidney Street - Fourth Floor Plan
FP-1.12	10/15/97	45 Sidney Street - Fifth Floor Plan
FP-1.13	10/15/97	45 Sidney Street - Roof Plan

Plumbing

Sheet No.	Date	Sheet Title
P-1	10/15/97	75/45 Sidney Street - Legend, Schedule and Diagrams
P-2	10/15/97	75 Sidney Street - Below Floor Plan
P-3	10/15/97	75 Sidney Street - First Floor Plan
P-4	10/15/97	75 Sidney Street - Second Floor Plan
P-5	10/15/97	75 Sidney Street - Third Floor Plan
P-6	10/15/97	75 Sidney Street - Fourth Floor Plan
P-7	10/15/97	75 Sidney Street - Fifth Floor Plan
P-8	10/15/97	75 Sidney Street - Penthouse/Roof Plan
P-9	10/15/97	45 Sidney Street - Under Floor Plan
P-10	10/15/97	45 Sidney Street - First Floor Plan
P-11	10/15/97	45 Sidney Street - Second Floor Plan
P-12	10/15/97	45 Sidney Street - Third Floor Plan
P-13	10/15/97	45 Sidney Street - Fourth Floor Plan
P-14	10/15/97	45 Sidney Street - Fifth Floor Plan
P-15	10/15/97	45 Sidney Street - Penthouse/Roof Plan
P-16	10/15/97	45/75 Sidney Street - Riser Diagram
P-17	10/15/97	Plumbing Diagrams - 45 Sidney
P-18	10/15/97	Plumbing Diagrams - 45 Sidney
P-19	10/15/97	Bench Diagrams
P-20	10/15/97	Bench Diagrams
P-21	10/15/97	Bench Diagrams

Electrical Plans and Specifications

Sheet No.	Date	Sheet Title
E-0.0	10/15/97	Legend, Notes & Schedules
E-1.0	10/15/97	75 Sidney Street - First Floor Lighting Plan
E-1.1	10/15/97	75 Sidney Street - First Floor Power Plan
E-1.2	10/15/97	75 Sidney Street - Second Floor Lighting Plan
E-1.3	10/15/97	75 Sidney Street - Second Floor Power Plan
E-1.4	10/15/97	75 Sidney Street - Third Floor Lighting Plan
E-1.5	10/15/97	75 Sidney Street - Third Floor Power Plan
E-1.6	10/15/97	75 Sidney Street - Fourth Floor Lighting Plan
E-1.7	10/15/97	75 Sidney Street - Fourth Floor Power Plan
E-1.8	10/15/97	75 Sidney Street - Fifth Floor Lighting Plan
E-1.9	10/15/97	75 Sidney Street - Fifth Floor Power Plan
E-1.10	10/15/97	75 Sidney Street - Roof Floor Lighting Plan
E-1.11	10/15/97	75 Sidney Street - Roof Floor Power Plan
E-1.12	10/15/97	75 Sidney Street - Power Distribution Riser Diagram
E-1.14	10/15/97	45 Sidney Street - First Floor Lighting Plan
E-1.15	10/15/97	45 Sidney Street - First Floor Power Plan

SCHEDULE C–2

PROJECT WORK ALLOCATION

ELEMENT	DESCRIPTION	SHELL/CORE	TENANT

Sitework	Perimeter sidewalks, street curbs, street trees, street furniture around the buildings	X

	Landscaping in the University Park Common and courtyard between 45 and 75 Sidney Street	X

	Construction of private roads at west and north perimeter	X

	Base building identity features, signage, and lighting at plaza between 45 and 75 Sidney Street similar to 38 Sidney Street building	X

	4” telephone conduits from 15’ outside building into First Floor telephone room, quantity as required by telephone company plus 4 spares	X

	Cable TV 4” conduit from 15’ outside building into First Floor electrical room	X

	Security conduits (6-4”) from 15’ outside building into First Floor	X

	Gas Service to building sized for 50%/50% lab/office occupancy	X

	Sanitary and storm sewer connections to buildings	X

	Domestic and fire protection water service to buildings	X

Code Compliance	Building construction in accordance with requirements of Massachusetts State Building Code. 6th edition.	X	X

Structure	Concrete floor slabs, live load capacity of 150 psf on first floor, 100 psf on upper floors	X

	Live load increases for tenant loads		X

	Floor to floor heights: 14’-5” first floor. 13’-7” upper floors	X

	Penthouse floor to support actual load of tenant mechanical equipment	X

	Multi-story atrium framing and stairs		X

	Steel framing with lateral bracing and composite steel and concrete floors, fireproofed as required by code	X

Millennium at University Park	Page 1
Tsoi/Kobus & Associates, Inc.	August 27, 1997

ELEMENT	DESCRIPTION	SHELL/CORE	TENANT

	Structural framing designed to accommodate extended columns in designated areas to support future tenant-supplied roof equipment	X

	Concrete pits of designated size for tenant-supplied pH neutralization systems	X

	Future pits for additional tenant-supplied pH neutralization systems		X

	Miscellaneous metal items (lintels, elevator sills, canopy framing, etc.) related to base building construction	X

	Miscellaneous metal items and concrete pads and structural modifications related to tenant fitout		X

Exterior	Building exterior conforming to University Park design standards	X

Roofing	Walkway pads to base building mechanical equipment	X

	Walkway pads to tenant mechanical equipment		X

Common Areas	Finished first floor building lobby, upper level elevator lobbies on multi-tenant floors, and egress corridors, including stone/tile/terrazzo flooring with carpet inserts, wood or tile wall accents, drywall and suspended ceilings and appropriate accent lighting, all to be mutually agreed upon by Landlord and Tenant	X

	Finished toilet rooms	X

	Finished janitor, electrical, and telephone closets	X

	Finished exit stairways with sealed concrete floors and painted walls	X

	Finished loading area with 2 truck bays with lifts, and space for 1 dumpster	X

	Finished first floor main mechanical/electrical rooms and transformer vault for base building systems	X

Millennium at University Park	Page 2
Tsoi/Kobus & Associates, Inc.	August 27, 1997

ELEMENT	DESCRIPTION	SHELL/CORE	TENANT

	Connecting bridge structure and shell between fifth floors of 45 and 75 Sidney Street	X

	Finished bridge interior		X

	Finished first floor lab waste system room for tenant’s pH neutralization system		X

	Finished storage rooms for flammable and radioactive waste, including venting, spill containment, grounding, and Class 1 Division 1 electrical		X

	Doors and frames at common areas	X

	Doors and frames at tenant areas		X

Elevators	Two passenger elevators with 2,500 pound capacity and high quality cab finishes (carpet, wood paneled walls, stainless steel entrance and trim, metal ceiling)	X

	One dedicated hydraulic freight elevator with 5,000 pound capacity and durable cab finish	X

Window Treatment	Building standard blinds on all windows		X

Tenant Areas	Drywall with insulation, taped and sanded inside face of exterior wall, with vapor barrier and p. lam. sills	X

	Partitions, ceilings, flooring, painting, finishes, doors, millwork, and all office, laboratory, and animal space build-out within tenant area		X

	Lab casework		X

Equipment	Laboratory and other tenant equipment, fixed and movable		X

Millennium at University Park	Page 3
Tsoi/Kobus & Associates, Inc.	August 27, 1997

75/45 SIDNEY STREET EXHIBIT “C” Draft 8/28/97	CORE AND SHELL	TENANT FIT-UP
HVAC

The chilled water primary piping system shall be capable of providing additional tenant cooling, including fan coil risers with valve and caps at each floor and valves and caps in Mechanical Penthouse, i.e. future tenant chiller. The chilled water system shall be sized for a 50% Lab and 50% Office Facility.	X

Secondary pumping serving the air handling units AC-1, 2. 3, 5, 6 and 7.	X

Secondary pumping serving fan coil system and Animal Lab Unit		X

The base building office would utilize 100 kw electric heat on each floor through the VAV Boxes with no heat required within the air conditioning units.	X

Two (2) hot water boilers, including pumps and pipe distribution shall have the capacity to serve both buildings. Landlord shall be responsible for allocated cost of boiler capacity and distribution to non-Millenium spaces.		X

Two (2) steam boilers, one (1) boiler for low pressure applications and one (1) boiler for high pressure applications. Additional support equipment shall include boiler feed, duplex condensate pumps and all necessary piping.		X

Six (6) roof mounted AC units at 45,000 CFM under base building	X

The differential in cost between the base building units at 45,000 CFM and the six (6) units sized at 62,000 CFM to handle a 50% office and 50% Lab building. The landlord shall be responsible for cost of air handling unit capacity and distribution allocated to non-Millenium spaces.		X

One (1) roof mounted AC unit at 25,000 CFM for Animal Lab.		X

Perimeter fan powered VAV boxes with exceptions to Toilet and Lobby cores (common areas)		X

Interior VAV boxes with exceptions to Toilet and Lobby cores (common areas)		X

Fan coil units for supplemental cooling in Laboratories.		X

Toilet core exhaust system.	X

75 Sidney Street, atrium smoke evacuation system.		X

Mechanical and electric room heating exhaust/ventilation systems.	X

Loading dock heating, exhaust/ventilation system.	X

75/45 SIDNEY STREET EXHIBIT “C” Draft 8/28/97	CORE AND SHELL	TENANT FIT-UP
HVAC

Main supply and return duct risers shall be sized for 50% Lab and 50% Office. Each supply and return branches shall extend out from the main risers a minimum of 3’-0” into floor space and terminate.	X

All supply and return air duct distribution, diffusers, registers and grilles, other than Toilet and Lobby		X

All fume hood and General Lab exhaust duct distribution and fans, including variable air volume exhaust controls.		X

The secondary pumping systems for supplemental cooling, including chilled water distribution on each floor		X

Primary hot water piping distribution system to 45 Sidney Street shall be pro-rated on a square foot basis		X

Base Building Automatic Temperature Controls (DDC) shall consist of a central host station, including controllers and network communications for all core and shell mechanical equipment. For all core and shell mechanical equipment, the automatic temperature control system shall be capable of accepting additional future tenant fit-up.	X

Tenant’s automatic temperature controls, including thermostats, sensors, etc. shall be compatible with the base building control system. Controllers and network communications back to the central station are the tenant’s responsibility.		X

The main chilled water plant which includes three (3) cooling towers, two (2) 800 ton chillers, primary pumps, primary distribution piping and secondary pumping system to air conditioning units.	X

Tenant metering and submetering		X

75/45 SIDNEY STREET EXHIBIT “C” Draft 8/28/97	CORE AND SHELL	TENANT FIT-UP
GAS

Gas service to building	X

Elevated pressure main to the penthouse sized for the tenant’s requirements. Landlords shall be responsible for capacity allocated to non-Millennium spaces.		X

Low pressure gas service and meter for tenant requirements.		X

PLUMBING

Core toilet & janitor room fit-out	X

Cold Water - service to building with meter and main backflow preventer and water booster pump system to provide 60 psi to the penthouse.	X

Centralized cold water risers, two (2) from the low and high zone water systems to supply the tenant’s domestic requirements with capped outlets to each floor.	X

Tenant metering, submetering and backflow prevention at Laboratory connections.		X

Waste and vent - Three (3) stacks (one is the toilet care) located on each floor for tie-ins from domestic (potable) use or pre-treated use.	X

Installation of tenant’s non-potable system.		X

Distribution of domestic cold water system from Base Building risers.		X

Hot water, toilet care hot water system.		X

Production of potable and non-potable hot water for tenant use, kitchen, cafeteria and specialized tenant plumbing system.		X

Acid waste main beneath First Floor slab and pit for acid waste pumps.	X

Acid waste mains (excluding main beneath first floor slab) and vent mains for tenant use, as well acid pumps and neutralization equipment.		X

Specialty gases, including manifolds, cylinders, piping, air compressors and vacuum pumps		X

FIRE PROTECTION

Sprinkler service entrance including fire department connection, alarm valve flow protection, standpipe in each stair and fire pump	X

Fire hose cabinets (if required)	X

Core and stair area sprinkler heads and piping	X

Flow control valve station in stair at each floor.	X

75/45 SIDNEY STREET EXHIBIT “C” Draft 8/28/97	CORE AND SHELL	TENANT FIT-UP
FIRE PROTECTION

Typical floor loop and distribution as required by code and Owner’s Insurance Underwriter for a shell space.	X

Revisions to the distribution system resulting from tenant improvements, including run-outs, drop and heads.		X

Space extinguishing system.		X

ELECTRICAL

Dual ComElectric incoming primary service feeders to primary switchgear in 101 Pacific Street Parting Garage from existing ComElectric manhole.	X

Manual transfer of primary switchgear from normal to stand-by incoming ComElectric service feeder.	X

Automatic transfer of primary switchgear from normal to stand-by incoming ComElectric service feeder (must be order with base building).		X

Single ComElectric primary service feeder from primary switchgear in Parking Garage to ComElectric transformer vault in building.	X

7.5 watts psf will be available from vertical bus duct risers on each floor level for office tenants’ lighting and receptacle/equipment power 12.5 watts psf will be available from vertical bus duct risers for lab tenants’ lighting and receptacle/equipment power. Tenant selected lighting and/or receptacle/equipment loads to be connected to optional stand-by generator shall be included within the 7.5 or 12.5 watts psf allowance.	X

2.5 watts psf will be available from main switchboard for lab tenants’ special (non initial build out) HVAC equipment power (not including 250 ton tenant chiller). For the purpose of this allowance calculation, the 250-ton tenant chiller was included as a part of the initial build out. Base building HVAC equipment includes: two (2) 800-ton chillers; cooling towers; three (3) roof mounted AC units per building; three (3) return air fans per building; penthouse heating and ventilating unit, primary and AC unit chilled water pumps; and condenser water pumps.

Bus duct risers through electrical rooms at each floor.	X

Service from bus duct to point-of-use including metering/check metering.		X

Tenant fit-up of panels, transformers, receptacles & lighting in tenant area.		X

75/45 SIDNEY STREET EXHIBIT “C” Draft 8/28/97	CORE AND SHELL	TENANT FIT-UP
ELECTRICAL

Lighting and receptacles serving core areas.	X

Emergency battery powered egress and exit lighting in core areas.	X

Emergency battery powered egress and exit lighting in tenant area.		X

Penthouse or roof space allocated for tenant optional stand-by generator sets and associated equipment.	X

Tenant Optional stand-by electrical generator, transfer switch, fuel piping and controls.		X

FIRE ALARM

Base building fire alarm system.	X

Detection annunciation devices in core areas and stair entries.	X

Wiring and devices within Tenant areas.		X

TELEPHONE

Telephone riser closet and cable sleeves through floors.	X

Telephone and data wiring, conduits and outlets for Tenant areas.		X

Audio-visual connections and systems for Tenant areas.		X

SECURITY

Park wide security network system for fire alarm and access control.	X

Card access at Building entries and within elevators.	X

Card access and/or alarm systems into or within Tenant’s premises and tie-in to University Park security network (if requested).		X

Lobby security desk with CCTV monitors, loading dock controls.	X

OTHER

Building lightning protection (if required)	X

Tenant metering.		X

SCHEDULE C-3

TENANT IMPROVEMENTS

Note: the plans and specifications listed herein may indicate work that will be allocated to Base Building in accordance with Schedule C-2, the Project Work Allocation

Sheet No.	Date	Sheet Title
A-1.01a	10/15/97	75 First Floor Plan - Tenant
A-1.02a	10/15/97	75 Second Floor Plan - Tenant
A-1.03a	10/15/97	75 Third Floor Plan - Tenant
A-1.04a	10/15/97	75 Fourth Floor Plan - Tenant
A-1.05a	10/15/97	75 Fifth Floor Plan - Tenant
A-1.11a	10/15/97	45 Fourth Floor Plan - Tenant
A-1.12a	10/15/97	45 Fifth Floor Plan - Tenant
A-2.01a	10/15/97	75 First Floor RCP
A-2.03a	10/15/97	75 Third Floor RCP
A-2.11a	10/15/97	45 Fourth Floor RCP
A-2.12a	10/15/97	45 Fifth Floor RCP
A-5.01a	10/15/97	Monumental Stair - Plans, Section
A-6.01a	10/15/97	Lab Plans
A-6.02a	10/15/97	Interior Typical Lab Elevations
A-6.03a	10/15/97	Interior Elevations
A-6.52a	10/15/97	Interior Lab Details
A-6.53a	10/15/97	Interior Details
A-6.54a	10/15/97	Interior Details
A-6.55a	10/15/97	Interior Details
A-6.56a	10/15/97	Interior Details
A-6.57a	10/15/97	Interior Lighting Details
A-9.01a	10/15/97	Finish Plan - 75 First Floor
A-9.04a	10/15/97	Finish Plan - 75 Fourth Floor
A-9.12a	10/15/97	Finish Plan - 45 Fifth Floor
A-9.20a	10/15/97	Finish Schedule
A-9.22a	10/15/97	Finish Schedule

HVAC Plans and Specifications

Sheet No.	Date	Sheet Title
H-1	10/15/97	Schedules and Legend
H-2	10/15/97	Schedules and General Notes
H-3	10/15/97	Details
H-4	10/15/97	Details
H-5	10/15/97	Chilled/Condensed Water Schematic
H-6	10/15/97	Hot Water/Steam Schematic
H-7	10/15/97	75 Sidney Street - Supply/Return Ductwork
Riser Diagram
H-8	10/15/97	45 Sidney Street - Supply/Return Ductwork

Riser Diagram
H-9	10/15/97	Toilet/Atrium Ductwork - Riser Diagram
H-10	10/15/97	Air Conditioning Unit Detail
H-11	10/15/97	75 Sidney Street - First Floor Plan - Ductwork & Piping
H-12	10/15/97	75 Sidney Street - Fourth Floor Plan - Ductwork & Piping
H-13	10/15/97	75 Sidney Street - Fifth Floor Plan - Ductwork & Piping
H-14	10/15/97	75 Sidney Street - Lower Mechanical
Penthouse and Roof
H-15	10/15/97	45 Sidney Street - First Floor Plan - Ductwork & Piping
H-16	10/15/97	45 Sidney Street - Fourth Floor Plan - Ductwork & Piping
H-17	10/15/97	45 Sidney Street - Fifth Floor Plan - Ductwork & Piping
H-18	10/15/97	45 Sidney Street - Lower Mechanical
Penthouse and Roof

Plumbing

Sheet No.	Date	Sheet Title
P-1	10/15/97	75/45 Sidney Street - Legend, Schedule and Diagrams
P-2	10/15/97	75 Sidney Street - Below Floor Plan
P-3	10/15/97	75 Sidney Street - First Floor Plan
P-4	10/15/97	75 Sidney Street - Second Floor Plan
P-5	10/15/97	75 Sidney Street - Third Floor Plan
P-6	10/15/97	75 Sidney Street - Fourth Floor Plan
P-7	10/15/97	75 Sidney Street - Fifth Floor Plan
P-8	10/15/97	75 Sidney Street - Penthouse/Roof Plan
P-9	10/15/97	45 Sidney Street - Under Floor Plan
P-10	10/15/97	45 Sidney Street - First Floor Plan
P-11	10/15/97	45 Sidney Street - Second Floor Plan
P-12	10/15/97	45 Sidney Street - Third Floor Plan
P-13	10/15/97	45 Sidney Street - Fourth Floor Plan
P-14	10/15/97	45 Sidney Street - Fifth Floor Plan
P-15	10/15/97	45 Sidney Street - Penthouse/Roof Plan
P-16	10/15/97	45/75 Sidney Street - Riser Diagram
P-17	10/15/97	Plumbing Diagrams - 45 Sidney
P-18	10/15/97	Plumbing Diagrams - 45 Sidney
P-19	10/15/97	Bench Diagrams
P-20	10/15/97	Bench Diagrams
P-21	10/15/97	Bench Diagrams

Electrical Plans and Specifications

Sheet No.	Date	Sheet Title
E-0.0	10/15/97	Legend, Notes & Schedules
E-1.0	10/15/97	75 Sidney Street - First Floor Lighting Plan
E-1.1	10/15/97	75 Sidney Street - First Floor Power Plan
E-1.2	10/15/97	75 Sidney Street - Second Floor Lighting Plan
E-1.3	10/15/97	75 Sidney Street - Second Floor Power Plan
E-1.4	10/15/97	75 Sidney Street - Third Floor Lighting Plan
E-1.5	10/15/97	75 Sidney Street - Third Floor Power Plan
E-1.6	10/15/97	75 Sidney Street - Fourth Floor Lighting Plan
E-1.7	10/15/97	75 Sidney Street - Fourth Floor Power Plan
E-1.8	10/15/97	75 Sidney Street - Fifth Floor Lighting Plan
E-1.9	10/15/97	75 Sidney Street - Fifth Floor Power Plan
E-1.10	10/15/97	75 Sidney Street - Roof Floor Lighting Plan
E-1.11	10/15/97	75 Sidney Street - Roof Floor Power Plan
E-1.12	10/15/97	75 Sidney Street - Power Distribution Riser Diagram
E-1.14	10/15/97	45 Sidney Street - First Floor Lighting Plan
E-1.15	10/15/97	45 Sidney Street - First Floor Power Plan

SCHEDULE C-4

DESIGN AND CONSTRUCTION COMMENCEMENT SCHEDULE

Project Schedule

1997
May Jun Jul Aug Sep Oct Nov Dec
1998
Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec
1999
Jan Feb Mar
Approvals
Planning Board
Building Permit
Design
Schematic Design
Shell Core
Tenant
Design Development
Shell Core
Tenant
Construction Documents
Shell Core
10/1 Steel/Foundation Pkg.
10/15 50% CD GMP
11/7 75% CD GMP
12/15 100% CD
Tenant
10/1 Steel/Foundation Modifications
10/15 50% CD GMP
11/7 75% CD GMP
12/15 100% CD
Establishment of Cost
Shell/Core
10/25 50% CD GMP Cost
11/25 Execute GMP Const. Cont.*
Tenant
10/25 50% CD GMP Cost
11/25 Execute GMP Const. Cont*
Loan Closing
10/31
Construction
Shell Core 75 Sidney St.
Shell Core 45 Sidney St.
Tenant 75 Sidney St.
Tenant 45 Sidney St.
Millennium Occupancy
12/1/97
2/19/98
4/10/98
7/1/98
7/1/98 Tenant Construction Readiness Date
8/1/98 Tenant Construction Readiness Date
2/15
3/15
75 Sidney
45 Sidney
*Contracts Based on 75% CD's

75/45 Sidney Street
University Park at MIT

Millennium Pharmaceuticals, Inc.

Forest City Development
Developers
Tsoi/Kobus & Associates, Inc.
Architects

SCHEDULE C-5

STANDARD INSTALLED LABORATORY EQUIPMENT

“Standard Installed Laboratory Equipment” (“SILE”) shall be defined as equipment that is integrated into the building which is consistent with and necessary for the operation of a standard, high quality biotechnology research laboratory. Such equipment would include, but would not be limited to, supply and exhaust ventilation systems; fume hoods in reasonable quantity; environmental rooms in reasonable quantity; laboratory benches and casework with associated permanent shelving, fixtures, plumbing supply/waste lines and equipment associated therewith, gas supply lines, a back-up electrical generator sufficient to meet critical power requirements, etc.

Standard Installed Laboratory Equipment does not include stand-alone equipment such as autoclaves, cagewashers, glasswashers, refrigerators, biosafety cabinets, NMR equipment, benchtop equipment, etc.

Within 30 days of Lease Commencement, Landlord and Tenant shall review the final scope of Tenant’s Improvements and develop a mutually acceptable list of those installed equipment items that will be deemed to be Standard Installed Laboratory Equipment, and those that, by virtue of quantity, specialization or portability, will not be deemed to be Standard Installed Laboratory Equipment and will therefore remain the property of Tenant, subject to the terms of this Lease.

SCHEDULE C-6

During initial construction of the Tenant Improvements, in case of conflict between these regulations and Exhibit C to the Lease, the terms of Exhibit C shall govern.

TENANT CONSTRUCTION RULES AND REGULATIONS

Depending upon the terms of the Lease Agreement, either the Landlord or the Tenant may contract for the construction of Tenant Improvements. Although each party’s roles and responsibilities will vary depending upon who is responsible for construction, the following guidelines and regulations will apply in either case. These regulations, and such other reasonable rules and regulations as may hereafter be promulgated, apply equally to initial construction of Tenant improvements and to any subsequent modifications undertaken by Tenant in accordance with the terms and conditions of the Lease Agreement.

Contractors and subcontractors shall not discriminate against any person or group of persons on the basis of race, sex, marital status, age, handicap, color, creed, religion, national origin or ancestry. All contractors shall have good labor relations, be capable of performing quality workmanship within established schedules and will work in harmony with Landlord’s Contractors and other Contractors working at the Building or within the Park. All Contractors shall work cooperatively with the landlord’s Construction Manager and Construction Superintendent and any other Contractor by coordinating its work in order not to delay other work in progress, interfere with the operations of existing tenants or impede or endanger the safety of Contractors and the public.

Prerequisites to Tenant Construction

Before Tenant Contractors will be permitted to start construction, the following prerequisites shall must have been met:

•

A pre-construction meeting must be held with Landlord’s Tenant Construction Superintendent. This meeting will establish suitable access routes to the site and the premises, designated Contractor parking and associated charges therefor, designated loading, unloading and storage areas for materials, working hours, tie-ins to utility lines, safety precautions and procedures, rubbish removal, scheduling of Tenant construction, and any other requirements.

•	The Contractor must obtain from and review with the Landlord’s Tenant Construction Superintend, this Design and Construction Manual.

•	Final Construction Documents must have been reviewed and approved for construction by Landlord’s Tenant Coordinator.

•	Building penmit(s) must be obtained and a copy of same submitted to Landlord.

•	All insurance and bond requirements shall have been met by Contractor.

•	It is the Tenant Contractor’s sole responsibility to field verify and coordinate all on-site dimensions and conditions.

Insurance

The Tenant’s General Contractor shall carry and maintain at its sole cost and expense construction insurance in accordance with the following minimum requirements: $3,000,000 per person per occurrence for general liability; $3,000,000 per occurrence for bodily injury; and $2,000,000 for property damage. Insurance must be endorsed to show producers and completed operations coverage including waiver of X, C and U exclusions, broad form property coverage. Tenant’s general contractor shall also carry automobile liability insurance covering bodily injury and property damage in the amount of $1,000,000 combined single limit, and Workman’s compensation insurance with statutory requirements, including employers liability of $1,000,000.

All Insurance policies shall name the Landlord, Forest City Management, Inc. Massachusetts Institute of Technology and BankBoston, N.A. as additional insureds, as their interests may appear.

Certificates of insurance shall provide that no change or cancellation of such insurance will be undertaken without thirty days written notice to Landlord. Certificates of current in-force insurance must be filed with Forest City Management before commencement of any tenant construction. Renewal certificates must be submitted ten days prior to expiration of existing coverage. Insurance must remain in force for one year after completion of the work.

Bond

Any contractor engaged by Tenant having a contract of fifty thousand dollars or more shall furnish a payment and performance bond naming both the Tenant and the Landlord as additional insureds, as their interest may appear. Evidence of the bond must be filed with Forest City Management before construction may begin.

Construction Progress Schedule

The Tenant Contractor shall prepare a progress schedule (bar chart) showing the work schedule and anticipated completion date. This schedule shall be updated periodically as the work progresses.

Building Access

For all Tenant construction after the Building has opened, Tenant Contractors and their employees will enter the building only through the truck dock unless specifically permitted to enter at another location by Forest City Management. Suppliers must enter by the truck dock and arrangements for use of the freight elevator must be coordinated through Forest City Management. The use of cranes, rigging equipment, and material deliveries through a removed window also require prior approval. Any damage to Common Areas, elevators, or other areas of the Building caused by a Tenant Contractor shall be corrected by the Contractor as instructed by the Landlord’s Construction Superintendent.

Temporary Enclosures and Protection

After the Building has opened, Tenant Contractors shall prevent dust from penetrating areas outside of their contract limits by erecting temporary partitions, installing fans to establish negative pressurization within the work area (relative to occupied areas in the building), blocking off supply and return grilles, protecting VAV equipment, etc. All air filters within the-work space will be replaced at the completion of the work.

Rubbish Removal

Tenant Contractors will keep the premises in a neat and clean condition. No construction debris may be placed into any compactor or dumpster used for Building Operations. A construction dumpster, if required, shall be placed at a location approved by Forest City Management, with appropriate protection for paving and adjacent fixtures, trees, etc.

Restroom Access

Tenant Contractors and personnel may use existing toilets only on the floor on which they are conducting operations, and will be responsible for keeping the restrooms in a neat and clean condition. If a Contractor’s operations cause Forest City Management to clean these areas more often then normal, the Contractor will reimburse Forest City Management for this expense. No clean-up operations of any nature may be undertaken in Building restrooms.

Disruption

Any construction operations which disturb the tenants in the building must be kept to a minimum and performed during “off” business hours. Notification must be given to tenants and Forest City Management at least 48 hours before the task is to take place. This procedure will be followed when services are to be shut down; noisy operations are to occur; operations will cause vibration which will disturb tenants instrumentation; or procedures will hamper the exit route for other parts of the building. Any overtime charges will be paid by the Contractor within his contract price. If any work is required in another tenant’s space (such as might be required for piping run below the floor), it shall be undertaken in off-hours and the Contractor shall be responsible for the cost of a security officer to monitor the operations. If it is necessary for Forest City Management to have operations personnel present during any of these operations, the Contractor will reimburse Forest City Management for these expenses.

Project Administration

Tenant Contractors will have a superintendent or supervising foreman on the premises at all times.

Tenant Contractors will set a time satisfactory to the Tenant and Landlord for a weekly job meeting. The Tenant’s architect, the engineers if required, the Contractor’s project manager, the Contractors supervisor, any of the Contractors subcontractors needed, the Landlord’s Construction Representative and the Tenant will attend each job meeting.

The Tenant Contractor’s project manager will keep minutes of each meeting labeling issues discussed by meeting number and issue number, i.e., at Job Meeting One, three issues were discussed; on the minutes of Meeting One the items would be 1-1, 1-2, and 1-3. After each item the party or parties needing to take action on the issue would be listed, i.e., “Item 1-3” then statement of the issue and in a column to the right “Architect”. Meaning, a decision is required on this item by the Architect. Once an issue is resolved, it is marked on the minutes of the next meeting in the column to the right as “Record” and is dropped from the minutes of the following meeting.

Security

The security of the Tenant premises during construction is the responsibility of the Contractor. The Landlord will not be responsible for the loss of tools, materials, etc.

Parking

Parking of cars, delivery trucks, contractors vehicles will not be allowed on the University Park paved lots unless special permission is granted by Forest City Management. Workmen will be allowed to drop off their tools at the truck dock, but they must immediately remove their vehicles from the area.

Workmanship

All workmanship is to be of a professional quality whether contracted by the Landlord or the Tenant. Incomplete, incompetent, sloppy or unsafe work must be corrected regardless of acceptance by public authorities or the Tenant. All work shall meet applicable codes.

All equipment and installation must be in accordance with building standards. Any drawings or shop drawings necessary to indicate installation of equipment, ductwork, fumehoods and fans etc. must be presented in acceptable form and approved by the building architect, engineers and Landlord’s Construction Representative before installation begins. If this procedure is not followed the Contractor will remove and reinstall the items at no extra cost when so instructed by the Landlord’s Construction Representative. All approvals will not be unreasonably withheld and will be reviewed in a timely manner.

The tenant is to apply for and pay any deposits to the electric company for a meter.

Access panels shall be located where valves, heat pumps, or any other equipment will require servicing. Devices such as thermometers which must be read at regular intervals shall be easily visible.

Safety

It is the General Contractor’s responsibility to perform his work in a safe manner adhering to all OSHA requirements.

A fire extinguisher shall be placed within the tenant premises. There is one extinguisher for each 3,000 sf of space.

A fire watch is to be maintained wherever metal burning or welding is being performed. The Contractor will obtain permits for this type of work when it is necessary.

Changes in Work

The Tenant’s Contractor shall not deviate from the Construction Documents approved by Landlord without the prior approval of Tenant, Landlord, and if necessary the Cambridge Building Department. In most cases, a formal Change Order or Change Request should be approved. If the Tenant or Landlord wishes the Contractor to proceed with the work without waiting for the change order to be issued, they may instruct the Contractor to proceed with the understanding that an approved change order will be issued in the future. The Contractor must keep time and material slips on a daily basis to document the cost of the work.

Completion

The Tenant Contractor shall supply three (3) copies of “as built” drawings indicating the Architectural, Plumbing, Fire protection, HVAC and Electric existing installation. Three (3) manuals containing all guaranties, warranties, brochures and shop drawings of equipment furnished to the project shall also be supplied. One copy of each shall be retained by the Tenant, and two copies retained by the Landlord.

The General Contractor will apply for an occupancy permit and present it to the Landlord who will send a copy to the Tenant. The Tenant is not allowed to occupy the premises until authorization has been given by the City of Cambridge officials to do so.

Potential Conflicts Between Documents

Should there be any inconsistency or other conflict between any of the requirements of this Section (Regulations for Contractors) and those that may be contained in any plan, document or other item requiring the approval of Landlord or Forest City hereunder, then the provisions of said plans, documents or other items, once formally approved by Landlord or Forest City shall govern. The terms of the lease, however, shall always take precedence.

Violations by Contractors

Landlord will provide notice to Tenant of any violation by Tenant’s contractor of the work rules contained in this Manual. Tenant shall promptly upon receipt of such notice use reasonable efforts to cause the violation to be corrected. Unless otherwise agreed to by Landlord and Tenant, all such violations must be remedied within 48 hours of Landlord’s notice to Tenant or within such other reasonable time period as determined in the reasonable discretion of the Landlord taking into account the nature and seriousness of the violation. Any violation involving a matter of safety should be monitored by Tenant and Tenant’s architect. All violations creating a potential safety hazard, however, shall be cured immediately and are the responsibility of Tenant regardless of whether notice of such safety violation has been given to Tenant by Landlord.

Certificate Holder:	FC 45/75 Sidney Street Inc.
c/o Forest City Management, Inc.

List of Additional Insured:

Forest City Commercial Management, Inc.

38 Sidney Street, Cambridge, MA 02139

Teachers Insurance & Annuity Association

730 Third Avenue

New York, NY 10017

Massachusetts Institute of Technology

77 Massachusetts Avenue, Cambridge, MA 02139

Network Parking

55 Franklin Street

Cambridge, MA 02139

EXHIBIT D

Standard Services

The building standard services shall be defined by the Landlord and its Management Agent. A listing of services shall be as promulgated from time to time by the Landlord and shall be further described in the Tenant Handbook.

The following services are provided by the Landlord:

A.	Regular maintenance of interior, exterior and parking lot landscaping and University Park common areas.

B.	Regular maintenance, sweeping and snow removal of building exterior areas such as roadways, driveways, sidewalks, parking areas and courtyard paving.

C.	Complete interior and exterior cleaning of all windows two times per year.

D.	Daily, weekday maintenance of hallways, passenger elevators, common area bathrooms, lobby areas and vestibules.

E.	Periodic cleaning of stairwells, freight elevators, and back of house areas.

F.	Daily, weekday rubbish removal of all tenant trash receptacles.

G.	Daily, weekday cleaning of Tenant space to building standard.

H.	Maintenance and repair of base building surveillance and alarm equipment, elevators, mechanical, electrical, plumbing and life safety systems.

I.	Building surveillance and alarm system operation and live monitoring service to building standard specifications.

J.	Chilled water and ventilation air for HVAC purposes shall be provided to the Premises from central mechanical equipment at all times during the appropriate seasons. The Tenant’s usage shall be measured and allocated appropriately.

K.	Utilities for all interior Common areas and exterior building and parking lighting.

D-1

EXHIBIT D-1

Terms of Maintenance and Repair Services

D-1-1

EXHIBIT D-1

Allocation of Maintenance and Repair Services

1.	All Landlord services shall be performed by or on account of Landlord, and charged to Operating Expenses of the Property in accordance with section 3.3 of the Lease.

2.	All Tenant services shall be performed by or on account of Tenant, who shall be responsible for the cost thereof.

3.	All services marked with a “(J)” shall be performed by an outside service vendor mutually selected by Landlord and Tenant, with the cost to be allocated in accordance with the column heading.

	75 Sidney Building		45 Sidney Building
Maintenance Item	Landlord	Tenant	Landlord	Tenant
Grounds Maintenance
Perimeter snow removal	X		X
Exterior landscape maintenance	X		X
Repair of walks, drives, etc.	X		X

Janitorial Services
Cleaning of lobbies & corridors, restrooms, stairways, service areas, etc.		X(J)	X
Cleaning within Tenant premises		X		X(J)
Dumpster services		X(J)	X(J)
Disposal of hazardous & radioactive materials		X		X
Exterior and interior window cleaning	X		X

Building Envelope Maintenance
Roof maintenance, other than traceable damage	X		X
Curtain walls & windows	X		X
Brick & metal panels	X		X
Perimeter doors	X		X
Loading dock overhead doors & equipment	X		X

General Interior Maintenance
Touch-up painting in lobby / core areas	X		X
Flooring maintenance in lobby / core areas	X		X
All maintenance within Tenant areas		X		X

	75 Sidney Building		45 Sidney Building
Maintenance Item	Landlord	Tenant	Landlord	Tenant
Equipment Maintenance
Electrical switchgear and main distribution	X(J)		X(J)
Service equipment for base building & core	X		X
Service equipment for tenant areas		X		X
Fixtures, lamps, etc. - core areas		X	X
Fixtures, lamps, etc. - tenant areas		X		X
Egress & life safety - core areas	X		X
Egress & life safety - tenant areas		X		X
Back-up generator		X

Cooling towers, chillers and pumps	X(J)		X(J)
Boilers and pumps
Main air handlers	X(J)		X(J)
Auxiliary air handlers (animal suite)		X
Fan boxes - core areas	X		X
Fan boxes - tenant areas		X		X
Exhaust systems - common and toilet	X		X
Exhaust systems - laboratory		X		X

Fire pump testing and maintenance	X		X
Fire alarm system - primary equipment	X		X
Fire alarm devices - core areas	X		X
Fire alarm devices - tenant areas		X		X

Plumbing primary service and backflow devices	X		X
Core area plumbing fixtures	X		X
Pressure booster pump	X		X
RODI and all non-potable systems		X		X
Laboratory backflow devices		X		X
All laboratory plumbing - supply and waste		X		X
All laboratory gasses		X		X

Elevator maintenance	X		X

Security Services
Lobby security officer		X	X
7/24 security patrols	X		X
CCTV system in core, lobby, perimeter	X		X
Building access control system		X(J)	X(J)

EXHIBIT E

Rules and Regulations

DEFINITIONS

Wherever in these Rules and Regulations the word “Tenant” is used, it shall be taken to apply to and include the Tenant and its agents, employees, invitees, licensees, contractors, any subtenants and is to be deemed of such number and gender as the circumstances require. The word “Premises” is to be taken to include the space covered by the Lease. The word “Landlord” shall be taken to include the employees and agents of Landlord. Other capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

GENERAL USE OF BUILDING

A.	Space for admitting natural light into any public area or tenanted space of the Building shall not be covered or obstructed by Tenant except in a manner approved by Landlord.

B.	Toilets, showers and other like apparatus shall be used only for the purpose for which they were constructed. Any and all damage from misuse shall be borne by Tenant.

C.	Except as otherwise permitted in the Lease, Landlord reserves the right to determine the number of letters allowed Lessee on any directory it maintains.

D.	No sign, advertisement, notice or the like, shall be used in the Building by Tenant (other than at its office and then only as approved by Landlord in accordance with building standards). If Tenant violates the foregoing, Landlord may remove the violation without liability and may charge all costs and expenses incurred in so doing to Tenant.

E.	Tenant shall not throw or permit to be thrown anything out of windows or doors or down passages or elsewhere in the Building, or bring or keep any pets therein, or commit or make any indecent or improper acts or noises. In addition, Tenant shall not do or permit anything which will obstruct, injure or interfere with other tenants or those having business with them.

F.	Unless expressly permitted by the Landlord in writing:

(1)	No locks or similar devices shall be attached to any door or window which are not on the master key system maintained by the Landlord. If more than two keys for one lock are desired by the Tenant, the Landlord may provide the same upon payment by the Tenant, or the Tenant may have additional keys made so long as it uses the Landlord’s designated locksmith. Upon termination of this lease or of the Tenant’s possession, the Lessee shall surrender all keys to tie Premises and shall explain to the Landlord all combination locks on safes, cabinets and vaults.

(2)	In order to insure proper use and care of the Premises Tenant shall not install any shades, blinds, or awnings or any interior window treatment without consent of Landlord. Blinds must be building standard.

(3)	All doors to the Premises are to be kept closed at all times except when in actual use for entrance to or exit from such Premises. The Tenant shall be responsible for the locking of doors to the Premises. Any damage or loss resulting from violation of this rule shall be paid for by the Tenant.

(4)	All equipment of any electrical or mechanical nature shall be placed in settings which absorb and prevent any vibration, noise or annoyance.

G.	Landlord shall designate the time when and the method whereby freight, small office equipment, furniture, safes and other like articles may be brought into, moved or removed through any common lobbies or loading docks shared with other tenants of the Building.

H.	In order to insure proper use and care of the Premises, Tenant shall not allow anyone other than Landlord’s employees or contractors to clean the Premises without Landlord’s permission, which shall not be unreasonably withheld or delayed.

I.	The Premises shall not be defaced in any way. No material changes in the HVAC, electrical or plumbing systems or other appurtenances of said Premises shall be made without the prior approval of Landlord and in accordance with Landlord’s construction rules and regulations, except in accordance with the Lease.

J.	For the general welfare of all tenants and the security of the Building, Landlord may require all persons entering and/or leaving the Building through common entries and/or lobbies shared with other tenants on weekends and holidays and between the hours of 6:00 p.m. and 8:00 a.m. to register with the Building attendant or custodian by signing his name and writing his destination in the Building, and the time of entry and actual or anticipated departure, or other procedures deemed necessary by Lessor. Landlord may deny entry during such hours to any person who fails to provide satisfactory identification.

K.	No animals (other than those used for research purposes), birds, pets, and no bicycles or vehicles of any kind shall be brought into or kept in or about said Premises or the lobby or halls of the Building. Tenant shall not cause or permit any unusual or objectionable odors, noises or vibrations to be produced upon or emanate from said Premises.

L.	Unless specifically authorized by Landlord, employees or agents of Landlord shall not perform for nor be asked by Tenant to perform work other than their regularly assigned duties.

M.	Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as an office and research and development building and, upon written notice from Landlord, Tenant shall promptly discontinue such advertising.

N.	Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same from occurring.

O.	All parking, Building operation, or construction rules and regulations which may be established from time to time by Landlord on a uniform basis shall be obeyed.

P.	Intentionally omitted.

Q.	Intentionally omitted.

R.	Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgment of Landlord, may from time to time be needful for the safety, appearance, care and cleanliness of the Building and for the preservation of good order therein. Landlord shall not be responsible to Tenant for any violation of rules and regulations by other tenants except that Landlord shall use good faith efforts to uniformly enforce such rules and regulations.

S.	The access road and loading areas, parking areas, sidewalks, entrances, lobbies, halls, walkways, elevators, stairways and other common area provided by Landlord shall not be obstructed by Tenant, or used for other purpose than for ingress and egress.

T.	In order to insure proper use and care of the Premises Tenant shall not install any call boxes or communications systems or wiring of any kind (except within the Premises and within those lobby or service areas which it solely controls) without Landlord’s permission and direction.

U.	In order to insure proper use and care of the Premises Tenant shall not prepare or dispense for sales any foods or beverages, tobacco, flowers, or other commodities or articles, except vending machines for the benefit of employees and invitees of Tenant, without the written consent of Landlord.

V.	In order to insure use and care of the Premises, except with respect to any building occupied entirely by the Tenant, Tenant shall not enter any janitors’ closets, mechanical or electrical areas, telephone closets, loading areas, roof or Building storage areas without the written consent of Landlord, which shall not be unreasonably withheld.

W.	In order to insure proper use and care of the Premises Tenant shall not place door mats in public corridors without consent of Landlord.

Notwithstanding anything to the contrary contained herein. Landlord acknowledges that Tenant maintains animal care facilities on the Premises as part of its operations, and the presence of animals utilized in the operations of Tenant shall not constitute a violation of the Lease or the aforesaid regulations; provided, however, Tenant shall at all times comply with all applicable local, state and federal codes, regulations and laws relating to such facilities.

EXHIBIT F

45 and 75 Sidney Street

Standard Tenant System Allocations and Capacities

F-1

EXHIBIT F

Standard Tenant System Allocations and Capacities

For any system, Tenant to be allocated no less than its proportionate share of allowable capacities, based upon area occupied.

Floor Loading:	150 lbs per square foot at first level 100 lbs per square foot at upper levels
HVAC Capacities
Design Standards:	72°F in occupied space at outside air of 0°F. 78°F with maximum Rh of 50% at outside air of 91°F wet bulb and 73°F dry bulb.

Available Ventilation:
Fresh Air Supply: Office Standard: Total Available:	20 CFM/person assuming 150 sq.ft/person. 186,000 cfm total for 45/75 Building from upgraded AHUs, equal to 18,600 cfm per floor or 0.7 cfm/sq.ft.
AHU Fan Capacity:	372,000 cfm total for 45/75 Building from upgraded AHUs, equal to 37,200 cfm per floor or 1.4 cfm/sq.ft.

Cooling Capacity:
Office Space: Lab Space:	Based on 1.5 watts/sq.ft lighting, 3.0 watts/sq.ft equipment Based on 1.5 watts/sq.ft lighting, 10 watts/sq.ft. equipment

Heating Capacity:	Based on 12.0 BTUH/sq.ft. for office and lab

Laboratory Exhaust:	Maximum lab exhaust is 190,000 cfm for the Building, or 19,000 cfm per floor.

Electrical Capacities:
Office space: Lab space: Additional capacity:

7.5 watts/sq.ft. for lighting, receptacles, equipment

12.5 watts/sq.ft. lighting, receptacles, equipment

2.5 watts/sq.ft. available at transformer for additional special equipment, distributed at Tenant expense.

Gas:	Available at Landlord-installed manifold located on building near loading docks - metering and distribution at Tenant expense

Water/Sewer:	Domestic wet stacks, including 1&1/2” cold water, 2” vent and 4” sanitary waste, available at three locations per floor.

Laboratory use to be independently metered or submetered and protected by backflow preventors.

First floor areas with slab depressions to be allocated for tenant-supplied laboratory waste systems.

Regulated Substances:	Tenant to be allocated no less that its proportionate share of maximum allowable per-building quantities for storage of any flammable or otherwise regulated substances.

EXHIBIT G

Measurement Method

G-1

EXHIBIT G

45/75 Sidney Street

Standard Area Measurement Method

The following Measurement Method shall be used to determine the Rentable Area of the Premises. It is based generally upon the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996 (the “BOMA Standard”).

Gross Measured Area

Gross Measured Area of the Building includes all of the building area as measured to the inside surface of the perimeter glazing (the “Glazing Line”), except at walls where no glazing exists, in which case it shall be measured to the finished surface of the wall. There shall be no deductions for shafts or lobby openings. Rooftop mechanical penthouses shall be included to the extent they are fully enclosed and weathertight.

Floor Basic Rentable Area

The Floor Basic Rentable Area includes Gross Measured Area of each floor less Major Vertical Penetrations. For the purposes set forth herein, Major Vertical Penetrations include:

1.	Elevator shafts and their enclosing walls, including the base of the shaft,

2.	Stairwells and their enclosing walls, including the base of the shaft,

3.	Ventilation shafts serving base building HVAC functions,

4.	The second floor opening for the two story lobby overlook at the front doors to the buildings.

Major Vertical Penetrations shall not include structural columns, openings for electrical or telephone cables, or openings for plumbing lines, nor shall they include vertical shafts provided or reserved for additional ventilation associated with laboratory requirements, or other specialized tenant ventilation or exhaust requirements as such openings specifically benefit the tenants of the building. Any floor openings for additional stairways, multistory lobbies or similar features provided at Tenant request shall also not be treated as a Major Vertical Penetration.

Floor Common Areas

Floor Common Areas shall include service areas on any given floor which are available primarily to the tenants of that floor, including restrooms, electrical rooms, mechanical rooms, telephone rooms, janitor/storage rooms, elevator lobbies serving multiple tenants on other than on the first floor, and public corridors serving multiple tenants on a given floor. Floor Common Areas are included within the Basic Rentable Area of any given floor.

Building Common Areas

Building Common Areas are those areas of the Building, whether located on the first floor or above, and whether located in one building envelope or another (45/75 Sidney Street) that provide services to tenants throughout the Building. Building Common Areas would include, but shall not be limited to, first floor lobbies, concierge/security desks, first floor corridors which constitute egressways or serve other Building Common Areas, vending rooms, mail rooms, enclosed loading docks, electrical transformer and switchgear rooms, fire control rooms, mechanical rooms housing equipment serving the Building as a whole, storage rooms, and other maintenance rooms.

Floor Rentable Area

The Rentable Area of each floor shall be the Floor Basic Rentable Area, less the area of the Building Common Areas that are actually located on that floor (as calculated, the “Net Rentable Floor Area”), plus that floor’s pro-rata allocation of the Building Common Areas, calculated using the same percentage as that floor’s Net Rentable Floor Area bears to the sum of all Net Rentable Floor Areas in the Building.

Building Rentable Area

The Building Rentable Area shall be the sum of the Floor Rentable Areas, which shall also be equal to the sum of the Floor Basic Rentable Areas.

Useable Areas

Useable Areas are those areas directly apportioned to tenants for their use, and do not include either Building Common Areas or, on multi-tenant floors, Floor Common Areas. On a multi-tenant floor, Useable Area is measured from the Glazing Line to the interior (common) side of the corridor walls, and to the centerline of demising walls separating two tenants. On a single tenant floor, Useable Area is equal to the Floor Basic Rentable Area, since the entire floor is dedicated to that tenant’s sole and exclusive use.

R/U Ratio

The R/U Ratio shall be the conversion factor that, when applied to a given Useable Area, gives the Rentable Area applicable to that Useable Area. The R/U Ratio for any given floor shall be calculated by dividing its Floor Rentable Area by the Useable Area available on that floor, taking into account its particular characteristics.

EXHIBIT B

SUBLEASED PREMISES

B-075ARC5

ANALYTICAL LAB
EQUIPMENT
MECHANICAL ROOM
KITCHEN
VENDING MACHINES
COPY/FAX
CHEMICAL WASTE STOR.
SYNTHETIC CHEMICAL LAB
REFRIGERATOR/FREEZER ROOM
CHEMISTRY LAB A
CHEMISTRY LAB B
CHEMISTRY LAB C

75 Sidney Street

Millennium Pharmaceuticals, Inc.

5th floor 2003

B-075ARC4

ONCOLOGY
COMPUTER ROOM
COLD ROOM
MECHANICAL ROOM
STAIRS
ELEV.
TELECOM
ELEC.
COPY/FAX
KITCHEN
BREAK ROOM
EXAM ROOM
HEALTH SERVICES
EQUIPMENT ROOM
INSTRUMENT ROOM
MICROSCOPE ROOM
DARK ROOM
ONCOLOGY SIGNAL TRANSDUCTION
CANCER BIOLOGY & GENETICS
TISSUE CULTURE
BALCONY

Millennium Pharmaceuticals, Inc.

75 Sidney Street

4th floor

2003

EXHIBIT C

OUTLINE SPECIFICATION – SUBLANDLORD WORK

Exhibit C: 75 Demising Project

Architectural demising comprises the following:

1st Floor – Installation of new security control access gate/turnstiles at entrance lobby, in lieu of existing double entry glass/wood door. Reception desk and lobby finishes, existing to remain.

2nd Floor – Erection of new glass/wood framed demising wall on either side of elevators which will eliminate direct access onto floor. Access to labs/offices on this floor via card read doors. VCT flooring & GWB ceiling to remain.

3rd Floor – Erection of new GWB demising wall on either side of elevators, creating an enclosed elevator lobby which allows for access to the labs/offices on the floor via card read doors. VCT flooring & GWB ceiling to remain. Painted GWB walls.

MEP demising comprises the following:

•	Installation of a new RO system for dedicated service to the 4th & 5th floor space. System to be installed in the 75 SS penthouse.

•	Dedicated compressed air/ VAC system for the service of the 4th & 5th floor space. This system is located in the 75 SS penthouse.

•	Dedicated PH system for the service of the 4th & 5th floor. This system is located in the PH room on the 1st floor of 75 SS. MWRA permitting to be the responsibility of the tenant.

•	Natural gas turrets on existing lab bench only.

•	No N2 service provided to the 4th & 5th floors at 75 SS. Tenant’s responsibility.

•	No CO2 service provided to the 4th & 5th floors at 75 SS. Tenant’s responsibility.

•	NO High pressure steam

MPI reserves the right to amend the aforementioned scope with out prior notice to the tenant when the need is mandated. MPI will notify the tenant prior to any changes only when it affects the terms of the sub lease.

EXHIBIT D

OUTLINE SPECIFICATION – SUBTENANT WORK

GenPath Pharmaceuticals

75 Sidney Street, 4th and 5th Floor Renovations

Project Description

The scope of the project involves altering a portion of the existing laboratory and office space to accommodate GenPath’s new layout. Approximately 14,000 square feet will be renovated out of the approximate total existing area of 54,000 square feet. This will include a new 7,500 S.F. animal care facility. Existing base building mechanical, electrical, plumbing, and fire protection systems will be utilized. A new 60 bHP steam boiler will be installed to supply steam to the lab equipment. A new standby air handling unit and air cooled condensing unit will also be installed to provide backup HVAC for the animal care facility.

Plans: Permit set dated June 21, 2004 by the Stubbins Associates for Genpath Renovations at 75 Sidney Street, Cambridge, MA

EXHIBIT E

GLASS WASH EQUIPMENT

Autoclave

•	STERILIZING SYSTEM Brand

•	Model 1799

•	Serial Number 37378-F

Quick Dry Glassware Dryer

•	Forma Scientific Brand

•	Model number 6097

•	Serial Number 21183-525

Autoclave

•	Betterbuilt Brand

•	Model 3000

•	Serial number 34043

EXHIBIT F

FURNITURE AND NON PLUG-IN EQUIPMENT

B-075ARC5

ANALYTICAL LAB
CHEMISTRY LAB A
CHEMISTRY LAB B
CHEMISTRY LAB C
MECHANICAL ROOM
KITCHEN
VENDING MACHINES
CHEMICAL WASTE STOR.
SYNTHETIC CHEMICAL LAB
REFRIGERATOR/FREEZER ROOM
CHEMISTRY GLASS WASH
GLASS WASH
STAIRS
WOMEN
MEN
ELEV.
EQUIPMENT
LAB
DARK ROOM
COPY/FAX
TO 65 SIDNEY

75 Sidney Street

Millennium Pharmaceuticals, Inc.

5th floor 2003

B-075ARC4

ONCOLOGY
COMPUTER ROOM
MECHANICAL ROOM
STAIRS
ELEV.
COPY/FAX
KITCHEN
ONCOLOGY SIGNAL TRANSDUCTION
CANCER BIOLOGY & GENETICS
TISSUE CULTURE
BALCONY
TELECOM
WOMEN
MEN
COLD ROOM
HOT LAB
EQUIPMENT ROOM
MICROSCOPE ROOM
DARK ROOM
EXAM ROOM
HEALTH SERVICES

75 Sidney Street

Millennium Pharmaceuticals, Inc.

4th floor 2003

EXHIBIT G

LANDLORD CONSENT TO SUBLEASE

CONSENT

The undersigned FC 45/75 Sidney, Inc. as “Landlord” under that certain Lease dated November 17, 1997 (the “Lease”), by and between Landlord and Millennium Pharmaceuticals, Inc. (“Tenant”) with respect to certain premises at 45 and 75 Sidney Street in Cambridge, Massachusetts (as more particularly described in the Lease, the “Premises”), hereby consents to that certain Sublease (the “Sublease”) by and between Tenant and GenPath Pharmaceuticals, Inc. (“Subtenant”) of a portion of the Premises at 75 Sidney Street in Cambridge, Massachusetts (as more particularly described in the Sublease, the “Sublet Premises”), a copy of which Sublease is attached hereto as Exhibit A. The foregoing consent is given upon and subject to the following terms and agreements between Subtenant and Landlord:

1.	Subtenant shall send a copy of any notice sent by Subtenant pursuant to the Sublease to Landlord in conformance with the requirements, and to the address provided in, the Lease.

2.	Landlord shall send to Subtenant, in conformance with the requirements of, and to the address provided in, the Sublease, a copy of any notice sent pursuant to the Lease with regard to Tenant’s failure to perform any of its obligations under the Lease or any other act or omission of Tenant which, after notice and failure to cure as set forth in the Lease, could be or become an “Event of Default” as defined in the Lease and shall afford Subtenant the same opportunity to cure such Event of Default concurrent with the cure right that Sublandlord has under Section 9.7 of the Prime Lease.

3.	Subtenant shall have no right, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, to further sublet the Sublet Premises or any portion thereof or to assign said Sublease other than a “Permitted Transfer” by Subtenant as defined in Section 6.8 of the Lease.

4.	Subtenant shall name Landlord and any other parties reasonably requested by Landlord as an additional insured party under any liability policy which Subtenant is required to maintain pursuant to the Sublease and, prior to taking possession of the Sublet Premises, Subtenant shall deliver to Landlord a certificate of such insurance.

5.	Landlord agrees to obtain waivers of subrogation from its insurance companies for the benefit of Subtenant to the extent that Landlord is required to obtain waivers of subrogation from its insurance companies for the benefit of Tenant under the Lease.

6.	Landlord hereby consents to Subtenant’s Work as defined in the Sublease (and hereby approves Subtenant’s plans and specifications therefor), and to Subtenant’s use of a portion of the Sublet Premises for an animal control facility substantially as shown on said plans and specifications. Landlord hereby agrees that said animal control facility may remain and that neither Tenant nor Subtenant shall have any obligation to remove the same at the expiration or earlier termination of the Sublease or the Lease.

7.	Subtenant hereby agrees that any and all future alterations, additions and improvements in or to the Sublet Premises shall be subject to Landlord’s prior written consent as and to the extent required under the Lease. Landlord agrees to notify Subtenant, at the time Subtenant requests Landlord’s consent to any such future alterations, additions or improvements, as to whether or not Subtenant shall be obligated to remove all or any portion of such alterations, additions or improvements upon the expiration or earlier termination of the Sublease.

8.	The Sublease may only be changed or terminated by a written agreement signed by Sublandlord and Subtenant, and consented to by Prime Landlord, such consent not to be unreasonably withheld, conditioned or delayed.

9.	Nothing herein contained shall:

a.	Be deemed to diminish or relieve Tenant of its primary responsibility as the tenant under the Lease;

b.	Be deemed in any way to limit, restrict or diminish Landlord’s rights under the Lease;

c.	Extend, or otherwise increase, Landlord’s obligations under the Lease; or

d.	Extend the term of the Lease.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Without limiting the foregoing, in the event that the Lease is terminated for any reason, Subtenant shall have no further right to occupy the Sublet Premises. Anything to the contrary to the provisions of this Consent which is contained in the Sublease shall be null and void and of no force or effect so far as it relates to the rights and obligations of Landlord.

LANDLORD: FC 45/75 SIDNEY, INC.

Dated:	Aug 9, 2004	By:	/s/ Michael Farley
Name: Michael Farley Title: Vice President

SUBTENANT: GENPATH PHARMACEUTICALS, INC.

Dated:	July 28, 2004	By:	/s/ Peter Courossi
Name: Peter Courossi Title: Chief Financial Officer

Consent to Genpath Sublease